                                                                   EXHIBIT 10.13

================================================================================

                                CREDIT AGREEMENT

                                      among

                           MOORE HOLDINGS U.S.A. INC.,
                                as the BORROWER,

                           MOORE CORPORATION LIMITED,
                                 as a GUARANTOR,

                                VARIOUS LENDERS,

                                  BANK ONE, NA,
                               FLEET NATIONAL BANK
                                       and
                            THE BANK OF NOVA SCOTIA,

                           as CO-DOCUMENTATION AGENTS,

                          CITICORP NORTH AMERICA, INC.,
                            as ADMINISTRATIVE AGENT,

                                       and

                         DEUTSCHE BANK SECURITIES INC.,
                              as SYNDICATION AGENT

                  --------------------------------------------

                           Dated as of March 14, 2003

                  --------------------------------------------

                          DEUTSCHE BANK SECURITIES INC.
                         AND SALOMON SMITH BARNEY INC.,
                            as JOINT LEAD ARRANGERS,

                                       and

                         DEUTSCHE BANK SECURITIES INC.,
                          SALOMON SMITH BARNEY INC. AND
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                         as JOINT BOOK RUNNING MANAGERS

================================================================================

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                                TABLE OF CONTENTS

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SECTION 1. Amount and Terms of Credit..................................................................             1

         1.01 The Commitments..........................................................................             1
         1.02 Minimum Amount of Each Borrowing.........................................................             4
         1.03 Notice of Borrowing......................................................................             4
         1.04 Disbursement of Funds....................................................................             5
         1.05 Notes....................................................................................             6
         1.06 Conversions..............................................................................             7
         1.07 Pro Rata Borrowings......................................................................             8
         1.08 Interest.................................................................................             8
         1.09 Interest Periods.........................................................................             9
         1.10 Increased Costs, Illegality, etc.........................................................            11
         1.11 Compensation.............................................................................            13
         1.12 Change of Lending Office.................................................................            13
         1.13 Replacement of Lenders...................................................................            14
         1.14 Escrow Arrangements......................................................................            16

SECTION 2. Letters of Credit...........................................................................            16

         2.01 Letters of Credit........................................................................            16
         2.02 Minimum Stated Amount....................................................................            18
         2.03 Letter of Credit Requests................................................................            18
         2.04 Letter of Credit Participations..........................................................            18
         2.05 Agreement to Repay Letter of Credit Drawings.............................................            21
         2.06 Increased Costs..........................................................................            22

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.......................................            23

         3.01 Fees.....................................................................................            23
         3.02 Voluntary Termination of Unutilized Revolving Loan Commitments...........................            24
         3.03 Mandatory Reduction of Commitments.......................................................            25

SECTION 4. Prepayments; Payments; Taxes................................................................            26

         4.01 Voluntary Prepayments....................................................................            26
         4.02 Mandatory Repayments and Cash Collateralizations.........................................            27
         4.03 Method and Place of Payment..............................................................            32
         4.04 Net Payments; Taxes......................................................................            33

SECTION 5. Conditions Precedent........................................................................            35

         5.01 Conditions Precedent to the Escrow Deposit Date..........................................            35
         5.02 Conditions Precedent to Credit Events on the Escrow Release Date.........................            38

SECTION 6A. Special Condition Precedent to Incurrence of Revolving Loans and Swingline Loans...........            52
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                          Table of Contents (continued)

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                6A.01 Limitation on Cash on Hand.......................................................            52

SECTION 6B. Conditions Precedent to All Credit Events and the Deposit of Funds in the Escrow Account...            53

              6B.01 No Default; Representations and Warranties.........................................            53
              6B.02 Notice of Borrowing; Letter of Credit Request......................................            53

SECTION 7. Representations and Warranties..............................................................            54

         7.01 Company Status...........................................................................            54
         7.02 Company Power and Authority..............................................................            54
         7.03 No Violation.............................................................................            55
         7.04 Governmental Approvals...................................................................            55
         7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.....            55
         7.06 Litigation...............................................................................            57
         7.07 True and Complete Disclosure.............................................................            57
         7.08 Use of Proceeds; Margin Regulations......................................................            57
         7.09 Tax Returns and Payments.................................................................            58
         7.10 Compliance with ERISA....................................................................            59
         7.11 Security Interests.......................................................................            60
         7.12 Representations and Warranties in Documents..............................................            60
         7.13 Properties...............................................................................            61
         7.14 Capitalization...........................................................................            61
         7.15 Subsidiaries.............................................................................            62
         7.16 Compliance with Statutes, etc............................................................            62
         7.17 Investment Company Act...................................................................            62
         7.18 Public Utility Holding Company Act.......................................................            63
         7.19 Environmental Matters....................................................................            63
         7.20 Labor Relations..........................................................................            63
         7.21 Patents, Licenses, Franchises and Formulas...............................................            64
         7.22 Existing Indebtedness....................................................................            64
         7.23 Transaction..............................................................................            65
         7.24 Insurance................................................................................            65
         7.25 Legal Names; Type of Organization (and Whether a Registered Organization);
              Jurisdiction of Organization; etc........................................................            65
         7.26 Special Purpose Companies................................................................            66
         7.27 Existing Liens...........................................................................            66
         7.28 Existing Investments.....................................................................            66
         7.29 Indebtedness to be Refinanced............................................................            66

SECTION 8. Affirmative Covenants.......................................................................            67

         8.01 Information Covenants....................................................................            67
         8.02 Books, Records and Inspections...........................................................            70
         8.03 Maintenance of Property; Insurance.......................................................            71
         8.04 Corporate Franchises.....................................................................            71
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         8.05  Compliance with Statutes, etc..........................................................            72
         8.06  Compliance with Environmental Laws.....................................................            72
         8.07  ERISA..................................................................................            73
         8.08  End of Fiscal Years; Fiscal Quarters...................................................            74
         8.09  Performance of Obligations.............................................................            74
         8.10  Payment of Taxes.......................................................................            74
         8.11  Additional Security; Additional Guarantees; Actions with Respect to
               Non-Guarantor Subsidiaries; Further Assurances.........................................            75
         8.12  Ownership of Subsidiaries..............................................................            80
         8.13  Permitted Acquisitions.................................................................            81
         8.14  Maintenance of Company Separateness....................................................            83
         8.15  Foreign Subsidiaries Security and Guaranties...........................................            84
         8.16  Margin Stock...........................................................................            85
         8.17  Use of Proceeds........................................................................            86
         8.18  Conduct of Business....................................................................            86
         8.19  Ratings................................................................................            88
         8.20  Covenants During the Escrow Period.....................................................            88

SECTION 9. Negative Covenants.........................................................................            88

         9.01  Liens..................................................................................            88
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.................................            92
         9.03  Dividends..............................................................................            97
         9.04  Indebtedness...........................................................................            98
         9.05  Investments; etc.......................................................................           100
         9.06  Transactions with Affiliates and Unrestricted Subsidiaries.............................           104
         9.07  Capital Expenditures...................................................................           105
         9.08  Consolidated Interest Coverage Ratio...................................................           107
         9.09  Maximum Leverage Ratio.................................................................           107
         9.10  Limitation on Modifications of and Payments on Indebtedness and Preferred Stock;
               Modifications of Certificate of Incorporation, By-Laws and Certain
               Other Agreements.......................................................................           108
         9.11  Limitation on Creation or Acquisition of Subsidiaries and Unrestricted Subsidiaries....           109
         9.12  Limitation on Issuance of Capital Stock................................................           110
         9.13  Business...............................................................................           111
         9.14  Limitation on Certain Restrictions on Subsidiaries.....................................           111
         9.15  Limitation on Intercompany Receivables Subsidiaries and Intercompany
               Receivables Facilities.................................................................           112
         9.16  Change of Legal Names; Type of Organization (and Whether a Registered
               Organization); Jurisdiction of Organization; etc.......................................           112
         9.17  Senior Unsecured Note Documents........................................................           113

SECTION 10. Events of Default.........................................................................           113

         10.01 Payments...............................................................................           113
         10.02 Representations, etc...................................................................           113
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                                     (iii)
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                          Table of Contents (continued)

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         10.03 Covenants..............................................................................          113
         10.04 Default Under Other Agreements.........................................................          113
         10.05 Bankruptcy, etc........................................................................          114
         10.06 ERISA..................................................................................          114
         10.07 Security Documents.....................................................................          115
         10.08 Guarantees.............................................................................          115
         10.09 Judgments..............................................................................          115
         10.10 Escrow Agreement Event of Default......................................................          116
         10.11 Mandatorily Convertible Preferred Stock................................................          116
         10.12 Change of Control......................................................................          116

SECTION 11. Definitions and Accounting Terms..........................................................          117

         11.01  Defined Terms.........................................................................          117

SECTION 12. The Agents................................................................................          163

         12.01 Appointment............................................................................          163
         12.02 Nature of Duties.......................................................................          163
         12.03 Lack of Reliance on the Agents.........................................................          164
         12.04 Certain Rights of the Agents...........................................................          164
         12.05 Reliance...............................................................................          164
         12.06 Indemnification........................................................................          165
         12.07 The Agents in their Individual Capacity................................................          165
         12.08 Holders................................................................................          165
         12.09 Resignation............................................................................          165
         12.10 Collateral Matters.....................................................................          167
         12.11 Delivery of Information................................................................          168
         12.12 The Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers
               and Joint Book Running Managers........................................................          168
         12.13 Appointment of Quebec Security Agent...................................................          169

SECTION 13. Miscellaneous.............................................................................          169

         13.01 Payment of Expenses, etc...............................................................          169
         13.02 Right of Setoff........................................................................          171
         13.03 Notices................................................................................          171
         13.04 Benefit of Agreement; Assignments; Participations......................................          171
         13.05 No Waiver Remedies Cumulative..........................................................          174
         13.06 Payments Pro Rata......................................................................          174
         13.07 Calculations; Computations.............................................................          175
         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.................          176
         13.09 Counterparts...........................................................................          177
         13.10 Effectiveness..........................................................................          178
         13.11 Headings Descriptive...................................................................          178
         13.12 Amendment or Waiver; etc...............................................................          178
         13.13 Survival...............................................................................          180
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                          Table of Contents (continued)

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         13.14 Domicile of Loans.......................................................................           181
         13.15 Confidentiality.........................................................................           181
         13.16 Register................................................................................           182
         13.17 Special Provisions Regarding Pledges of Equity Interests in, and
               Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions..............           182
         13.18 Limitation on Additional Amounts, etc...................................................           184
         13.19 Website Provisions......................................................................           184
         13.20 Dissolving Entities.....................................................................           185

SECTION 14. Canadian Parent Guaranty...................................................................           185

         14.01 The Canadian Parent Guaranty............................................................           185
         14.02 Bankruptcy..............................................................................           186
         14.03 Nature of Liability.....................................................................           187
         14.04 Independent Obligation..................................................................           187
         14.05 Authorization...........................................................................           187
         14.06 Reliance................................................................................           188
         14.07 Subordination...........................................................................           188
         14.08 Waiver..................................................................................           189
         14.09 Enforcement.............................................................................           190
         14.10 Judgment Currency.......................................................................           190
         14.11 Criminal Rate of Interest...............................................................           190
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                                      (v)
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                          Table of Contents (continued)

SCHEDULE I        Commitments
SCHEDULE II       Lender Addresses
SCHEDULE III      Existing Indebtedness
SCHEDULE IV Non-U.S./Canadian Subsidiaries Executing a Subsidiaries Guaranty on the Escrow Release Date
SCHEDULE V Foreign Pledge Agreements and Canadian Security Agreements Executed and Delivered on the Escrow Release Date
SCHEDULE VI       Real Property
SCHEDULE VII      ERISA
SCHEDULE VIII     Subsidiaries
SCHEDULE IX       Insurance
SCHEDULE X Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc.
SCHEDULE XI       Existing Liens
SCHEDULE XII      Existing Investments
SCHEDULE XIII     Indebtedness to be Refinanced
SCHEDULE XIV      Existing Letters of Credit
SCHEDULE XV       Tax Matters

EXHIBIT A-1       Notice of Borrowing
EXHIBIT A-2       Notice of Conversion/Continuation
EXHIBIT B-1       B Term Note
EXHIBIT B-2       Revolving Note
EXHIBIT B-3       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D         Section 4.04(b)(ii) Certificate
EXHIBIT E-1       Opinion of Sullivan & Cromwell LLP, Special U.S. Counsel to
                  the Credit Agreement Parties (Escrow Deposit Date)
EXHIBIT E-2       Opinion of Osler, Hoskin & Harcourt LLP, Special Canadian
                  Counsel to the Credit Agreement Parties (Escrow Deposit Date)
EXHIBIT F         Escrow Agreement
EXHIBIT G         Officers' Certificate
EXHIBIT H         Solvency Certificate
EXHIBIT I         U.S. Subsidiaries Guaranty
EXHIBIT J         U.S. Pledge Agreement
EXHIBIT K         U.S. Security Agreement
EXHIBIT L         Intercompany Subordination Agreement
EXHIBIT M         Compliance Certificate
EXHIBIT N         Assignment and Assumption Agreement
EXHIBIT O         Joinder Agreement


                                      (vi)

            CREDIT AGREEMENT, dated as of March 14, 2003, among MOORE HOLDINGS U.S.A. INC., a Delaware corporation and a Wholly-Owned Subsidiary of the Canadian Parent (as defined below) (the "Borrower"), MOORE CORPORATION LIMITED, a corporation incorporated under the Canada Business Corporations Act (the "Canadian Parent"), the Lenders from time to time party hereto, BANK ONE, NA, FLEET NATIONAL BANK and THE BANK OF NOVA SCOTIA, as Co-Documentation Agents, CITICORP NORTH AMERICA, INC., as Administrative Agent, and DEUTSCHE BANK SECURITIES INC., as Syndication Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein (including Section 1.14), each Lender with a B Term Loan Commitment severally agrees that it shall be deemed to have made, on the Escrow Release Date (if same occurs before the Deadline as set forth in the Escrow Agreement), a term loan or term loans (each a "B Term Loan" and, collectively, the "B Term Loans") to the Borrower in an amount equal to such B Term Loan Lender's B Term Loan Percentage of the aggregate amount of funds deposited in the Escrow Account on the Escrow Deposit Date as contemplated by
Section 1.14, which B Term Loans (i) shall be incurred by the Borrower pursuant to a single incurrence on the Escrow Release Date for the purposes described in
Section 7.08(a), (ii) shall be denominated in U.S. Dollars, (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Agents otherwise agree in their respective sole discretion or the Agents have determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (x) prior to the third Business Day after the Escrow Deposit Date, B Term Loans may only be incurred and maintained as Base Rate Loans and (y) thereafter, and until the 90th day after the Escrow Deposit Date, B Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans, so long as all such outstanding Eurodollar Loans, together with all outstanding Revolving Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day and (iv) shall not exceed for any Lender, that amount which equals the B Term Loan Commitment of such Lender as in effect on the Escrow Release Date. Notwithstanding anything to the contrary contained above, if the Borrower has selected a one month Interest Period for the determination of interest pursuant to Section 7 of the

Escrow Agreement which Interest Period, in accordance with its terms, will expire after the Initial Borrowing Date, then all B Term Loans incurred on the Initial Borrowing Date shall be Eurodollar Loans with an Interest Period which terminates on the last day of the Interest Period so selected, and then in existence, pursuant to the Escrow Agreement until the termination thereof (with the applicable Eurodollar Rate as determined for such Interest Period for purposes of the Escrow Agreement to continue to be applicable until the end of such Interest Period, while the pricing shall otherwise be determined in accordance with the relevant requirements of this Agreement). Once repaid, B Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans"), to the Borrower, which Revolving Loans (i) shall be denominated in U.S. Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) unless the Agents otherwise agree in their respective sole discretion or the Agents have determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), (x) prior to the third Business Day after the Escrow Deposit Date, Revolving Loans may only be incurred and maintained as Base Rate Loans and (y) thereafter, and until the 90th day after the Escrow Deposit Date, Revolving Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans, so long as all such Eurodollar Loans, together with all outstanding B Term Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof would cause the Individual RL Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time.

            (c) Subject to and upon the terms and conditions herein set forth, the Swingline Lender, in its individual capacity, agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be denominated in U.S. Dollars, (ii) shall be incurred and maintained as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time and (v) shall not exceed at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (I) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangement satisfactory to the Swingline Lender to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Defaulting Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' RL Percentage of the outstanding Swingline Loans and (II) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

            (d) On any Business Day on or after the Initial Borrowing Date, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section
10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10), and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or such RL Lender's Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or any other bankruptcy, reorganization, dissolution, insolvency, receivership, liquidation or similar law with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (without giving effect to any reductions thereto pursuant to the last paragraph of
Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount applicable thereto, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 40 Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Representative of the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before (x) 12:00 Noon (New York time), in the case of a Borrowing of Base Rate Loans and (y) 2:00 P.M. (New York time), in the case of a Borrowing of Eurodollar Loans, in each case on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of B Term Loans or Revolving Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Representative of the Borrower shall give the Swingline Lender not later than 3:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d) with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

            1.04 Disbursement of Funds. Not later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) (or, if later, one hour after the receipt of the related Notice of Borrowing) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 11:00 A.M. (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment under the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in U.S. Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office (or to the Swingline Lender in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Lenders prior to (x) 12:00 Noon (New York time) on such day in the case of any Loan (excluding Swingline Loans and Loans made pursuant to Mandatory Borrowings) and (y) 4:00 P.M. (New York time) on such day in the case of any Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower to pay immediately such corresponding amount to the Administrative Agent and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the

Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the Borrowing (as determined pursuant to Section 1.08, but without duplication of any interest paid or payable by the Borrower in respect of such Borrowing). Nothing in this Section
1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            1.05 Notes. (a) Subject to the provisions of Section 1.05(f), the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The B Term Note issued to each Lender with a B Term Loan Commitment or outstanding B Term Loans shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender or its registered permitted assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the B Term Loan deemed made by such Lender (in accordance with Section 1.01(a)) on the Initial Borrowing Date (or, in the case of any B Term Note issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding B Term Loans of such Lender at such time) and be payable in the outstanding principal amount of B Term Loans evidenced thereby, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Revolving Note issued to each Lender with a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender or its registered permitted assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

            (f) Notwithstanding anything to the contrary contained in this Agreement, Notes shall only be delivered to any Lender that at any time on or after the Initial Borrowing Date specifically requests the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least $1,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche, provided that (i) except as otherwise provided in Section 1.10(b) or unless the Borrower pays all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may not be converted into Eurodollar Loans if (x) a Specified Default or an Event of Default is in existence on the date of the proposed conversion, and if the Required Lenders have previously advised the Borrower that such conversions will not be permitted while such Specified Default or such Event of Default remains in existence or (y) the Obligations have become due and payable in whole or in part pursuant to the last paragraph of Section 10, (iii) unless the Agents otherwise agree in their sole discretion or the Agents have determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day following the Escrow Deposit Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii) and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time)
(x) at least three Business Days' prior notice in the case of a conversion into Eurodollar Loans and (y) at least one Business Day's prior written notice in the case of a conversion into Base Rate Loans (each, a "Notice of Conversion/Continuation") substantially in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Borrowings of B Term Loans and Revolving Loans (including Mandatory Borrowings) under this Agreement shall be incurred from the Lenders pro rata on the basis of their B Term Loan Commitments or RL Percentages, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            1.08 Interest. (a) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum that shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

            (b) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10, as applicable, at a rate per annum that shall, during each Interest Period applicable thereto, be equal to the sum of the

Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Revolving Loans which are maintained as Base Rate Loans) from time to time and
(y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Administrative Agent written notice thereof (or telephonic notice promptly confirming in writing), the interest period (each, an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii)), be (x) a one, two, three or six-month period or (y) in the case of Eurodollar Loans, to the extent available to all Lenders required to make Loans under the respective Tranche, a nine or twelve-month period; provided that:

            (i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest

      Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date of such Tranche;

            (vi) no Interest Period in respect of any Borrowing of B Term Loans shall be elected which extends beyond any date upon which a B Term Loan Scheduled Repayment will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such B Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such B Term Loans then outstanding less the aggregate amount of such required B Term Loan Scheduled Repayment;

            (vii) no Interest Period may be selected at any time if (x) a Specified Default or an Event of Default is in existence on the date of the proposed conversion and the Required Lenders have previously advised the Borrower that the selection of Interest Periods will not be permitted while such Specified Default or such Event of Default remains in existence or (y) the Obligations shall have been declared by the Administrative Agent to be due and payable in whole or in part pursuant to the last paragraph of Section 10;

            (viii) without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of the selection of any Interest Period, the Administrative Agent may act without liability upon the basis of telephonic notice of the selection of such Interest Period, believed by the Administrative Agent in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation; and

            (ix) in the circumstances described in the second sentence of
      Section 1.01(a), the initial Interest Period applicable to the B Term Loans incurred on the Initial Borrowing Date shall be determined in accordance with the second sentence of Section 1.01(a).

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the laws of the United States, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental directive or request (whether or not having force of law) or (z) impracticable as a result of an event occurring after the Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans that have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated immediately upon such cessation.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, (i) any unaffected Lender shall continue to be obligated to extend its portion of the respective Borrowing as Eurodollar Loans (unless the respective Borrowing is canceled or the affected Borrower elects to convert same into Base Rate Loans) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time after the Effective Date any Lender reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment or Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            1.11 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any prepayments or repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to
Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). A Lender's basis for requesting compensation pursuant to this Section 1.11 and a Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

            1.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender; provided that, for designations made after the

Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrower shall be obligated to pay the actual amount of increased costs that would have been payable had such designation not been made). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

            (b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section
2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

            1.13 Replacement of Lenders. If any Lender (x) becomes a Defaulting Lender, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 4.01 or 13.12(b), or (z) is owed increased costs under any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 in an amount in excess of those being generally charged by the other Lenders, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees (collectively, the "Replacement Lender"), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of the Borrower, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all of the Commitments and all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and in the case of the replacement of the Revolving Loan Commitment of such Replaced Lender, all participations in all then outstanding Letters of Credit by the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) in the case of the replacement of the Revolving Loan Commitment of such Replaced Lender an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings) that have been funded by (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) in the case of the replacement of any Revolving Loan Commitment, the respective Issuing Lender an amount equal to such Replaced Lender's L/C Participation Percentage (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender), of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to Letters of Credit issued by the Issuing Lender to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of the replacement of any Revolving Loan Commitment, the Swingline Lender an amount equal to such Replaced Lender's RL Percentage (determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Mandatory Borrowing (determined in accordance with Section 1.07), to the extent such amount was not theretofore funded by such Replaced Lender, without duplication; and

            (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

            Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note(s) executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of the replacement of any Revolving Loan Commitment pursuant to this Section 1.13, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement. Upon the replacement of a Replaced Lender pursuant to this Section 1.13, the Note(s) (or the Note(s) relating to the Tranches being replaced) of such Replaced Lender shall be deemed canceled, and such Replaced Lender shall use reasonable efforts to return such Note(s) to the Borrower or, if such Note(s) are lost or destroyed, such Replaced Lender shall, at the Borrower's request, (x) certify to the Borrower the loss or destruction of such Note(s) and (y) provide the Borrower with a customary lost note indemnification letter.

            1.14 Escrow Arrangements. In connection with the consummation of the Transaction, the Borrower has requested, notwithstanding anything to the contrary contained in this Agreement, that each B Term Loan Lender (who is a B Term Loan Lender on the Escrow Deposit Date described below) make available and, following the satisfaction of the conditions set forth in the immediately succeeding sentence, deposit, on any one date (the "Escrow Deposit Date") occurring on or after the Effective Date and prior to March 18, 2003, funds in an amount equal to its B Term Loan Commitment in the Escrow Account, which funds will be subject to the terms and conditions set forth in the Escrow Agreement. Each B Term Loan Lender's obligation to deposit such funds in the Escrow Account on the Escrow Deposit Date is subject to (i) the receipt by the Administrative Agent at least one Business Day (or such shorter period as is acceptable to the Administrative Agent) prior to the Escrow Deposit Date of a request from the Borrower to make such a deposit and (ii) the satisfaction of each of the conditions set forth in Section 5.01. Furthermore, (x) following the Escrow Deposit Date, no B Term Loan Lender shall be obligated to fund any additional amount under its B Term Loan Commitment (in each case, if the respective B Term Loan Lender was a B Term Loan Lender on the Escrow Deposit Date, so long as its deposit was in the amount required pursuant to the first sentence of this
Section 1.14) regardless of whether or not such B Term Loan Commitment has been terminated and (y) for the avoidance of doubt, it is agreed that any such deposit of funds referred to in this Section 1.14 shall not constitute a "B Term Loan" to the Borrower or a "Borrowing" by the Borrower in any respect, until such time as such funds are released and deemed to be a B Term Loan made on the Initial Borrowing Date.

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request an Issuing Lender, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day (or the 15th Business Day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the benefit of sellers of goods to the Borrower or any of its Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in U.S. Dollars.

            (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day (or the 15th Business Day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that such Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

            (ii) such Issuing Lender shall have received written notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

            (iii) a Lender Default exists with respect to any RL Lender, unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing such Lender's relevant RL Percentage of the Letter of Credit Outstandings.

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $75,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment then in effect, (ii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 360 days after such Trade Letter of Credit's date of issuance and (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 15 Business Days prior to the Revolving Loan Maturity Date.

            (d) Schedule XIV contains a description of all letters of credit issued by any RL Lender (who is a RL Lender on the Initial Borrowing Date) pursuant to the Existing Moore Credit Agreement and/or the Existing Wallace Credit Agreement and which are to remain outstanding on the Initial Borrowing Date (collectively, the "Existing Letters of Credit") and sets forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the stated amount, (iv) the name of the beneficiary and (v) the expiry date. Each such letter of credit, including any extension thereof, shall constitute a "Letter of Credit" under, as defined in, and for all purposes of, this Agreement and shall be deemed issued on the Initial Borrowing Date.

            2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than $10,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least 3 days' (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business
Day). Each notice shall be substantially in the form of Exhibit C (each, a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender determines that, or has received notice from the Administrative Agent or the Required Lenders before it issues a Letter of Credit that, one or more of the applicable conditions specified in
Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender (in its capacity under this Section 2.04, a

"Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to such Participant's RL Percentage. Upon any change in the Commitments or the respective RL Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender or of all Lenders, as the case may be. With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various Lenders calculated as provided above in this Section 2.04(a) are herein called the "L/C Participation Percentages" of the various Lenders in such Letters of Credit.

            (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

            (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Lender the amount of such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of such unreimbursed payment in U.S. Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the respective Issuing Lender, in U.S. Dollars, such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Issuing Lender its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant's relevant L/C Participation Percentage of any such payment.

            (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its relevant L/C Participation Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Each Issuing Lender shall, promptly after the issuance of, or amendment to, a Standby Letter of Credit, give the Administrative Agent and the Borrower written notice of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be. Upon receipt of such notice, the Administrative Agent shall promptly notify each Participant, in writing, of such issuance or amendment and in the event a Participant shall so request, the Administrative Agent shall furnish such Participant with a copy of such issuance or amendment.

            (f) Each Issuing Lender (other than the Swingline Lender) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

            (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default;

provided, that the Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Lender any resulting liability to the Participant.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment in U.S. Dollars to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the Borrower and such Issuing Lender), for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 4:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 4:00 P.M. (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time plus 2%, with interest to be payable on demand; provided, further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as Issuing Lender or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Lender any resulting liability to the Borrower.

            2.06 Increased Costs. If at any time after the Effective Date any Issuing Lender or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by any Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative

Agent), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent demonstrable error, be final, conclusive and binding on the Borrower.

            SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent in U.S. Dollars for distribution to each Non-Defaulting B Term Loan Lender a commitment commission (the "B Term Loan Commitment Commission") for the period from the Effective Date to but excluding the Escrow Deposit Date, computed at a rate per annum equal to 1/2 of 1% of the B Term Loan Commitment of such Non-Defaulting B Term Loan Lender as in effect from time to time. Accrued B Term Loan Commitment Commission shall be due and payable on the Escrow Deposit Date, provided that no B Term Loan Commitment Commission shall be payable pursuant to this Section 3.01(a) in the event that the Effective Date occurs on the same date as the Escrow Deposit Date.

            (b) The Borrower agrees to pay to the Administrative Agent in U.S. Dollars for distribution to each Non-Defaulting RL Lender a commitment commission (the "RL Commitment Commission") for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to 1/2 of 1% of the Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued RL Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (c) The Borrower agrees to pay to the Administrative Agent for pro rata distribution to each RL Lender (based on their respective L/C Participation Percentages as from time to time in effect in the various outstanding Letters of Credit) a fee in respect of each Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as "Letter of Credit Fees") for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated

Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500; it being agreed that if on the anniversary or the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the anniversary or the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (e) The Borrower agrees to pay to the respective Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the reasonable administrative charge (including reasonable expenses) which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

            (f) The Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

            3.02 Voluntary Termination of Unutilized Revolving Loan Commitments.
(a) Upon at least three Business Days' prior notice from an Authorized Representative of the Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions. Each reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02 shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each RL Lender (based on their respective RL Percentages).

            (b) In the event of certain refusals by a Lender as provided in
Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the

Borrower may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon three Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (other than amounts owing in respect of outstanding B Term Loans maintained by such Lender, if such B Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding B Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to the indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04,
13.01 and 13.06), which shall survive as to such repaid Lender.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the B Term Loan Commitment and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on August 31, 2003 unless the Escrow Release Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the earlier of (x) the Escrow Termination Date, (y) the Escrow Release Date (after giving effect to the deemed making of any B Term Loans on such date pursuant to Section 1.01(a)) and (z) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the earlier of (x) the Escrow Termination Date, (y) the Revolving Loan Maturity Date and (z) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

            (d) Each reduction to, or termination of, the Total B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce or terminate, as the case may be, the B Term Loan Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

            SECTION 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans made to the Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) an Authorized Representative of the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether B Term Loans, Revolving Loans and/or Swingline Loans shall be prepaid, the amount of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders;

            (ii) each partial prepayment shall be in an aggregate principal amount of at least (x) $1,000,000 in the case of B Term Loans or Revolving Loans and (y) $250,000 in the case of Swingline Loans, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

            (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

            (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clauses (vi) and (vii) below, be applied pro rata among such Loans;

            (v) each voluntary prepayment of B Term Loans pursuant to this
      Section 4.01 shall be applied to the then remaining B Term Loan Scheduled Repayments (I) first, to reduce in direct order of maturity the then remaining principal amounts of B Term Loan Scheduled Repayments required to be made on or after the date of such prepayment and prior to the twelve month anniversary of such prepayment after giving effect to all prior reductions thereto and (II) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (I), to reduce pro rata the then remaining principal amounts of B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto;

            (vi) in the event of certain refusals by a Lender as provided in
      Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon three Business Days' written notice by an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said
      Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (vi), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vi) have been obtained; and

            (vii) at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Lender.

            4.02 Mandatory Repayments and Cash Collateralizations. (a) On any date on which the sum of the aggregate outstanding principal amount of the Swingline Loans, the Revolving Loans and the Letter of Credit Outstandings, in each case as of such date, exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of outstanding Swingline Loans, and after the Swingline Loans have been repaid in full, the Borrower shall repay the principal of outstanding Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

            (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "B Term Loan Scheduled Repayment"):

                  B Term Loan
            Scheduled Repayment Date                                     Amount
            ------------------------                                     ------
            September 30, 2003                                        $1,250,000
            December 31, 2003                                         $1,250,000

            March 31, 2004                                            $1,250,000
            June 30, 2004                                             $1,250,000
            September 30, 2004                                        $1,250,000
            December 31, 2004                                         $1,250,000

            March 31, 2005                                            $1,250,000
            June 30, 2005                                             $1,250,000
            September 30, 2005                                        $1,250,000
            December 31, 2005                                         $1,250,000

            March 31, 2006                                            $1,250,000
            June 30, 2006                                             $1,250,000
            September 30, 2006                                        $1,250,000
            December 31, 2006                                         $1,250,000

            March 31, 2007                                            $1,250,000
            June 30, 2007                                             $1,250,000
            September 30, 2007                                        $1,250,000
            December 31, 2007                                         $1,250,000

            March 31, 2008                                            $1,250,000
            June 30, 2008                                             $1,250,000
            September 30, 2008                                        $1,250,000
            December 31, 2008                                         $1,250,000

            March 31, 2009                                            $1,250,000
            June 30, 2009                                             $1,250,000
            September 30, 2009                                        $1,250,000
            December 31, 2009                                         $1,250,000

            B Term Loan Maturity Date                               $467,500,000

            (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Canadian Parent or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (excluding up to $50,000,000 in the aggregate of Net Sale Proceeds received by the Canadian Parent or any of its Subsidiaries in connection with Asset Sales permitted pursuant to clauses (xv), (xvi) and (xvii) of Section 9.02), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(i) and (j); provided that with respect to no more than $35,000,000 in the aggregate of such Net Sale Proceeds from Asset Sales (other than Asset Sales described in clause (i) of the definition of Asset Sale contained herein) received by the Canadian Parent or its Subsidiaries in any fiscal year of Canadian Parent, such Net Sale Proceeds shall not give rise to a mandatory repayment on such date to the extent that no Specified Default or Event of Default then exists and the Canadian Parent delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase Additional Assets within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and
(II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding anything to the contrary contained in this
Section 4.02(c), (x) if the Senior Unsecured Note Documents or any then outstanding Permitted Subordinated Indebtedness permit a lesser amount to be reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 4.02(c) so long as the Senior Unsecured Notes or such Permitted Subordinated Indebtedness, as the case may be, remains outstanding, and (y) in no event shall the Canadian Parent or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Senior Unsecured Notes or Permitted Subordinated Indebtedness and, before any such obligation to use such proceeds to make such repayment shall arise, the Canadian Parent or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 4.02(c) or apply such proceeds as a mandatory prepayment in accordance with requirements of Sections 4.02(i) and (j). Notwithstanding anything to the contrary contained in this
Section 4.02(c), in the event that any Net Sale Proceeds from any Asset Sale (which, in any event, shall include for this purpose the Peak Technologies Sale) are received by the Canadian Parent or any of its Subsidiaries on or after the Escrow Deposit Date and prior to the Initial Borrowing Date, such Net Sale Proceeds shall be deemed, for all purposes of this Section 4.02(c), to have been received on the first Business Day following the Initial Borrowing Date.

            (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which the Canadian Parent or any of its Subsidiaries receives any cash proceeds from (i) any incurrence of Indebtedness for borrowed money (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective
Date), (ii) any issuance of Equity Interests (other than Canadian Parent Common Shares or options, rights or warrants therefor) by the Canadian Parent or (iii) any issuance of capital stock or other Equity Interests by, or cash capital contributions to, any Subsidiary of the Canadian Parent (other than (x) issuances of common Equity Interests to the Canadian Parent or any other Subsidiary of the Canadian Parent by the Canadian Parent or any other Subsidiary of the Canadian Parent, (y) cash capital contributions to any Subsidiary of the Canadian Parent by the Canadian Parent or any Subsidiary of the Canadian Parent, and (z) so long as no Specified Default or Event of Default then exists or would result therefrom, additional issuances of common Equity Interests by, or cash capital contributions to, any Subsidiary of the Canadian Parent to the extent that the aggregate amount of proceeds excluded pursuant to this clause (z) do not exceed $10,000,000 in any fiscal year of the Canadian Parent), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness, issuance of Preferred Stock or other Equity Interests or cash capital contribution shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(i) and
(j).

            (e) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which the Canadian Parent receives any cash proceeds from any sale or issuance of Canadian Parent Common Shares (or options, rights or warrants therefor) of (or cash common equity capital contributions to) the Canadian Parent (other than (w) the issuance of Canadian Parent Common Shares to existing shareholders of Wallace in connection with the Merger, (x) issuances of Canadian Parent Common Shares (or options, rights or warrants therefor) to officers, directors or employees of the Canadian Parent and its Subsidiaries (including as a result of the exercise of any options with respect thereto), (y) issuances of Canadian Parent Common Shares (or options, rights or warrants therefor) to an employee plan or trust, and (z) additional issuances of Canadian Parent Common Shares (or options, rights or warrants therefor) to the extent the aggregate amount of proceeds excluded pursuant to this clause (z) do not exceed $10,000,000 in any fiscal year of the Canadian Parent), an amount equal to 50% of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(i) and (j).

            (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, within ten Business Days following each date on or after the Initial Borrowing Date on which Canadian Parent or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Recovery Event Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(i) and
(j), provided that so long as no Specified Default or Event of Default then exists, such Net Recovery Event Proceeds shall not be required to be so applied on such date to the extent that an Authorized Representative of the Canadian Parent has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such Net Recovery Event Proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such Net Recovery Event Proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (I) if all or any por-tion of such Net Recovery Event Proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Recovery Event Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding anything to the contrary contained in this Section 4.02(f), in the event that any Net Recovery Event Proceeds are received by the Canadian Parent or any of its Subsidiaries on or after the Escrow Deposit Date and prior to the Initial Borrowing Date, such Net Recovery Event proceeds shall be deemed, for all purposes of this Section 4.02(f), to have been received on the first Business Day following the Initial Borrowing Date.

            (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the Excess Cash Flow Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(i) and (j).

            (h) In addition to any other mandatory repayments pursuant to this
Section 4.02, in the event that the Canadian Parent, its Domestic Subsidiaries (including the Borrower) and its Canadian Subsidiaries (taken together) hold cash and Cash Equivalents in an aggregate amount in excess the Maximum Cash Amount for any period of three consecutive Business Days occurring after the Initial Borrowing Date, the Borrower shall be required to make, on the immediately succeeding Business Day, a mandatory repayment of Revolving Loans and/or Swingline Loans, in accordance with Sections 4.02 (i) and (j), in an amount equal to the lesser of (x) the amount necessary to reduce the aggregate amount of cash and Cash Equivalents held by the Canadian Parent and its Subsidiaries to the Maximum Cash Amount and (y) the amount necessary to reduce the outstanding principal amount of all Revolving Loans and Swingline Loans to $0 (it being understood that for purposes of this Section 4.02(h) (including the definition of "Maximum Cash Amount" as used herein), cash and Cash Equivalents denominated in a currency other than U.S. Dollars shall be calculated by taking the U.S. Dollar Equivalent of such cash or Cash Equivalents as determined for any such period).

            (i) Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f) and (g) in accordance with this Section 4.02(i) shall be applied by or on behalf of the Borrower (i) first, to repay the outstanding principal amount of B Term Loans, (ii) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), to repay the outstanding principal amount of Swingline Loans, and (iii) third, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i) and (ii), to repay the outstanding principal amount of Revolving Loans (with no required reduction to the Total Revolving Loan Commitment in the case of either of the preceding clauses (ii) or (iii)). All repayments of outstanding B Term Loans pursuant to Section 4.02(c), (d), (e),
(f) or (g) shall be applied (I) first, to reduce in direct order of maturity the B Term Loan Scheduled Repayments required to be made on or after the date of such repayment and prior to the twelve-month anniversary of the date of such repayment and (II) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (I), pro rata based on the then remaining principal amounts of the B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto. Each amount required to be applied pursuant to Section 4.02(h) in accordance with this Section 4.02(i) shall be applied (A) first, to reduce the outstanding principal amount of Swingline Loans and (B) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (A), to reduce the outstanding principal amount of Revolving Loans (with no required reduction to the Total Revolving Loan Commitment in the case of either of the preceding clauses (A) or (B)).

            (j) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) in the case of repayments of Eurodollar Loans, repayments of such Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the Borrower of all amounts owing in connection therewith pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and
(iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full by the Borrower on the Swingline Expiry Date, (ii) all other then outstanding Loans shall be repaid in full by the Borrower on the respective Maturity Date for such Loans, and (iii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full by the Borrower on the date on which a Change of Control occurs.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time)) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are received by the Administrative Agent later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments; Taxes. (a) All payments made by any Credit Party under any Credit Document (including, in the case of the Canadian Parent, in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed or required to be deducted or withheld, the Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower (and any other Credit Party making the payment) agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of income or similar taxes as such Lender shall determine are payable by such Lender, or withheld from such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower (or other Credit Party) will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or the respective other Credit Party. The Credit Agreement Parties jointly and severally agree (and each Guarantor pursuant to its respective Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04 shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of any such Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8Ben (with respect to the portfolio interest exemption) (or successor form) certifying such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, and that is not a person which the Borrower is entitled to treat as an "exempt recipient" (as such term is defined in Section 1.6049-4(c)(ii) of the United States Treasury Regulations) without receiving a certificate from such person (as of the date hereof, including, but not limited to any person whose name includes the terms "Incorporated", "Inc.", "Corporation", "Corp.", "P.C.", "insurance company", "indemnity company", "reinsurance company", "assurance company", "bank", "savings and loan association", "buildings and loan association", "homestead association", "credit union", or "industrial loan association" and their permitted foreign language equivalents, and any entity that is generally known in the investment community to be registered at all times during the taxable year under the Investment Company Act of 1940) (a "U.S. Lender") shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender hereunder two original copies of Internal Revenue Service From W-9 (or any successor form), properly completed and duly executed by such U.S. Lender. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this
Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by the Borrower hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding or any U.S. Lender to the extent required to provide forms pursuant to the second preceding sentence and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States (I) if such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of similar taxes.

            (c) If the Borrower pays any additional amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

            SECTION 5. Conditions Precedent.

            5.01 Conditions Precedent to the Escrow Deposit Date. The obligation of each B Term Loan Lender to deposit funds in the Escrow Account in an amount equal to its B Term Loan Commitment on the Escrow Deposit Date is subject at the time of such deposit to the satisfaction of the following conditions:

            (a) Effective Date. On or prior to the Escrow Deposit Date, the Effective Date shall have occurred.

            (b) Escrow Agreement. On or prior to the Escrow Deposit Date, (i) the Borrower and the Escrow Agent shall have duly authorized, executed and delivered the Escrow, Guaranty and Pledge Agreement in the form of Exhibit F (as amended, modified, restated and/or supplemented from time to time, the "Escrow Agreement"), (ii) all documents (including, without limitation, the Securities Account Control Agreement), certificates and instruments required to be executed and delivered, and all actions required to be taken, in each case, in accordance with the terms of the Escrow Agreement, shall have been executed or taken, as the case may be, and (iii) the Escrow Agreement and such other documents shall be in full force and effect.

            (c) Officer's Certificate. On the Escrow Deposit Date, the Administrative Agent shall have received from the Canadian Parent a certificate, dated such date and signed on behalf of the Canadian Parent by the Chief Executive Officer, the President or any Vice President of the Canadian Parent, certifying on behalf of the Canadian Parent that all of the conditions in each of Sections 5.01(e), (f), (g), (h) and (k), and 6B have been satisfied on such date.

            (d) Opinions of Counsel. On the Escrow Deposit Date, the Administrative Agent shall have received from (i) Sullivan & Cromwell LLP, special U.S. counsel to the Credit Agreement Parties, an opinion addressed to each Agent and the Lenders and dated the Escrow Deposit Date substantially in the form of Exhibit E-1 and (ii) Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Credit Agreement Parties, an opinion addressed to each Agent, and the Lenders and dated the Escrow Deposit Date substantially in the form of Exhibit E-2.

            (e) Corporate Documents; Proceedings; etc. (i) On the Escrow Deposit Date, the Administrative Agent shall have received a certificate, dated the Escrow Deposit Date, signed by an authorized officer of each Credit Agreement Party and attested to by the Secretary or any Assistant Secretary of such Credit Agreement Party, substantially in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Agreement Party, and the resolutions of such Credit Agreement Party authorizing the transactions referred to herein and occurring on or prior to the Escrow Deposit Date.

            (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents to occur on or prior to the Escrow Deposit Date shall be in form and substance reasonably satisfactory to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (f) Senior Unsecured Notes. (i) On or prior to the Escrow Deposit Date, gross cash proceeds (calculated before underwriting fees and expenses) of at least $400,000,000 from the issuance of the Senior Unsecured Notes by Finance Corp. shall have been deposited into an escrow account pursuant to documentation and escrow arrangements reasonably satisfactory to the Agents.

            (ii) On the Escrow Deposit Date, the issuance of the Senior Unsecured Notes shall have been consummated in all material respects in accordance with the Senior Unsecured Note Documents and all applicable laws. On the Escrow Deposit Date, (x) the Administrative Agent shall have received true and correct copies of all Senior Unsecured Note Documents, certified as such by appropriate officer of the Canadian Parent, (y) all such Senior Unsecured Note Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to each Agent and (z) all such Senior Unsecured Note Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the issuance of the Senior Unsecured Notes as set forth in the Senior Unsecured Note Documents shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Agents, to the reasonable satisfaction of the Agents.

            (g) Adverse Change. On the Escrow Deposit Date, there shall not have occurred or become known to the Agents or the Required Lenders any effect, change or development since December 31, 2002 (or, to the extent related to the Wallace Entities, since July 31, 2002) that, individually or in the aggregate with such other effects, changes or developments, is, or could reasonably be expected to have, a Material Adverse Effect.

            (h) Governmental Approvals; etc. On or prior to the Escrow Deposit Date, (A) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, (B) all necessary material governmental (domestic and foreign) and third party approvals in connection with any Escrow Period Indebtedness shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (C) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the Escrow Transaction and the transactions contemplated by the Credit Documents (or otherwise referred to herein or therein), in each case to the extent that any of the foregoing set forth in the preceding clauses (A), (B) and
(C) are applicable to transactions to be consummated on the Escrow Deposit Date and/or during the Escrow Period, as the case may be. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed by any governmental authority or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Escrow Transaction, the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

            (i) Litigation. On the Escrow Deposit Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened with respect to (i) the Escrow Transaction, the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or with respect to any Escrow Period Indebtedness or (ii) which is, or could reasonably be expected to have, a Material Adverse Effect.

            (j) Interim Financial Statements. On or prior to the Escrow Deposit Date, the Agents and the Lenders shall have received interim financial statements of the Canadian Parent and its Subsidiaries and Wallace and its Subsidiaries for each month ended after the date of the last available financial statements referred to in Section 7.05(a) and at least 30 days prior to the Escrow Deposit Date.

            (k) Debt Rating. On or prior to the Escrow Deposit Date, the Canadian Parent shall have obtained a senior secured debt rating (of any level) in respect of the Loans from each of S&P and Moody's, which ratings (of any level) shall remain in effect on the Escrow Deposit Date.

            (l) Initial Intercompany Receivables Facility Documents. On or prior to the Escrow Deposit Date, there shall have been delivered to the Administrative Agent the operative agreements relating to the Initial Intercompany Receivables Facility (collectively, the "Initial Intercompany Receivables Facility Documents"), and such Initial Intercompany Receivables Facility Documents shall be in form and substance reasonably satisfactory to the Agents and be certified as true and complete by an Authorized Representative of the Canadian Parent.

            5.02 Conditions Precedent to Credit Events on the Escrow Release Date. The obligation of each Lender to make Revolving Loans and Swingline Loans, the obligation of each Issuing Lender to issue Letters of Credit, and the obligation of the Escrow Agent to release the funds being held in the Escrow Account (which shall be deemed a making of B Term Loans by the B Term Lenders to the Borrower), in each case on the Escrow Release Date, are subject at the time of the making of such Loans, the issuance of such Letters of Credit or the release of such proceeds to the satisfaction of the following conditions:

            (a) Escrow Agreement. On the Escrow Release Date (and after giving effect thereto), (i) no Event of Default under Section 10.10 shall exist and
(ii) the Escrow Termination Date shall not have occurred.

            (b) Officer's Certificate; Notes. On the Escrow Release Date, (i) the Administrative Agent shall have received from the Canadian Parent a certificate, dated such date and signed on behalf of the Canadian Parent by the Chief Executive Officer, the President or any Vice President of the Canadian Parent, certifying on behalf of the Canadian Parent that all of the conditions in each of Sections 5.02(c), (e), (g) through (k), inclusive, (r), (s), (t) and
(u), 6A and 6B have been satisfied on such date and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders which has requested the same the appropriate B Term Note and/or Revolving

Note executed by the Borrower, and to the Swingline Lender if so requested, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            (c) Fees, etc. On the Escrow Release Date, the Borrower shall have paid to the Agents and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of the Agents and their affiliates) payable to the Agents and the Lenders to the extent then due.

            (d) Opinions of Counsel. On the Escrow Release Date, the Administrative Agent shall have received (i) from Sullivan & Cromwell LLP, special U.S. counsel to the Credit Parties, which opinion (x) shall be addressed to each Agent, the Collateral Agent and the Lenders and dated the Escrow Release Date, (y) shall cover matters incident to the transactions completed herein as the Agents may request and (z) shall be in form and substance satisfactory to the Agents, (ii) from Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Credit Parties, which opinion (x) shall be addressed to each Agent, the Collateral Agent and the Lenders and dated the Escrow Release Date, (y) shall cover matters incident to the transactions contemplated herein as the Agents may request and (z) shall be in form and substance satisfactory to the Agents, (iii) from local counsel to the Credit Parties and/or the Agents in each of the jurisdictions (in each case unless, and to the extent, otherwise agreed by the Agents) referred to in the following clause (iii)(y) of this Section 5.02(d), in each case reasonably satisfactory to the Agents, opinions which shall (x) be addressed to each Agent, the Collateral Agent and the Lenders and be dated the Escrow Release Date (or, in the case of Credit Documents executed and delivered after the Escrow Release Date in accordance with the last paragraph of Section 5.02, the date of the execution and delivery of such Credit Documents), (y) cover various matters (I) regarding the execution, delivery and performance of the Credit Documents to which Subsidiary Guarantors organized in each Non-Qualified Jurisdiction are party, as well as (in the case of each Non-Qualified Jurisdiction (A) in which such Subsidiary Guarantors are granting security interests or (B) where Persons whose Equity Interests are being pledged pursuant to one or more of the Security Documents are organized) the perfection and priority of the security interests granted by such Subsidiary Guarantors or granted in respect of the Equity Interests of Persons organized in such Non-Qualified Jurisdiction and (II) to the extent not covered by the preceding clause (ii), covering matters regarding the execution, delivery and performance of the Credit Documents to which Qualified Canadian Obligors are party, as well as the perfection by way of registration of security interests granted by such Qualified Canadian Obligors or granted in respect of entities organized in Canada and owned by such Canadian Obligors, and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and
(z) be in form, scope and substance reasonably satisfactory to the Agents and
(iv) from local counsel to the Qualified U.S. Obligors and/or the Agents reasonably satisfactory to the Agents practicing in those jurisdictions in which U.S. Mortgaged Properties are located, such opinions as the Agents may reasonably request, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Escrow Release Date (or, in the case of Mortgages delivered after the Escrow Release Date in accordance with the last paragraph of Section 5.02, the date of the execution and delivery of such Mortgages), (y) shall cover the enforceability of the respective Mortgage and perfection of the security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

            (e) Corporate Documents; Proceedings; etc. (i) On the Escrow Release Date, the Administrative Agent shall have received a certificate, dated the Escrow Release Date, signed by an authorized officer of each Credit Party and attested to by the Secretary or any Assistant Secretary of such Credit Party, substantially in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party (or, in the case of the Credit Agreement Parties, (x) any amendments or modifications to such organizational documents since the Escrow Deposit Date or (y) a certification from an appropriate officer of such Credit Agreement Party that such organizational documents have not been amended or modified since the Escrow Deposit Date), and the resolutions of such Credit Party authorizing the transactions referred to herein and occurring on or prior to the Escrow Release Date.

            (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be in form and substance reasonably satisfactory to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (iii) On the Escrow Release Date and after giving effect to the Transaction, all of the stock of (x) the Borrower shall be owned by the Canadian Parent and (y) each of Moore North America, Wallace and Finance Corp. shall be owned by the Borrower, in each case free and clear of all liens (other than pursuant to the Security Documents).

            (f) Solvency Certificate; Insurance Certificates. On or before the Escrow Release Date, the Administrative Agent shall have received:

            (i) a solvency certificate substantially in the form of Exhibit H (appropriately completed) from the chief financial officer of the Canadian Parent, dated the Escrow Release Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Canadian Parent (on a stand-alone basis), the Borrower (on a stand-alone basis), the Canadian Parent and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

            (ii) evidence of insurance complying with the requirements of
      Section 8.03 for the business and properties of the Canadian Parent and its Subsidiaries (including the Wallace Entities), in scope, form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

            (g) Consummation of the Merger. On the Escrow Release Date, the Merger shall have been consummated in all material respects in accordance with the Merger Documents and all applicable laws. On the Escrow Release Date, (x) the Administrative Agent shall have received true and correct copies of all Merger Documents, certified as such by appropriate officer of the Canadian Parent, (y) all Merger Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents (it being understood and agreed that the Agents are satisfied with the Merger Agreement (including the disclosure schedules related thereto) as in effect on January 16, 2003) and
(z) all Merger Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Agents, to the reasonable satisfaction of the Agents. All representations and warranties of each party to the Merger Agreement shall be true and correct (with the same "materiality" qualifiers or standards, if any, as are provided in Section 7.2(a) or 7.3(a), as applicable, of the Merger Agreement) as of the Escrow Release Date (and all covenants set forth therein shall have been complied with in all material respects), in each case (I) without giving effect to any waiver, amendment, consent or approval in respect thereof and (II) with any matter required to be "satisfactory" or "reasonably satisfactory" to the Canadian Parent or Wallace also to be required to be "satisfactory" or "reasonably satisfactory", as the case may be, to the Agents.

            (h) Senior Unsecured Notes. (i) On or prior to the Escrow Release Date, the proceeds of the Senior Unsecured Notes referred to in Section 5.01(f)(i) shall have been released to Finance Corp. from the relevant escrow account, and Finance Corp. shall utilize the full amount of such proceeds released from the relevant escrow account to make payments owing in connection with the Transaction contemporaneously with the utilization by the Borrower of any proceeds of Loans for such purpose.

            (ii) On the Escrow Release Date, the Administrative Agent shall have received a certification by an Authorized Representative of the Canadian Parent that such Senior Unsecured Note Documents have not been amended or modified since the Escrow Deposit Date. Each of the conditions precedent to the release of the proceeds of the Senior Unsecured Notes from the relevant escrow account shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Agents, to the reasonable satisfaction of the Agents.

            (i) Refinancing. (i) On the Escrow Release Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and indebtedness with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated and all other amounts owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all operative agreements in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except (x) as to indemnification provisions contained therein which by their express terms are intended to survive such termination and as are reasonably satisfactory to the Agents and (y) existing letters of credit which are to remain outstanding pursuant to arrangements satisfactory to the Agents) and to be of no further force and effect (collectively, the "Refinancing").

            (ii) On the Escrow Release Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests and Liens on the assets owned by the Canadian Parent and its Subsidiaries (including the Wallace Entities). The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by the Canadian Parent and its Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form, scope and substance reasonably satisfactory to each of the Agents. Without limiting the foregoing, there shall have been delivered (w) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Canadian Parent or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (x) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Canadian Parent or any of its Subsidiaries on which filings have been made, (y) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Canadian Parent or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form, scope and substance reasonably satisfactory to each of the Agents and (z) all collateral owned by the Canadian Parent or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to the Canadian Parent or such Subsidiary.

            (iii) The Refinancing shall have been consummated in all material respects in accordance with the Refinancing Documents and all applicable laws. On the Escrow Release Date, (x) the Administrative Agent shall have received true and correct copies of all Refinancing Documents, certified as such by appropriate officer of the Canadian Parent, (y) all Refinancing Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and (z) all Refinancing Documents shall be in full force and effect. Each of the conditions prece-dent to the consummation of the Refinancing as set forth in the Refinancing Documents shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Agents, to the reasonable satisfaction of the Agents.

            (j) Adverse Change. On the Escrow Release Date, there shall not have occurred or become known to the Agents or the Required Lenders any effect, change or development since December 31, 2002 (or, to the extent related to the Wallace Entities since July 31, 2002) that, individually or in the aggregate with such other effects, changes or developments, is, or could reasonably be expected to have, a Material Adverse Effect.

            (k) Existing Indebtedness and Preferred Equity. On the Escrow Release Date and after giving effect to the consummation of the Transaction, the Canadian Parent and its Subsidiaries (including the Wallace Entities) shall have no outstanding preferred equity or Indebtedness, except for (i) Preferred Stock issued by the Borrower and held by the Canadian Parent, (ii) Indebtedness pursuant to (or in respect of) the Credit Documents, (iii) Indebtedness of the Borrower and the Guarantors pursuant to (or in respect of) the Senior Unsecured Notes (including guarantees thereof, which guarantees shall be subordinated in accordance with the subordination provisions contained in the Senior Unsecured Note Documents in the case of guarantees by Subsidiary Guarantors not organized in a Qualified Jurisdiction), (iv) Intercompany Existing Indebtedness and (v) such other existing indebtedness of the Canadian Parent and its Subsidiaries (including the Wallace Entities), if any (but, in any event, excluding the Existing Moore Credit Agreement, the Existing Wallace Credit Agreement and the Existing Wallace Senior Unsecured Notes), as shall be permitted by the Agents to remain outstanding (all of which Indebtedness described in this clause (v) shall be specifically listed as Third Party Existing Indebtedness on Section 1 of Part B of Schedule III). On and as of the Escrow Release Date, all Indebtedness to remain outstanding as described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the Existing Indebtedness Agreements that are adverse to the interests of the Lenders (other than as requested or approved by the Agents). On and as of the Escrow Release Date, the Agents shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this
Section 5.02(k).

            (l) Subsidiaries Guaranties. On the Escrow Release Date, (I) each Domestic Subsidiary of the Canadian Parent (other than the Borrower), (II) each Canadian Subsidiary of the Canadian Parent (other than the Dissolving Entities) and (III) each Non-U.S./Canadian Subsidiary listed on Schedule IV (other than, in the case of this clause (III), (x) any such Non-U.S./Canadian Subsidiary where the Agents determine, based on advice of local counsel, that it would be preferable for the respective Non-U.S./Canadian Subsidiary not to execute and deliver the U.S. Subsidiaries Guaranty, but only to execute and deliver a Foreign Subsidiaries Guaranty as contemplated below or (y) where the execution of the U.S. Subsidiaries Guaranty by a Non-U.S./Canadian

Subsidiary would cause any representation or warranty set forth in the U.S. Subsidiaries Guaranty to be untrue in any material respect if made by any such Non-U.S./Canadian Subsidiary) shall have duly authorized, executed and delivered the U.S. Subsidiaries Guaranty substantially in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time, the "U.S. Subsidiaries Guaranty"), guaranteeing all of the obligations of the Borrower as more fully provided therein, and the U.S. Subsidiaries Guaranty shall be in full force and effect. With respect to any Foreign Subsidiary Guarantor, (A) if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders for (x) the respective Foreign Subsidiary Guarantor to execute both the U.S. Subsidiaries Guaranty and a guaranty governed by the law of the jurisdiction in which the respective Foreign Subsidiary Guarantor is organized or (y) the respective Foreign Subsidiary Guarantor to execute only a guaranty governed by the laws of the jurisdiction in which the respective Foreign Subsidiary is organized, or (B) if any Non-U.S./Canadian Subsidiary would, by executing the U.S. Subsidiaries Guaranty, cause any representation or warranty set forth in the U.S. Subsidiaries Guaranty to be untrue in any material respect if made by any such Non-U.S./Canadian Subsidiary, then, in each case, the respective Foreign Subsidiary Guarantor shall take the actions contemplated by clause (x) or (y) above in the case of the preceding clause (A) or clause (y) above in the case of the preceding clause (B) (and, in the case of clause (y) above, shall not execute the U.S. Subsidiaries Guaranty). Each guaranty to be executed and delivered by a Foreign Subsidiary Guarantor pursuant to the immediately preceding sentence (each, as modified, amended or supplemented from time to time, a "Foreign Subsidiaries Guaranty") shall be prepared by local counsel satisfactory to the Agents and be in form and substance satisfactory to the Agents, and shall conform as nearly as possible (as to the obligations guaranteed and the rights intended to be granted thereunder) to the U.S. Subsidiaries Guaranty, taking into account variations necessary or appropriate under applicable local law. Each Foreign Subsidiaries Guaranty shall be in full force and effect. Each Non U.S./Canadian Subsidiary of the Canadian Parent listed on Schedule IV shall have executed and delivered a Subsidiaries Guaranty on the Escrow Release Date.

            (m) Pledge Agreements. (i) On the Escrow Release Date, each Credit Party (excluding (a) any Foreign Credit Party where the Agents determine, based on advice of local counsel, that it would be in the interests of the Lenders for the respective Foreign Credit Party not to execute and deliver the U.S. Pledge Agreement, but to execute and deliver one or more Foreign Pledge Agreements as contemplated below or (b) any Non-U.S./Canadian Subsidiary that is a Credit Party where the execution by any such Non-U.S./Canadian Subsidiary of the U.S. Pledge Agreement would cause any representation or warranty set forth in the U.S. Pledge Agreement to be untrue in any material respect if made by any such Non-U.S/Canadian Subsidiary) shall have duly authorized, executed and delivered the Pledge Agreement substantially in the form of Exhibit J (as amended, modified, restated and/or supplemented from time to time, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting Pledge Agreement

Collateral, and the U.S. Pledge Agreement shall be in full force and effect. With respect to (A) any Foreign Credit Party, if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Foreign Credit Party authorize, execute and deliver a pledge agreement governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, (B) any Foreign Credit Party that is a Non-U.S./Canadian Subsidiary which would by executing the U.S. Pledge Agreement, cause any representation or warranty set forth in the U.S. Pledge Agreement to be untrue in any material respect if made by any such Non-U.S./Canadian Subsidiary, then such Non-U.S./Canadian Subsidiary, at the request of the Agents, shall execute and deliver a pledge agreement governed by the laws of the jurisdiction in which such Non-U.S./Canadian Subsidiary is organized, and (C) any Credit Party (whether organized under the laws of the United States or a non-U.S. jurisdiction) which is pledging promissory notes or Equity Interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, then the respective Credit Party shall take the actions contemplated by clause (A), (B) and/or (C), as the case may be, above (and, in the case of clauses (A) and (B) above, shall not execute the U.S. Pledge Agreement). Each pledge agreement to be executed and delivered by one or more Credit Parties pursuant to the immediately preceding sentence (collectively, as modified, amended, restated and/or supplemented from time to time, the "Foreign Pledge Agreements" and each such agreement, a "Foreign Pledge Agreement") shall be prepared by local counsel satisfactory to the Agents and be in form and substance satisfactory to the Agents, and shall conform as nearly as possible (as to the obligations secured thereby and the rights intended to be granted thereunder) to the U.S. Pledge Agreement, taking into account variations necessary or desirable under applicable local law. In connection with the foregoing, and except to the extent otherwise expressly provided in this Agreement, it is understood and agreed that it is the intention of the parties hereto that the Lenders receive valid and enforceable first priority, perfected security interests (or the applicable Lien under local law), subject to Permitted Liens, in all promissory notes and Equity Interests owned by each Credit Party, provided that no pledge shall be required of more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary of the Borrower (which is not itself a Credit Party) entitled to vote (although all of the non-voting Equity Interests, if any, of each such Foreign Subsidiary beneficially owned by a Credit Party shall be required to be pledged). Furthermore, in connection with the execution and delivery of the Foreign Pledge Agreements, the respective Credit Parties shall take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve and protect the security interests granted (or purported to be granted) thereby. The U.S. Pledge Agreement and each Foreign Pledge Agreement listed on Part A of Schedule V shall be in full force and effect.

            (n) U.S. Security Agreement. On the Escrow Release Date, each Qualified U.S. Obligor shall have duly authorized, executed and delivered the U.S. Security Agreement substantially in the form of Exhibit K (as amended, modified, restated and/or supplemented from time to time, the "U.S. Security Agreement") covering all of such Qualified U.S. Obligor's present and future Security Agreement Collateral referred to therein, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name any Qualified U.S. Obligor or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Qualified U.S. Obligor or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral, except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the U.S. Security Agreement;

            (iv) to the extent required by the U.S. Security Agreement, executed Control Agreements in respect of any Deposit Account maintained by any Qualified U.S. Obligor in the United States on the Escrow Release Date; and

            (v) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to create, maintain, effect, perfect, preserve and protect the security interests purported to be created by the U.S. Security Agreement have been taken;

and the U.S. Security Agreement and such other documents shall be in full force and effect.

            (o) Canadian Security Agreements. On the Escrow Release Date, (i) each Qualified Canadian Obligor shall have duly authorized, executed and delivered such security agreements, mortgages, documents and instruments as may be required by the Agents (based on advice of local counsel), with the intent being that the Lenders receive valid and enforceable first priority (subject to Permitted Liens), perfected security interests or charges, as the case may be (securing its obligations thereunder and under the other Credit Documents to which such Credit Party is party), in all or substantially all of the assets (including all tangible and intangible assets, including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests and material patents, trademarks and other intellectual property) owned by each Qualified Canadian Obligor. All security documentation to be executed and delivered by the Qualified Canadian Obligors pursuant to the immediately preceding sentence (each, as amended, modified, restated and/or supplemented from time to time, a "Canadian Security Agreement" and, collectively, the "Canadian Security Agreements") shall (i) be prepared by local counsel satisfactory to the Agents and (ii) be in form and substance satisfactory to the Agents. In connection with the execution and delivery of the Canadian Security Agreements, the respective Qualified Canadian Obligor shall take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests or other applicable Lien granted (or purported to be granted) thereby (including, without limitation, taking actions analogous to those described in Section 5.02(n) with respect to the Security Agreement Collateral described in the U.S. Security Agreement and in Section 5.02(p) with respect to the Mortgages covering U.S. Mortgaged Properties), in each case to the extent customary in connection with secured transactions under the laws of the respective jurisdiction or deemed necessary or desirable by the Agents based on advice of local counsel. Each Canadian Security Agreement listed on Part B of
Schedule V shall be in full force and effect.

            (p) Mortgages; Title Insurance; Surveys; etc. (i) On the Escrow Release Date, the Collateral Agent shall have received with respect to each parcel of Real Property designated as a "U.S. Mortgaged Property" on Part B of
Schedule VI:

            (A) fully executed counterparts of Mortgages, in form and substance satisfactory to the Collateral Agent, which Mortgages shall encumber such Real Property located in the United States or any State or territory thereof and owned by the Canadian Parent or any of its Subsidiaries (after giving effect to the Transaction) and designated as a "U.S. Mortgaged Property" on Part B of Schedule VI, together with evidence that counterparts of such Mortgages, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof, have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances, on such Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be necessary or appropriate under local law) for the benefit of the Secured Creditors;

            (B) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

            (C) Mortgage Policies insuring the Mortgage on such Mortgaged Property referred to above issued by a title insurer reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property and the fixtures described therein, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Notes, usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request) and shall not include the "standard" title exceptions, a survey exception or an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

            (D) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the title company to issue the Mortgage Policies referred to in subsection (C) above;

            (E) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Mortgage Policy premiums in respect of such Mortgaged Property, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

            (F) a survey of such Mortgaged Property (and all improvements thereon) (i) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such U.S. Mortgaged Property is located, (ii) dated a recent date reasonably satisfactory to the Collateral Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent and the title company), (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (v) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements required pursuant to the provisions of subsection (C) above;

            (G) to the extent requested by the Agents, copies of all leases in which the Canadian Parent, the Borrower or any U.S. Subsidiary Guarantor holds the lessor's interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, such agreements shall be subordinate to the Liens of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Collateral Agent);

            (H) to the extent requested by the Agents, fully executed landlord waivers and/or bailee agreements in respect of those Leaseholds of the Canadian Parent, the Borrower or any of the Subsidiary Guarantors designated as "Leaseholds Subject to Landlord Waivers" on Part A of
      Schedule VI, each of which landlord waivers and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent; and

            (I) flood certificates covering such Mortgaged Property in form and substance acceptable to the Collateral Agent, and certifying whether or not each such Mortgaged Property is located in a flood hazard area, as determined by reference to the applicable FEMA map.

            (ii) On the Escrow Release Date, with respect to each parcel of Real Property located in Canada and designated on Part C of Schedule VI as a "Canadian Mortgaged Property", the respective Credit Party owning same shall have executed such Canadian Security Agreements as may be necessary or appropriate (in accordance with the requirements of Section 5.02(o)) to create a valid and enforceable first priority, perfected security interest (or the applicable lien under local law) in the respective Mortgaged Property to secure (as nearly as possible) its obligations under its Guaranty and the other Credit Documents to which it is party, and shall have taken such other actions under Canadian law as are customary in connection with the granting of Liens in Real Property in applicable jurisdictions in Canada for transactions of this type. All actions required pursuant to this clause (ii) shall be required to comply with the requirements of Section 5.02(p)(i) (to the extent applicable) and shall be taken to the satisfaction of the Agents.

            (q) Intercompany Subordination Agreement. On or prior to the Escrow Release Date, the obligor and obligee in respect of any loan, advance or other extension of credit (including, without limitation, pursuant to guarantees thereof or security thereof) which are (i) made to the Borrower by the Canadian Parent or any of its Subsidiaries, (ii) made to any Qualified Obligor by any Subsidiary of the Canadian Parent that is not a Qualified Obligor or (iii) made to any Credit Party by a Subsidiary of the Canadian Parent that is not a Credit Party shall, in each case, have duly authorized, executed and delivered the Intercompany Subordination Agreement substantially in the form of Exhibit L (as modified, amended or supplemented from time to time, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

            (r) Governmental Approvals; etc. On or prior to the Escrow Release Date, (A) all necessary governmental (domestic and foreign) and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, (B) all necessary material governmental (domestic and foreign) and third party approvals in connection with any Existing Indebtedness which is to remain outstanding after the Escrow Release Date and the consummation of the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (C) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed by any governmental authority or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

            (s) Litigation. On the Escrow Release Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened with respect to (i) the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or with respect to any Existing Indebtedness or (ii) which is, or could reasonably be expected to have, a Material Adverse Effect.

            (t) Financial Statements; Updated Projections; etc.

            (i) On or prior to the Escrow Release Date, the Agents and the Lenders shall have received a certificate from the chief financial officer of the Canadian Parent (together with appropriate calculations provided as an attachment to such certificate), demonstrating to the Agents' reasonable satisfaction, that (x) Adjusted Consolidated EBITDA for the twelve months ended March 31, 2003 (but, for this purpose, using the relevant amounts for Wallace and its Subsidiaries for the twelve months ended January 31, 2003) is at least $365,000,000, (y) the ratio of Consolidated Debt (after giving effect to the Transaction) to Adjusted Consolidated EBITDA for the last twelve months ended March 31, 2003 (but for this purpose, using the relevant amounts for Wallace and its Subsidiaries for the twelve months ended January 31, 2003), is not greater than 3.15:1.00 and (z) the other covenants described herein shall been satisfied on the Escrow Release Date and will be satisfied on a pro forma basis after giving effect to the Transaction.

            (ii) On or prior to the Escrow Release Date, the Agents and the Lenders shall have received interim monthly financial statements of the Canadian Parent and its Subsidiaries and Wallace and its Subsidiaries for each month ended after the date of the last available financial statements for such Persons previously furnished to the Agents and the Lenders at least 30 days prior to the Escrow Release Date, which interim monthly financial statements shall continue to provide, to the satisfaction of the Agents, that the ratio of Consolidated Debt (after giving effect to the Transaction) to Adjusted Consolidated EBITDA for the twelve months ending at the end of the last month for which such interim monthly financial statements have been provided, is not greater than 3.15:1.00.

            (iii) On or prior to the Escrow Release Date, the Agents and the Lenders shall have received either (A) such updates to the Projections as may be determined by the Canadian Parent and the Lenders to be necessary or appropriate so that the representations and warranties to be made pursuant to Section 7.05(e) on the Escrow Release Date shall be true and correct with respect to the Projections (as so updated), which updates shall be accompanied by a certification from the chief financial officer of the Canadian Parent to the effect that same constitute the updates referred to in this Section 5.02(t)(iii)(A) and constitute all updates determined by the Canadian Parent to be necessary or appropriate so that the representations and warranties made pursuant to Section 7.05(e) on the Escrow Release Date with respect to the Projections (as so updated), are true and correct or (B) in the event that the Canadian Parent determines that no updates to the Projections are required on or prior to the Escrow Release Date so that, on such date, the representations and warranties contained in Section 7.05(e) remain true and correct, a certification to that effect from the chief financial officer of the Canadian Parent. Notwithstanding anything to the contrary contained above, if any updates to the Projections are delivered pursuant to clause (A) of the immediately preceding sentence, all such updates (and any changes reflected therein) shall be required to be satisfactory to the Agents and shall in no event be materially adverse from the Projections as existed before giving effect to such updates.

            (u) Debt Rating. The senior secured debt rating obtained by the Canadian Parent in respect of the Loans from each of S&P and Moody's on or prior to the Escrow Release Date (or such other senior secured debt ratings of any level in respect of the Loans) shall remain in effect on the Escrow Release Date.

            (v) Initial Intercompany Receivables Facility Documents. On or prior to the Escrow Release Date, there shall have been delivered to the Administrative Agent (i) any amendments or modifications to the Initial Intercompany Receivables Facility Documents, which amendments or modifications shall be in form and substance reasonably satisfactory to the Agents and be certified as true and complete by an Authorized Representative of the Canadian Parent, or (ii) in the event that there were no amendments or modifications to the Initial Intercompany Receivables Facility Documents since the Escrow Deposit Date, a certificate from an Authorized Representative of the Canadian Parent stating that such Initial Intercompany Receivables Facility Documents have not been amended or modified since the Escrow Deposit Date.

            (w) Updated Schedules. On or prior to the Escrow Release Date, the Administrative Agent shall have received (A) in the case of each Schedule (other than Schedules I and II) to this Agreement that will not be accurate as of the Escrow Release Date, updates to such Schedules necessary to make such Schedules true and correct as of the Escrow Release Date (the "Updated Schedules"), which Updated Schedules (i) shall be in form and substance satisfactory to the Agents (provided that, in the case of Schedule VIII, it is understood that the formation of any Wholly-Owned Subsidiaries of the Canadian Parent organized in a Qualified Jurisdiction shall be satisfactory to the Agents so long as such formation would not constitute a Default or Event of Default after giving effect to the occurrence of the Escrow Release Date), (ii) shall be deemed to modify, or supersede and replace, as the case may be, such Schedules delivered on the Escrow Deposit Date and (iii) shall be certified as true and correct by an Authorized Representative of the Canadian Parent or (B) in the case of each Schedule (other than Schedules I and II) to this Agreement that will be accurate as of the Escrow Release Date, a certification by an Authorized Representative of the Canadian Parent stating that each such Schedule is accurate as of the Escrow Release Date.

            (x) Officers' Certificate. On or prior to the Escrow Release Date, the Canadian Parent and the Borrower shall have delivered to the Escrow Agent the officers' certificate in the form required by Section 3(a) of the Escrow Agreement, with a copy of such certificate being delivered to the Administrative Agent.

            Notwithstanding anything to the contrary contained in this Section 5.02, the Agents may agree in their reasonable discretion to grant the Canadian Parent and its Subsidiaries an additional period of time following the Escrow Release Date (but in no event later than 60 days following the Escrow Release
Date) to deliver certain Foreign Pledge Agreements, Foreign Subsidiaries Guaranties, Mortgages and, in each case, related documentation (including, without limitation, related opinions and certificates). In the event that such additional period of time is agreed to by the Agents, the parties hereto agree that the delivery of such documentation referred to in the immediately preceding sentence shall no longer constitute a condition precedent to the Escrow Release Date as provided in this Section 5.02, and the delivery of such documentation shall be subject to the covenant set forth in Section 8.11(l).

            The Administrative Agent shall give each Lender and the Borrower notice that the Escrow Release Date has occurred (although the failure to give any such notice shall not affect any Lender's or the Borrower's obligations under this Agreement).

            SECTION 6A. Special Condition Precedent to Incurrence of Revolving Loans and Swingline Loans. The obligation of each RL Lender to make Revolving Loans (including Revolving Loans made on the Escrow Release Date, but excluding Mandatory Borrowings made after the Escrow Release Date, which shall be made as provided in Sections 1.01(d)) and the Swingline Lender to make Swingline Loans is subject, at the time of each such making of a Revolving Loan and Swingline Loan (except as hereinafter indicated), to the satisfaction of the following condition:

            6A.01 Limitation on Cash on Hand. The aggregate amount of cash and Cash Equivalents owned or held by the Canadian Parent, its Domestic Subsidiaries (including the Borrower) and its Canadian Subsidiaries (taken together) (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other cash and/or Cash

Equivalents on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the Canadian Parent and/or any other Domestic Subsidiary or Canadian Subsidiary of the Canadian Parent on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in any other such Person or in Cash Equivalents)) shall not exceed the Maximum Cash Amount (it being understood that for purposes of this Section 6A.01 (including the definition of "Maximum Cash Amount" as used herein), cash and Cash Equivalents denominated in a currency other than U.S. Dollars shall be calculated by taking the U.S. Dollar Equivalent of such cash or Cash Equivalents as determined on the date of the incurrence of the respective Revolving Loan and/or Swingline Loan).

            SECTION 6B. Conditions Precedent to All Credit Events and the Deposit of Funds in the Escrow Account. The obligation of each Lender to make Loans (including Loans made, and deemed made, on the Escrow Release Date, but excluding (x) Mandatory Borrowings made after the Escrow Release Date, which shall be made as provided in Section 1.01(d) and (y) conversions or continuations made in accordance with Sections 1.06 and/or 1.09), the obligation of an Issuing Lender to issue any Letter of Credit, and the obligation of each B Term Loan Lender to deposit funds in the Escrow Account on the Escrow Deposit Date, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6B.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6B.02 Notice of Borrowing; Letter of Credit Request. (i) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

            (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

            The occurrence of each of the Escrow Deposit Date and the Escrow Release Date, as the case may be, and the acceptance of the benefits or proceeds of each Credit Event, in each case, shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 5.01 (with respect to the Escrow Deposit Date), Section 5.02 (with respect to Credit Events occurring on the Escrow Release Date), Section 6A (with respect to Credit

Events specifically described in said Section) and in this Section 6B (with respect to the Escrow Deposit Date and each Credit Event occurring after the Escrow Deposit Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.01, 5.02, 6A and in this Section 6B, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and, unless otherwise specified, shall be in form and substance reasonably satisfactory to, (i) in the case of such documents and papers delivered pursuant to Sections 5.01 and 5.02, the Agents and, (ii) in the case of such documents and papers delivered pursuant to Sections 6A and 6B, the Administrative Agent.

            SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Credit Agreement Party makes the following representations, warranties and agreements, (x) in the case of any date on and after the Escrow Deposit Date and during the Escrow Period, after giving effect to the Escrow Transaction and (y) in the case of any date on and after the Escrow Release Date, after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Escrow Deposit Date and each Credit Event on or after the Escrow Release Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Escrow Deposit Date, the Escrow Release Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 Company Status. Each of the Canadian Parent and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            7.02 Company Power and Authority. Each Credit Party has the power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation by it of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except (x) pursuant to the Credit Documents and (y) that certain escrow, pledge and guaranty agreement and that certain securities account control agreement, in each case entered into in connection with the issuance of the Senior Unsecured Notes) upon any of the material properties or assets of the Canadian Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Canadian Parent or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject (including, without limitation, the Existing Indebtedness Agreements), provided that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to Indebtedness in an aggregate amount of less than $10,000,000 for all such agreements, or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Canadian Parent or any of its Subsidiaries.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required with respect to any Credit Party to authorize, or is required by any Credit Party in connection with, (i) (x) prior to the Escrow Release Date, the Escrow Transaction and (y) on and after the Escrow Release Date, the Transaction, (ii) the execution, delivery and performance of any Document (to the extent then executed), or (iii) the legality, validity, binding effect or enforceability of any such Document (to the extent then executed), except (other than in the case of the Credit Documents in respect of the preceding clauses (i), (ii) and (iii)) to the extent that the failure to obtain any of the foregoing would not be reasonably be expected to have a Material Adverse Effect.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The (i) audited consolidated balance sheets of the Canadian Parent and its Subsidiaries for the fiscal years ended on December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income, shareholders' equity and cash flows of the Canadian Parent and its Subsidiaries for the fiscal years ended on such dates, and furnished to the Lenders prior to the Escrow Deposit Date, (ii) audited consolidated balance sheets of Wallace and its Subsidiaries for the fiscal years ended on July 31, 2000, July 31, 2001 and July 31, 2002, and the related consolidated statements of earnings, shareholder's equity and cash flows of Wallace and its Subsidiaries for the fiscal year ended on such date, and furnished to the Lenders prior to the Escrow Deposit Date, and (iii) unaudited consolidated balance sheets of Wallace and its, Subsidiaries for the fiscal quarters ended on October 31, 2002 and, if this representation is being made on or after the Escrow Release Date, January 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows of Wallace and its Subsidiaries for such fiscal quarters ended on such dates, in each case present fairly in all material respects the financial condition of the Canadian Parent and its Subsidiaries or Wallace and its Subsidiaries, as the case may be, at the date of such statements of financial condition and the results of the operations of the Canadian Parent and its Subsidiaries or Wallace and its Subsidiaries, as the case may be, for the respective fiscal year or fiscal quarter, as the case may be (subject, in the case of unaudited financial statements, to normal year-end adjustments). All interim monthly or quarterly financial statements furnished to the Agents and the Lenders prior to the Escrow Deposit Date or the Escrow Release Date, as the case may be, present fairly in all material respects in accordance with GAAP the consolidated results of the operations of the Canadian Parent and its Subsidiaries and Wallace and its Subsidiaries, respectively, for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP, except, in the case of the quarterly and monthly statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

            (b) The Pro Forma Financials, copies of which have been furnished to the Lenders prior to the Escrow Deposit Date, present in all material respects the pro forma consolidated financial position and results of operations of the Canadian Parent and its Subsidiaries (after giving effect to the Transaction) as at the dates and for the periods covered thereby and have been prepared in accordance with the requirements of Regulation S-X under the Securities Act for registration statements (as if such a registration statement for a debt issuance of the Borrower, guaranteed by the Canadian Parent became effective on the Escrow Release Date) on Form S-1.

            (c) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior December 31, 2002), since December 31, 2002, there has been no effect, change or development that, individually or in the aggregate with such other effects, changes or developments is, or could reasonably be expected to have, a Material Adverse Effect.

            (d) On and as of the Escrow Release Date, after giving effect to the Transaction and to all Indebtedness (including the Loans and the Senior Unsecured Notes) that has been or is being incurred, issued or assumed on or prior to such date, and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower, individually, of the Canadian Parent, individually, of the Borrower and its Subsidiaries, on a consolidated basis, and of the Canadian Parent and its Subsidiaries, on a consolidated basis (each of the foregoing, a "Solvent Entity"), will exceed its debts; (y) each Solvent Entity has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) each Solvent Entity will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(d), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured.

            (e) On and as of the Escrow Deposit Date and the Escrow Release Date, as the case may be, the Projections are based on good faith estimates and assumptions made by management of the Canadian Parent and there are no statements or conclusions in any of the Projections which are based upon or include information known to the executive officers of the Canadian Parent to be misleading or which fail to take into account material information regarding the matters reported therein.

            7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (excluding actions, suits or proceedings under Environmental Laws, which matters are covered in Section 7.19) with respect to any Credit Document or the Transaction which is, or could reasonably be expected to have, a Material Adverse Effect.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) (excluding the Projections, which are covered in Section 7.05(e)) furnished by or on behalf of the Canadian Parent or any of its Subsidiaries in writing to the Agents or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Agents or any Lender will be, true and accurate in all material respects on the date as of which such information is dated, furnished or certified, as the case may be, and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the B Term Loans shall be used on the Escrow Release Date solely to finance the Transaction and to pay fees and expenses in connection therewith.

            (b) All proceeds of the Revolving Loans and the Swingline Loans shall be used on and after the Escrow Release Date for the Canadian Parent's and its Subsidiaries' ongoing working capital requirements and general corporate purposes (including, without limitation, to effect Permitted Acquisitions and to make investments in Unrestricted Subsidiaries, in each case to the extent permitted by this Agreement), provided that on the Escrow Release Date, up to, but no more than, $200,025,000 of Revolving Loans and

Swingline Loans in the aggregate may be used to finance the Transaction and to pay fees and expenses in connection therewith.

            (c) The fair market value of all Margin Stock (excluding (x) shares of treasury stock and (y) any shares of stock purchased as part of the Two-Step Permitted Acquisition effected in accordance with the relevant requirements of this Agreement until (in the case of this clause (y)) the first to occur of (i) the occurrence of the subsequent merger or compulsory share acquisition effected as part of the respective Two-Step Permitted Acquisition or (ii) the date which occurs 135 days after the consummation of the first step of the respective Two-Step Permitted Acquisition) owned by the Canadian Parent and its Subsidiaries does not exceed $25,000,000. At the time of each Credit Event occurring on or after the Escrow Deposit Date, the value of the Margin Stock at any time owned by the Canadian Parent and its Subsidiaries does not exceed 25% of the value of the assets of the Canadian Parent and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

            7.09 Tax Returns and Payments. Each of the Canadian Parent and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all federal, material state, material provincial and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Canadian Parent and/or any of its Subsidiaries. The Returns accurately reflect all material liability for taxes of the Canadian Parent and its Subsidiaries for the periods covered thereby. The Canadian Parent and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as set forth on Schedule XV, as of the Escrow Deposit Date (and, following the occurrence thereof, the Escrow Release Date (incorporating an Updated Schedule (if any) delivered pursuant to
Section 5.02(w))), there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Canadian Parent or the Borrower, threatened by any authority regarding any material taxes relating to the Canadian Parent or any of its Subsidiaries. Except as set forth on Schedule XV, as of the Escrow Deposit Date (and, following the occurrence thereof, the Escrow Release Date (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w))), neither the Canadian Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations or statutory limitations period relating to the payment, collection, assessment or reassessment of material taxes of the Canadian Parent or its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods relating to such taxes of the Canadian Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations or statutory limitations period. Neither the Canadian Parent nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under
Section 341 of
the Code. Neither the Canadian Parent nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction. Each of the Canadian Parent and its Subsidiaries have complied with the requirements of applicable law for the withholding and remittance of material employee source deductions and of material withholding taxes, and the remittance of all material goods and services taxes collectible by it. Additionally, all of the foregoing representations are true and correct as to all Unrestricted Subsidiaries (to the same extent they were to Restricted Subsidiaries) except to the extent any and all failures to be true and correct would not reasonably be expected to have a Material Adverse Effect.

            7.10 Compliance with ERISA. Except to the extent that any breach, noncompliance, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

            (a) Except as set forth on Schedule VII (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w)), each Plan is in compliance with the applicable provisions of ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan or Multiemployer Plan is insolvent or in reorganization. Except as disclosed on Schedule VII (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w)) hereto, no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied within the last two years for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Canadian Parent nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of any Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or
4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan under
Section 4042 of ERISA; to the best knowledge of the Canadian Parent or the Borrower, no condition exists which presents a material risk to the Canadian Parent or any of its Subsidiaries or any ERISA Affiliate of liability to or on account of any Plan or any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA exists or to the best knowledge of the Canadian Parent or the Borrower is reasonably likely to arise on account of any Plan or Multiemployer Plan; and

            (b) Except as set forth on Schedule VII (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w)), each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Canadian Parent nor any of its participating Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan (which has occurred in accordance with the provisions of the PBA) that has not been accrued or otherwise properly reserved on the Canadian Parent's or such Subsidiary's balance sheet. No Termination Event has occurred with respect to any Foreign Pension Plan. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date, namely January 1, 2002 for such Foreign Pension Plan on the basis of actuarial assumptions used for funding the Foreign Pension Plan under the PBA (including, for greater certainty, on a going concern, wind-up or solvency basis), did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

            7.11 Security Interests. On and after the Escrow Release Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest (and, in the case of security interests granted by the Qualified Obligors, a valid and enforceable first priority perfected security interest) in (or other applicable Lien expressly purported to be created thereby) on all of the Collateral subject thereto (other than cash to the extent not consisting of cash on deposit in an account subject to a control agreement executed in favor of the Collateral Agent for the benefit of the Secured Creditors), superior to and prior to the rights of all third Persons and subject to no other Liens (except Permitted Liens relating to the respective collateral which do not violate the requirements of the respective Security Documents), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with (i) any such Security Document which shall have been made on or prior to the Escrow Release Date or on or prior to the execution and delivery thereof as contemplated by Sections 5.02, 8.11, 8.15 and 9.11 and (ii) any security interests in respect of Canadian federal and provincial government accounts.

            7.12 Representations and Warranties in Documents. All representations and warranties by the Canadian Parent and its Subsidiaries (after giving effect to the Transaction) set forth in the Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of each of the Escrow Deposit Date (in the case of Documents then in effect) and the Escrow Release Date (in the case of all Documents), as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date, provided that, in the case of representations and warranties made by Wallace Entities only in Documents other than Credit Documents, to the extent that the representations and warranties made pursuant to this Section 7.12 in respect of representations and warranties theretofore made by the Wallace Entities are made after the Escrow Release Date, then the representations and warranties made pursuant to this Section 7.12 shall be deemed satisfied even if one or more misrepresentations are made, so long as that the aggregate effect of all misrepresentations made by the Wallace Entities under the Documents executed prior to the Escrow Release Date is not material.

            7.13 Properties. Each parcel of Real Property owned by any Credit Agreement Party or any of their respective Subsidiaries and all material Leaseholds leased by any Credit Agreement Party and any of its Subsidiaries, in each case as of the Escrow Deposit Date and, following the occurrence thereof, the Escrow Release Date (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w)) and, in each case, after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth on Part A of Schedule VI. As of the Escrow Deposit Date (and, following the occurrence thereof, the Escrow Release Date (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w))) and after giving effect to the Transaction, (x) each parcel of all Real Property owned by any Qualified U.S. Obligor and located in the United States with a Fair Market Value in excess of $4,000,000 is correctly set forth on Part B of Schedule VI and (y) each parcel of Real Property owned by any Qualified Canadian Obligor and located in Canada with a Fair Market Value in excess of $2,250,000 is correctly set forth on Part C of Schedule VI. Each Credit Agreement Party and each of its respective Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties (and to all buildings, fixtures and improvements located thereon) owned or leased by them, including all material property reflected in the balance sheets referred to in Section 7.05(a) and in the Pro Forma Financials (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than
(i) as contemplated in the balance sheets or in the notes thereto or (ii) Permitted Liens.

            7.14 Capitalization. (a) On March 7, 2003, the authorized capital stock of the Canadian Parent consisted of (i) an unlimited number of common shares (such authorized common shares, together with any subsequently authorized common shares of the Canadian Parent, the "Canadian Parent Common Shares"), of which 113,311,473.157928 shares were issued and outstanding and (ii) an unlimited number of Series 1 preference shares, none of which were issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Escrow Deposit Date, the Canadian Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except
(x) for issuances in connection with the Transaction, (y) in connection with employee benefit and incentive plans of the Canadian Parent and its Subsidiaries and (z) pursuant to agreements with Greenwich Street Capital Partners II, L.P.

            (b) On March 7, 2003, the authorized capital stock of the Borrower consisted of 1,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, the "Borrower Common Stock"), all of which shares were issued and outstanding and owned by the Canadian Parent. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Escrow Deposit Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            7.15 Subsidiaries. On and as of the Escrow Deposit Date and prior to giving effect to the Transaction, the Canadian Parent has no Subsidiaries other than those Subsidiaries listed on Part A of Schedule VIII. On and as of the Escrow Deposit Date and the Escrow Release Date (following the occurrence thereof), and incorporating an Updated Schedule (if any) delivered pursuant to
Section 5.02(w), after giving effect to the Transaction, the Canadian Parent has no Subsidiaries other than those Subsidiaries listed on Part B of Schedule VIII (other than, in the case of such representation made on the Escrow Deposit Date, Insignificant Subsidiaries of Wallace to the extent that the Canadian Parent is unable to obtain accurate information from Wallace regarding same). Subject to the parenthetical contained at the end of the second sentence of this Section 7.15, (I) Part A of Schedule VIII correctly sets forth, as of the Escrow Deposit Date (prior to giving effect to the Transaction) and, (II) Part B of Schedule VIII correctly sets forth, as of the Escrow Deposit Date (after giving effect to the Transaction) and following the occurrence thereof, the Escrow Release Date (incorporating an Updated Schedule (if any) delivered pursuant to Section 5.02(w)) (after giving effect to the Transaction), in each case, (i) the percentage ownership (direct and indirect) of the Canadian Parent in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Escrow Deposit Date (prior to giving effect to the Transaction), and except as set forth on Part A of Schedule VIII, no Subsidiary of the Canadian Parent has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights.

            7.16 Compliance with Statutes, etc. Each of the Credit Agreement Parties and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to taxes, ERISA, and environmental standards and controls, which matters are covered under Sections 7.09, 7.10 and 7.19, respectively), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.17 Investment Company Act. Neither the Canadian Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an

"investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.18 Public Utility Holding Company Act. Neither the Canadian Parent nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 Environmental Matters. Except for such failures and noncompliances of the types described herein, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

            (a) the Canadian Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither the Canadian Parent nor any of its Subsidiaries is liable for any material penalties, fines, orders or forfeitures for failure to comply with any of the foregoing, and the requirements of any authorizations, approvals or permits issued under such Environmental Laws; there are no pending or, to the knowledge of the Canadian Parent or the Borrower, threatened Environmental Claims against the Canadian Parent or any of its Subsidiaries or any Real Property owned, leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries; and there are no facts, circumstances, conditions or occurrences on any Real Property at any time owned, leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries or, to the knowledge of the Canadian Parent or the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Canadian Parent or any of its Subsidiaries or any Real Property currently owned, leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries, or
(ii) to cause any such currently owned Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Canadian Parent or any of its Subsidiaries under any applicable Environmental Law; and

            (b) the Canadian Parent and its Subsidiaries have not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, or Released Hazardous Materials on or from any Real Property owned, leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use or maintenance of any such Real Property by the Canadian Parent's or such Subsidiary's business. Notwithstanding anything to the contrary contained above, to the extent the representation and warranty contained in this Section 7.19 relates to any Subsidiary of the Canadian Parent for any period prior to the acquisition thereof by the Canadian Parent or any of its Subsidiaries pursuant to a Permitted Acquisition, such representation and warranty is made to the best knowledge of the Canadian Parent.

            7.20 Labor Relations. Neither the Canadian Parent nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Canadian Parent or the Borrower, threatened against the Canadian Parent or any of its Subsidiaries before a Canadian labor relations board or the National Labor Relations Board and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Canadian Parent or the Borrower, threatened against the Canadian Parent or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Canadian Parent or the Borrower, threatened against the Canadian Parent or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Canadian Parent or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

            7.21 Patents, Licenses, Franchises and Formulas. Each of the Canadian Parent and each of its Subsidiaries owns all U.S. and non-U.S. patents, trademarks, permits, trade secrets, service marks, trade names, copyrights, licenses, franchises, proprietary information and formulas (including, without limitation, rights in computer programs, databases and data collections), or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would be reasonably likely either individually or in the aggregate to result in a Material Adverse Effect.

            7.22 Existing Indebtedness. (i) Schedule III, Part A sets forth a true and complete list of all Indebtedness of the Canadian Parent and its Subsidiaries as of the Escrow Deposit Date which is to remain outstanding after giving effect to the Escrow Transaction and (ii) Schedule III, Part B sets forth a true and complete list of all Indebtedness of the Canadian Parent and its Subsidiaries as of the Escrow Deposit Date, and following the occurrence thereof, the Escrow Release Date, in each case, which is to remain outstanding after giving effect to the Transaction, in each case, (A) exclusive of (x) Indebtedness pursuant to this Agreement and the other Credit Documents and (y) the Senior Unsecured Notes and (B) showing the aggregate principal amount of such Indebtedness (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt (it being agreed that any updates to Schedule III, Part B pursuant to Section 5.02(w) shall be incorporated into such Schedule on the Escrow Release Date). Section 1 of each of Part A and Part B of Schedule III lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than the Canadian Parent or any of its Subsidiaries (after giving effect to the consummation of the Escrow Transaction or the Transaction, as the case may be) (with all such Indebtedness set forth in Section 1 of Part B of Schedule III being herein called "Third Party Existing Indebtedness"), and Section 2 of each of Part A and Part B of Schedule III lists all Indebtedness as described in the immediately preceding sentence which is owed to the Canadian Parent or any of its Subsidiaries (after giving effect to the Transaction or the Escrow Transaction, as the case may be) (with all of such

Indebtedness set forth in Section 2 of Part B of Schedule III being herein called "Intercompany Existing Indebtedness").

            7.23 Transaction. At the time of consummation thereof, the Transaction shall have been consummated (x) in all material respects in accordance with the terms of the Documents (other than the Credit Documents), and (y) in accordance with the Credit Documents, and (z) in all material respects in accordance with all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). At the time of consummation of the Transaction, all applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, at the time of the consummation thereof, there will not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction.

            7.24 Insurance. Set forth on (i) Part A of Schedule IX is a true, correct and complete summary of all material insurance carried by each Credit Party on and as of the Escrow Deposit Date (after giving effect to the Escrow Transaction) and (ii) Part B of Schedule IX is a true, correct and complete summary of all material insurance that will be carried by each Credit Party on and as of the Escrow Release Date (after giving effect to the Transaction (it being agreed that any updates to Schedule IX delivered pursuant to Section 5.02(w) shall be incorporated into Part B of Schedule IX on the Escrow Release
Date), in each case, with the amounts insured set forth therein.

            7.25 Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule X attached hereto contains the exact legal name of each Qualified U.S. Obligor and each Qualified Canadian Obligor, the type of organization of each Qualified U.S. Obligor, whether each Qualified U.S. Obligor is a registered organization, the jurisdiction of organization of each Qualified U.S. Obligor and each Qualified Canadian Obligor, the address of the chief executive office of each Qualified Canadian Obligor and the organizational identification number (if any) of each Qualified U.S. Obligor, in each case, after giving effect to the Transaction (it being agreed that any updates to Schedule X delivered pursuant to Section 5.02(w) shall be incorporating into such Schedule X on the Escrow Release Date). To the extent that any Qualified U.S. Obligor does not have an organizational identification number on the date hereof and later obtains one, such Qualified U.S. Obligor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

            7.26 Special Purpose Companies.

            (a) Each Intercompany Finance Subsidiary was formed for the purpose of purchasing receivables from Qualified U.S. Obligors (other than the Borrower and Finance Corp.) pursuant to an Intercompany Receivables Facility and, except in connection with the foregoing (and activities reasonably incidental thereto as well as incurring Indebtedness permitted pursuant to clause (iii)(x) of
Section 9.04 and extending and receiving loans and advances from the Canadian Parent and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05), no Intercompany Finance Subsidiary (i) engages in any business activities, (ii) has any significant assets or liabilities or (iii) shall in any event purchase receivables from any Unrestricted Subsidiary. Each Intercompany Finance Subsidiary holds all of its respective Intercompany Receivables Facility Assets until such Intercompany Receivables Facility Assets have been collected by such Intercompany Finance Subsidiary, repurchased by a Qualified U.S. Obligor (other than Finance Corp.) or transferred to another Intercompany Finance Subsidiary in accordance with Section 9.02(ix)(B).

            (b) Finance Corp. has no significant assets or material liabilities (other than those liabilities under the Senior Unsecured Note Documents and the other Documents to which it is a party, or with respect to Indebtedness incurred by it in accordance with Section 9.04).

            7.27 Existing Liens. Set forth on (i) Part A of Schedule XI is a true, correct and complete list of all Liens (other than Liens of the type referred to in Sections 9.01(i), (ii), (iv), (v), (viii), (ix), (xi), (xii),
(xiii), (xiv) and (xv)) upon assets of the Canadian Parent and its Subsidiaries on and as of the Escrow Deposit Date (after giving effect to the Escrow Transaction) and (ii) Part B of Schedule XI is a true, correct and complete list of all Liens (other than Liens of the type referred to in Sections 9.01(i), (ii), (iv), (v), (viii), (ix), (xi), (xii), (xiii), (xiv) and (xv)) upon the assets of the Canadian Parent and its Subsidiaries to remain in existence after giving effect to the Transaction (but subject to the delivery of an Updated Schedule (if necessary) pursuant to Section 5.02(w)), in each case, with the respective dates scheduled for the removal and termination of such Liens.

            7.28 Existing Investments. Set forth on (i) Part A of Schedule XII is a true, correct and complete list of all Investments in excess of $1,000,000 held by the Canadian Parent and its Subsidiaries on and as of the Escrow Deposit Date (after giving effect to the Escrow Transaction) and (ii) Part B of Schedule XII is a true, correct and complete list of all Investments in excess of $1,000,000 anticipated to be held by the Canadian Parent and its Subsidiaries after giving effect to the Transaction (but subject to the delivery of an Updated Schedule (if necessary) pursuant to Section 5.02(w)).

            7.29 Indebtedness to be Refinanced. Set forth on Schedule XIII is the amount of all Indebtedness of the Canadian Parent and its Subsidiaries (including the Wallace Entities) which is required by the Agents and the Lenders to be repaid or refinanced pursuant to the Refinancing on the Escrow Release Date.

            SECTION 8. Affirmative Covenants. Each Credit Agreement Party hereby covenants and agrees that on and after the Escrow Release Date (or, in the case of Sections 8.01(a) and (i), 8.19 and 8.20, on and after the Escrow Deposit
Date) and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. The Credit Agreement Parties will furnish to the Administrative Agent (with sufficient copies for all the Lenders):

            (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Canadian Parent, (i) the unaudited consolidated balance sheet of the Canadian Parent and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income or operations and retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period, all of which shall be certified by an Authorized Representative of the Canadian Parent, subject to normal year-end audit adjustments and the absence of footnotes; provided that for any quarterly accounting period during which the Canadian Parent is a Reporting Company under the Exchange Act, the furnishing of the Canadian Parent's Form 10-Q Report filed with the SEC for such quarterly accounting period shall satisfy the requirements of this Section 8.01(a) for the respective fiscal quarter.

            (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Canadian Parent, (I) the consolidated balance sheet of each of the Canadian Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by Deloitte & Touche LLP or such other independent certified public accountants of recognized international standing reasonably acceptable to the Administrative Agent whose opinion shall not be qualified as to the scope of audit or as to the status of the Canadian Parent or any of its Subsidiaries as a going concern, together with a report of such accounting firm stating that in the course of its regular audits of the financial statements of the Canadian Parent and its Subsidiaries, which audits were conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if such accounting firm has obtained knowledge of such a Default or Event of Default, a statement as to the nature thereof and (II) management's discussion and analysis of the important operational and financial developments during such fiscal year; provided that for any fiscal year for which the Canadian Parent is a Reporting Company under the Exchange Act, the furnishing of the Canadian Parent's Form 10-K Report filed with the SEC for such annual accounting period shall (so long as the audit and opinion requirements set forth above are satisfied) satisfy the requirements of this Section 8.01(b) for the respective fiscal year.

            (c) Budgets. No later than 90 days (or earlier, if available) following the commencement of the first day of each fiscal year of the Canadian Parent, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Canadian Parent for (x) each of the four fiscal quarters of such fiscal year prepared in reasonable detail and (y) each of the four fiscal years immediately following such fiscal year prepared in summary form, in each case, on a consolidated basis, for the Canadian Parent and its Subsidiaries.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate of an Authorized Representative of the Canadian Parent substantially in the form of Exhibit M certifying on behalf of the Canadian Parent that, to the best of such Authorized Representative's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of the Canadian Parent, (i) set forth the calculations required to establish whether the Credit Parties were in compliance with the provisions of Sections 4.02(c), 4.02(d), 4.02(e), 4.02(f), 4.02(h), 9.02(x)(5),
      9.02(xiii)(B), 9.02(xviii), 9.03(ii), 9.04(ii), 9.04(iii), 9.04(vii),
      9.04(ix), 9.04(xv), 9.05(v)(B)(z), 9.05(vii), 9.05(xiv)(z) and 9.07
      through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by
      Section 8.01(b) (to the extent that the Excess Cash Flow Payment Percentage is determined to be greater than 0%), set forth the amount of (and in reasonable detail the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period related to such financial statements and (iii) (A) certify that there have been no changes to any of Schedule VIII, Schedule X, Annexes C, F and H through K, inclusive, of the U.S. Security Agreement, Annexes A through F, inclusive, of the U.S. Pledge Agreement or any equivalent schedules or annexes to any Canadian Security Agreement, Foreign Pledge Agreement or Additional Security Document (to the extent any such updates are required pursuant to any such agreements), in each case since the Escrow Release Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(d), or (B) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make such Schedules and Annexes referred to in the preceding clause (A) accurate and complete (at which time such Schedules and Annexes, as the case may be, shall be deemed modified to reflect such information).

            (e) Notice of Default or Litigation. As soon as practicable, and in any event within five Business Days after an executive officer of any Credit Agreement Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against the Canadian Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, or (y) with respect to any material Indebtedness of the Canadian Parent or any of its Subsidiaries taken as a whole and (iii) any Material Adverse Effect.

            (f) Other Reports and Filings. As soon as practicable, and in any event within 10 Business Days after the filing or delivery thereof, as the case may be, copies of all financial information, proxy materials and other information and reports, if any, which the Canadian Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or any equivalent non-U.S. regulatory body or any Canadian provincial securities commission and copies of all notices and reports which the Canadian Parent or any of its Subsidiaries shall deliver to holders of any of its Indebtedness in excess of $50,000,000 then outstanding (including the Senior Unsecured Notes) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (g) Environmental Matters. As soon as practicable, and in any event within 20 Business Days after an executive officer of any Credit Agreement Party obtains actual knowledge thereof, notice of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to the Canadian Parent or any of its Subsidiaries in excess of $15,000,000 (as determined in the case of this clause (y) in good faith by management of such Credit Agreement Party):

                  (i) any pending or threatened Environmental Claim against the
            Canadian Parent or any of its Subsidiaries or any Real Property owned leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries;

                  (ii) any condition or occurrence after the Escrow Release Date on or arising from any Real Property owned leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries that (a) results in noncompliance by the Canadian Parent or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Canadian Parent or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Canadian Parent or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

      All such notices shall describe in reasonable detail, to the extent known at such time upon diligent inquiry, the nature of the claim, investigation, condition, occurrence or removal or remedial action, and the Canadian Parent's or such Subsidiary's response or proposed response thereto. In addition, each Credit Agreement Party will provide the Administrative Agent with copies of all material communications regarding matters which management of such Credit Agreement Party determines in good faith would reasonably be expected to result in environmental liabilities in excess of $15,000,000 between the Canadian Parent or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all communications regarding matters which management of such Credit Agreement Party determines in good faith would reasonably be expected to result in environmental liabilities in excess of $15,000,000 between the Canadian Parent or any of its Subsidiaries and any Person (other than its attorneys) relating to Environmental Claims, and such non-privileged detailed reports of any Environmental Claim as may be requested by the Administrative Agent or the Required Lenders.

            (h) Annual Meetings with Lenders. At the request of the Administrative Agent, the Canadian Parent shall within 180 days after the close of each fiscal year of the Canadian Parent hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Canadian Parent and its Subsidiaries and the budgets presented for the current fiscal year of the Canadian Parent and its Subsidiaries.

            (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Canadian Parent or its Subsidiaries as any Agent or any Lender (through the Administrative Agent) may reasonably request.

            8.02 Books, Records and Inspections. The Canadian Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all material requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Canadian Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agents or, if any Specified

Default or Event of Default then exists, any Lender (so long as such Lender acknowledges in writing that it is subject to the confidentiality provisions set forth in Section 13.15), to visit and inspect, at such Agent's own expense (or, if a Specified Default or Event of Default is in existence, at the Canadian Parent's expense), during regular business hours, upon reasonable advance notice and under guidance of officers of the Canadian Parent or such Subsidiary, any of the properties of the Canadian Parent and any of its Subsidiaries, and to examine the books of account of the Canadian Parent and any of its Subsidiaries and discuss the affairs, finances and accounts of the Canadian Parent and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the any Agent or any Lender may reasonably request.

            8.03 Maintenance of Property; Insurance. (a) The Canadian Parent will, and will cause each of its Subsidiaries to (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain, with financially sound and reputable insurance companies, insurance on all property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Canadian Parent and its Subsidiaries and (iii) furnish to the Agents, and each Lender, upon written request (made through the Administrative Agent), full information as to the insurance carried.

            (b) The Canadian Parent will, and will cause each of its Subsidiaries to, at all times keep the respective property of the Canadian Parent and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Canadian Parent or any Subsidiary of the Canadian Parent) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall, upon the request of the Collateral Agent, be deposited with the Collateral Agent.

            8.04 Corporate Franchises. The Canadian Parent will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, trademarks and patents, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 8.04 shall prevent transactions permitted in accordance with the applicable requirements of Section 9.02.

            8.05 Compliance with Statutes, etc. (a) The Canadian Parent will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) In addition to the foregoing clause (a), the Canadian Parent will and will cause each of its Subsidiaries to, comply in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) Executive Order No 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten, or Support Terrorism (66 Fed. Reg. 49079) and (iii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

            8.06 Compliance with Environmental Laws. (a) The Canadian Parent will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership, lease, use, management, control or use of its Real Property now or hereafter owned, leased, used, managed, controlled or operated by the Canadian Parent or any of its Subsidiaries, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Canadian Parent nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Canadian Parent or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, released, disposed of or stored at any such Real Properties in compliance (excluding noncompliance which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect) with all applicable Environmental Laws and reasonably required or customarily used in connection with the business of the Canadian Parent and its Subsidiaries or the operation, ownership, lease, management, control, use and maintenance of any such Real Property.

            (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(g), (ii) at any time that the Canadian Parent or any of its Subsidiaries are not in compliance with
Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of
Section 10, the Canadian Parent will provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased, used managed, controlled or operated by the Canadian Parent or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicat-ing the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Canadian Parent fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Canadian Parent shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

            8.07 ERISA. As soon as possible and, in any event, within 15 days after the Canadian Parent, any Subsidiary of the Canadian Parent or any ERISA Affiliate knows of any of the following, the Canadian Parent will deliver to the Administrative Agent a certificate of an officer of the Canadian Parent setting forth details as to such occurrence and the action, if any, that the Canadian Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Canadian Parent, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto, that a Reportable Event has occurred with respect to which the 30-day notice is not waived; that a Reportable Event has occurred with respect to which the 30-day notice has been waived which (i) could cause the Canadian Parent, any Subsidiary of the Canadian Parent or an ERISA Affiliate to incur a material liability, (ii) involves receipt of a notice of material withdrawal liabilities pursuant to Section 4202 of ERISA and/or (iii) involves a Plan for which the value of the accumulated plan benefits under the Plan (determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds that fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions) by $1,000,000; that an accumulated funding deficiency has been incurred (whether or not waived); that a Plan or Multiemployer Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Canadian Parent, any Subsidiary of the Canadian Parent or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan or otherwise under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
with respect to a Plan or otherwise under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; that the Canadian Parent or any Subsidiary of the Canadian Parent may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to any liability existing on the Effective Date pursuant to any such welfare or pension plan or plans; a Termination Event, except an event or condition described in subparagraph (f) in the definition of Termination Event, has occurred with respect to any Foreign Pension Plan; there have been changes in the benefits of any existing Foreign Pension Plan which increase the annual employer costs being paid or payable into the Foreign Pension Plan with respect thereto by an amount in excess of $1,000,000; or any new Foreign Pension Plan has been established or the Canadian Parent or any one of its Subsidiaries commence making contributions to any Foreign Pension Plan to which it or they were not previously contributing. If requested by any Agent or the Required Lenders in writing, the Canadian Parent will deliver to the Administrative Agent or the requesting Lenders, as the case may be, a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by the Canadian Parent, any Subsidiary of the Canadian Parent or any ERISA Affiliate (i) from any government agency with respect to any Plan or Foreign Pension Plan or (ii) received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than 30 days after the date such notice has been received by the Canadian Parent, such Subsidiary or such ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. Each Credit Agreement Party shall cause (i) each of its, and each of its Subsidiaries', fiscal years (for accounting and SEC disclosure purposes) to end on December 31, and (ii) itself, and each of its Subsidiaries, to maintain fiscal quarters consistent therewith.

            8.09 Performance of Obligations. The Canadian Parent will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument, by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.10 Payment of Taxes. The Canadian Parent will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Canadian Parent or any of its Subsidiaries; provided that neither the Canadian Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP. Each of the Canadian

Parent and its Subsidiaries will comply with the requirements of applicable law for the withholding and remittance of material employee source deductions and of material withholding taxes, and the remittance of all material goods and services taxes collectible by it.

            8.11 Additional Security; Additional Guarantees; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances. (a) Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages or hypothecs (each, an "Additional Mortgage") in such fee-owned (or the equivalent) Real Property in the United States or Canada (or elsewhere requested by the Administrative Agent or Required Lenders) acquired by such Person after the Escrow Release Date and having a Fair Market Value in excess of the Mortgage Threshold Amount (unless, with respect to any such Real Property, same is subject to one or more Permitted Liens which prohibit the granting of an Additional Mortgage thereon as contemplated by this clause (a), in which case the actions otherwise required by this Section 8.11(a) with respect to such Real Property shall not be required to be taken until such prohibitions cease to be applicable) which is not covered by the original Mortgages or Canadian Security Agreements, as appropriate (each such Real Property an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages or, in the case of Additional Mortgaged Properties located outside the United States, the relevant Canadian Security Agreements delivered to the Administrative Agent on the Escrow Release Date or in such other form as is reasonably satisfactory to the Agents and shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 9.01 at the time of perfection thereof), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. In addition, each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors to, comply with the provisions of Sections 5.02(d) and 5.02(p) as if such Additional Mortgaged Property constituted a Mortgaged Property on the Escrow Release Date.

            (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this
Section 8.11. Furthermore, each of the Canadian Parent and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

            (c) Subject to the provisions of clauses (h) and (i) of this Section 8.11, if at any time any Subsidiary of the Canadian Parent organized under the laws of any Qualified Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of (or, if requested by the Administrative Agent or the Collateral Agent, a Joinder Agreement in respect of) the U.S. Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, such Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Escrow Release Date (determined in accordance with the criteria described in Sections 5.02(l) through 5.02(p), inclusive), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5.02 if such Subsidiary had been a Credit Party on the Escrow Release Date. Furthermore, subject to the provisions of clauses (h), (i) and (j) of this
Section 8.11, upon the request of the Administrative Agent or the Required Lenders (which request may be made at any time), the Credit Agreement Parties shall cause each Non U.S./Canadian Subsidiary (other than any such Subsidiary which is an Intercompany Finance Subsidiary, which shall be subject to clause
(i) of this Section 8.11) to become a Subsidiary Guarantor and to cause each such Non-U.S./Canadian Subsidiary to take all actions, and become party to such Security Documents as are specified in the immediately preceding sentence; provided, however, that no such Non-U.S./Canadian Subsidiary shall be required to take such actions if, and to the extent that, based upon written advice of local counsel satisfactory to the Agents, the Canadian Parent and/or such Non-U.S./Canadian Subsidiary concludes that the taking of such actions would violate the laws of the jurisdiction in which the respective Subsidiary is organized, provided further, that if steps (such as limiting the amount guaranteed) can be taken so that such violation would not exist, then, if requested by the Administrative Agent or the Required Lenders, the respective Non-U.S./Canadian Subsidiary shall enter into a modified Subsidiaries Guaranty, and/or such Security Documents which provides, to the maximum extent permissible under applicable law, as many of the benefits as are provided pursuant to the Subsidiaries Guaranties and/or such Security Documents executed and delivered on the Escrow Release Date as is possible.

            (d) In addition to the requirements contained in the Pledge Agreements, each Credit Agreement Party agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock or other Equity Interests owned by any Credit Party of each new Subsidiary established or created after the Escrow Release Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements, provided that, in the case of any Subsidiary (for so long as same remains a Subsidiary of the Borrower) of the Borrower which is also a Foreign Subsidiary owned by the Borrower or a Subsidiary of the Borrower, not more than 65% of the total outstanding voting stock of such Subsidiary of the Borrower shall be required to be pledged except in accordance with the requirements of Section 8.15 (to the extent the circumstances described therein occur).

            (e) Each Credit Agreement Party will cause each Subsidiary which, after the Escrow Release Date, is required to become a Subsidiary Guarantor in accordance with the requirements of Section 8.11(c) or Section 9.11 to execute and deliver counterparts of (or, if requested by the Administrative Agent and the Collateral Agent, a Joinder Agreement in respect of) the applicable Security Documents (as contemplated by Section 8.11(c) and Section 9.11), in each case in form and substance reasonably satisfactory to the Agents, and, in connection therewith, to furnish such updated or additional schedules as may be requested by the Administrative Agent or the Collateral Agent. Furthermore, following any request by the Administrative Agent or the Required Lenders (at any time), the Canadian Parent or any of its Subsidiaries, shall, to the maximum extent permitted by applicable law (but subject to the proviso to preceding clause (d) to the extent applicable), (x) grant security interests in such of their Property as may be requested by the Administrative Agent or the Required Lenders, as the case may be, in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Credit Agreement Parties shall, or shall cause their respective Subsidiaries to, execute and deliver counterparts of (or, if requested by the Administrative Agent and the Collateral Agent, a Joinder Agreement in respect of) the applicable Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and, in connection therewith, to furnish such updated or additional schedules as may be requested by the Administrative Agent or the Collateral Agent and/or (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.17, take such action (including, without limitation, the execution of Additional Security Documents and the making of filings, etc.) under local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes. To the extent required by the U.S. Security Agreement, each Qualified U.S. Obligor shall execute and deliver to the Collateral Agent Control Agreements with respect to each Deposit Account established and maintained by any Qualified Obligor in the United States after the Escrow Release Date. Furthermore, each Credit Agreement Party will cause each Subsidiary described in the first sentence of this Section 8.11(e) and, in the case of actions to be taken pursuant to the immediately preceding sentence, the Credit Agreement Parties shall (or shall cause their respective Subsidiaries), at their own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the relevant Security Documents. Each Credit Agreement Party will take, and cause each Subsidiary described above in this clause (e) to take, all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of UCC-1's (or the appropriate equivalent filings under the laws of any relevant foreign jurisdiction), the furnishing of legal opinions, etc.) in connection with the granting of such security interests.

            (f) The security interests required to be granted pursuant to this
Section 8.11 shall be granted pursuant to the respective Security Documents previously executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise satisfactory in form and substance to the Collateral Agent) and shall constitute valid and enforceable first priority perfected security interests on all of the Collateral subject thereto (other than cash to the extent not consisting of cash on deposit in a deposit account subject to a control agreement executed in favor of the Collateral Agent for the benefit of the Secured Creditors) prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of any Security Documents or Additional Security Documents, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Agents or the Required Lenders to assure themselves that this Section 8.11 has been complied with.

            (g) Each Credit Agreement Party agrees that each action required above by Section 8.11(a) or (b) shall be completed as promptly as reasonably practicable, but in no event later than (I) 90 days to the extent that such actions relate to security interests being granted in Real Property located outside of the United States and Canada, and (II) in all other cases, 60 days, in each case, after such action is requested to be taken by the Administrative Agent or the Required Lenders. Each Credit Agreement Party further agrees that
(x) each action required above by Section 8.11(c), (d), (e) and (f) with respect to a newly formed, created or acquired Subsidiary which is organized under the laws of a Qualified Jurisdiction shall be completed contemporaneously with (or within 10 days of) the formation, creation or acquisition of such Subsidiary, and (y) all other actions required to be taken pursuant to Section 8.11(c), (d),
(e) and (f) shall be taken as promptly as reasonably practicable, but in no event later than, (I) in the case of Non-U.S./Canadian Subsidiaries organized in jurisdictions where appropriate forms of Subsidiaries Guaranties and/or Security Documents have previously been agreed to, 60 days and (II) in all other cases, 90 days, in each case, after such action is requested to be taken by the Administrative Agent or the Required Lenders.

            (h) Notwithstanding anything to the contrary contained in clauses
(c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(vii), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 15 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.11, upon the request of the Administrative Agent or the Required Lenders, the Credit Agreement Party shall, or shall cause the respective Subsidiaries to, use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section
8.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof) or as a result of Investments made pursuant to Section 9.05(vii), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the Canadian Parent in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

            (i) Notwithstanding anything to the contrary contained above, no Intercompany Finance Subsidiary shall be required to execute or deliver any Security Documents, although (I) each Intercompany Finance Subsidiary shall be required to execute and deliver a Subsidiaries Guaranty on the Escrow Release Date (or such later date as the respective Intercompany Finance Subsidiary is created or acquired) in accordance with the requirements of Section 5.02(l) and
(II) all Equity Interests in each Intercompany Finance Subsidiary owned by any Credit Party shall be required to be pledged pursuant to the relevant Pledge Agreements. All actions to be taken pursuant to the immediately preceding sentence shall include the related actions which would have been required to be taken pursuant to Section 5.02 if the respective Intercompany Finance Subsidiary had been a Credit Party on the Escrow Release Date, and shall be taken pursuant to documentation reasonably satisfactory to the Administrative Agent.

            (j) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, except as may be specifically requested from time to time pursuant to the second sentence of Section 8.11(c), or as required pursuant to Section 8.11(i) in the case of an Intercompany Finance Subsidiary, no Subsidiary of the Canadian Parent organized under the laws of a Non-Qualified Jurisdiction shall execute and deliver any Subsidiaries Guaranty, or become a Subsidiary Guarantor, unless the Agents or the Required Lenders specifically request that such actions be taken (after evaluating the nature of the guaranty to be provided, any limitations on the amount guaranteed and the enforceability thereof and of the subordination provisions applicable to any guarantee to be provided to holders of the Senior Unsecured Notes, in each case in conjunction with advice of local counsel acceptable to the Agents or the Required Lenders).

            (k) The Canadian Parent will cause each obligor and obligee of any loan, advance or other extension of credit (including, without limitation, pursuant to guarantees thereof or security thereof) which are (i) made to the Borrower by the Canadian Parent or any of its Subsidiaries, (ii) made to any Qualified Obligor by any Subsidiary of the

Canadian Parent that is not Qualified Obligor or (iii) made to any Credit Party by a Subsidiary of the Canadian Parent that is not a Credit Party prior to the extension or incurrence of such loan, advance or other extension of credit, to execute and deliver to the Administrative Agent a joinder agreement in respect of the Intercompany Subordination Agreement and, in connection therewith, promptly execute and deliver all further instruments, and take all further action, that the Administrative Agent may reasonably require.

            (l) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, deliver the respective Foreign Pledge Agreements, Mortgages and related documentation referred to in the penultimate paragraph of Section 5.02 to the extent that the Agents agree to grant an additional period of time to deliver such documents.

            8.12 Ownership of Subsidiaries. (a) Notwithstanding anything to the contrary contained in this Agreement, (v) the Canadian Parent shall at all times own directly 100% of the outstanding Equity Interests of the Borrower (for this purpose, with any Mandatorily Convertible Preferred Stock issued in accordance with the requirements of Section 9.12(d) being deemed to constitute Equity Interests of the Canadian Parent rather than the Borrower, so long as same is in fact converted into common Equity Interests of the Canadian Parent within 10 Business Days after the date of the respective issuance thereof), (w) the Borrower shall at all times own directly 100% of the outstanding Equity Interests of Finance Corp., Moore North America and Wallace (except that the foregoing shall not prohibit the merger or contribution of Wallace with or into the Borrower, Moore North America or another direct Wholly-Owned Domestic Subsidiary of the Borrower or Moore North America, so long as the surviving company thereof shall at all times thereafter have 100% of its outstanding Equity Interests directly owned by the Borrower), (x) the Borrower shall at all times own directly or indirectly 100% of the outstanding Equity Interests of each Qualified U.S. Obligor, (y) the Canadian Parent shall at all times own, directly or indirectly through one or more Qualified Canadian Obligors, 100% of the outstanding Equity Interests of each Qualified Canadian Obligor and (z) the Canadian Parent shall at all times own, directly or indirectly (and, if indirectly, with the ownership chain to be satisfactory to the Administrative Agent) 100% of the outstanding Equity Interests of each Intercompany Finance Subsidiary.

            (b) The Credit Agreement Parties shall at all times own, directly or indirectly, 100% of the Equity Interests of each of their respective Subsidiaries (except to the extent (v) Investments in Non-Wholly Owned Subsidiaries are (and continue to be) justified pursuant to Section 9.05(vii),
(w) Non-Wholly Owned Subsidiaries are acquired pursuant to Section 8.13 and the definition of Permitted Acquisition, (x) with respect to Foreign Subsidiaries, directors' qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of the Canadian Parent), (y) 100% of the Equity Interests of any such Subsidiary owned by the Canadian Parent or any Subsidiary of the Canadian Parent are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section

9.02(xiii), (xv), (xvii), (xviii), or (z) set forth on Schedule XII; provided that, (i) Mandatorily Convertible Preferred Stock may be issued in accordance with the requirements of Section 9.12(d) (so long as same is in fact converted into common Equity Interests of the Canadian Parent within 10 Business Days after the issuance thereof), (ii) Permitted Acquired Subsidiary Preferred Stock may be assumed in connection with one or more Permitted Acquisitions in accordance with the requirements of Section 9.12(c)) and (iii) in the case of any Two-Step Permitted Acquisition, during the period from the consummation of the tender offer portion thereof until the earlier to occur of (i) the consummation of the subsequent merger or compulsory share acquisition constituting a portion thereof or (ii) the date occurring 135 days after the consummation of the tender portion thereof, the respective Target of such Two-Step Permitted Acquisition may be a Subsidiary of the Canadian Parent which is not a Wholly-Owned Subsidiary thereof.

            8.13 Permitted Acquisitions. (a) Subject to the provisions of this
Section 8.13 and the requirements contained in the definition of Permitted Acquisition, each of the Canadian Parent and its Wholly-Owned Subsidiaries (other than the Designated Special Purpose Entities), may, from time to time after the Escrow Release Date, effect Permitted Acquisitions, so long as: (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Canadian Parent shall have given the Administrative Agent and the Lenders at least 3 Business Days' prior written notice of the consummation of (x) any Two-Step Permitted Acquisition and (y) any other Permitted Acquisition where (in the case of this clause (y)) the Aggregate Consideration being paid is in excess of $25,000,000; (iii) in connection with
(x) any Two-Step Permitted Acquisition and (y) any other Permitted Acquisition pursuant to which (in the case of this clause (y)) the Aggregate Consideration being paid is in excess of $25,000,000, calculations are made by the Canadian Parent of compliance with the covenants contained in Sections 9.08 and 9.09 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.01(a) or (b), as the case may be, prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Asset Sales and Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Escrow Release Date, calculated as if the covenants contained in said Sections 9.08 and
9.09 had been applicable from the first day of the Calculation Period); provided that if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, the calculations required pursuant to this clause (iii) shall be required to be made on a Pro Forma Basis as otherwise required above, but both after giving effect to (x) first, the acquisition of shares of the Target actually acquired pursuant to the respective tender offer (but not giving effect to any subsequent merger or compulsory share acquisition to be effected as part of the Two-Step Permitted Acquisition) and (y) second, to the actions described in preceding clause (x) and the subsequent merger or compulsory share acquisition which will conclude the respective Two-Step Permitted Acquisition, and both sets of calculations shall show that the financial covenants referenced above would have been complied with in both scenarios described in preceding clauses (x) and (y) of this proviso (i.e., whether or not the subsequent merger or compulsory share acquisition is ever effected); (iv) in the case of any Two-Step Permitted Acquisition, the Aggregate Consideration to be paid in connection therewith (assuming that the subsequent merger or compulsory share acquisition will in fact occur) shall not exceed, when added to the Aggregate Consideration theretofore paid and which will thereafter be payable (assuming that all subsequent mergers or compulsory share acquisitions in connection with Two-Step Permitted Acquisitions shall occur) in connection with all Two-Step Permitted Acquisitions which have previously been commenced and where 100% of the Equity Interests of the respective Target have not yet not been acquired by the Canadian Parent or a Wholly-Owned Subsidiary thereof, $100,000,000; (v) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed the sum of (A) $50,000,000 and
(B) an amount equal to the aggregate amount as determined by the management of the Canadian Parent in good faith as the amount reasonably likely to be payable in respect to all post-closing purchase price adjustments required or which will be required in connection with such acquisition (and all other acquisitions for which such purchase price adjustments may be required to be made) within the 90-day period (such period for any acquisition, a "Post-Closing Period") following such acquisition (and in the businesses acquired pursuant to all other acquisitions with Post-Closing Periods ended during the Post-Closing Period of such acquisition); (vi) the Canadian Parent shall have examined the tax, ERISA, environmental and other contingent liabilities to be assumed in connection with, or acquired or incurred as a result of, the proposed Permitted Acquisition and shall have determined that the assumption of such contingent liabilities (x) would not reasonably be likely to result in a Material Adverse Effect and (y) would not be reasonably likely to, on a prospective basis, impair the Canadian Parent's ability to comply with the financial covenants contained in Sections
9.08 and 9.09; (vii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (viii) in the case of a Permitted Acquisition where the Aggregate Consideration being paid is in excess of $25,000,000 and in the case of any Two-Step Permitted Acquisition, the Canadian Parent or the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; and (ix) in the case of a Permitted Acquisition where the Aggregate Consideration being paid is in excess of $25,000,000 and in the case of any Two-Step Permitted Acquisition, immediately prior to the consummation of the proposed Permitted Acquisition, the Canadian Parent shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Representative of the Canadian Parent certifying, to his knowledge, compliance with the requirements of preceding clauses (i) through (viii), inclusive, and, in the case of the preceding clauses (iii) and (v), containing in reasonable detail the calculations required to establish compliance with said clauses (iii) and (v).

            (b) At the time of each Permitted Acquisition involving (x) the creation or acquisition of a Subsidiary, (y) the acquisition of capital stock or other Equity Interests of any Person or (z) in the case of a Two-Step Permitted Acquisition involving the acquisition of a Subsidiary, upon the consummation of the subsequent merger or compulsory share acquisition which concludes the respective Two-Step Permitted Acquisition, in each case, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall, to the extent owned by any Credit Party, be pledged for the benefit of the Secured Creditors pursuant to the relevant Pledge Agreement in accordance with the requirements of Section 9.11.

            (c) The Canadian Parent shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.11, to the reasonable satisfaction of the Administrative Agent.

            (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by the Canadian Parent or the Borrower (or by one or more of its Authorized Representatives) pursuant to Section 8.13(a) are true and correct in all material respects and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

            8.14 Maintenance of Company Separateness. Each Credit Agreement Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of annual board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate records. No Credit Agreement Party nor any other Credit Party shall make any payment to a creditor of any Unrestricted Subsidiary or any other Subsidiary which is not a Qualified Obligor in respect of any liability of any such Person, and no bank account of any Unrestricted Subsidiary or any other Subsidiary which is not a Qualified Obligor shall be commingled with any bank account of the Canadian Parent or any other Subsidiary thereof. Any financial statements distributed to any creditors of any Non-Credit Party shall clearly establish or indicate the corporate separateness of such Non-Credit Party from the Canadian Parent and its other Subsidiaries. Finally, none of the Credit Agreement Parties or any of their Subsidiaries shall conduct its or their affairs in a manner which is reasonably likely to result in the corporate or other existence of any Credit Agreement Party, or any of their respective Subsidiaries or Unrestricted Subsidiaries, being ignored, or in the assets and liabilities of the Canadian Parent or any other Credit Parties being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary or Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

            8.15 Foreign Subsidiaries Security and Guaranties. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Canadian Parent reasonably acceptable to the Agents does not within 30 days after a request from the Agents or the Required Lenders deliver evidence, in form, scope and substance reasonably satisfactory to the Agents or the Required Lenders, that (i) with respect to any Foreign Subsidiary (and, in the case of clause (I) below, any Foreign Unrestricted Subsidiary) of the Borrower which has Equity Interests owned directly by the Borrower or one or more Domestic Subsidiaries of the Borrower and which has not already had all of its stock pledged pursuant to the relevant Pledge Agreements, a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by a Foreign Subsidiary Guarantor of a pledge agreement in substantially the form of the U.S. Pledge Agreement, (iii) the entering into by a Foreign Subsidiary Guarantor of a security agreement in substantially the form of the U.S. Security Agreement and (iv) the entering into by a Foreign Subsidiary Guarantor of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States shareholder for U.S. federal income tax purposes, then (I) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary's, as the case may be) outstanding Equity Interests so issued by such Foreign Subsidiary, in each case to the extent owned or held by the Borrower or a Domestic Subsidiary of the Borrower that is a Credit Party and not theretofore pledged pursuant to a Pledge Agreement, to secure all of the Obligations (as defined in the respective Security Document), shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (II) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary and securing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder,
(III) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed) granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary Guarantor's assets (other than the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary) and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection

Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder, and (IV) in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement, in each case to the extent that the entering into of the U.S. Pledge Agreement, the U.S. Security Agreement or the U.S. Subsidiaries Guaranty (or similar such agreement or guaranty) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section
8.15 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Required Lenders. It is understood and agreed that, notwithstanding anything to the contrary contained above, the limitations described above shall in no event be applicable to (x) any Subsidiaries of the Canadian Parent which are not Foreign Subsidiaries of the Borrower, (y) any Intercompany Finance Subsidiary and (z) any Foreign Subsidiaries of the Borrower which are Subsidiary Guarantors or are Subsidiaries of a Foreign Subsidiary of the Borrower which is a Subsidiary Guarantor.

            8.16 Margin Stock. Each Credit Agreement Party shall take all actions so that at all times the fair market value of all Margin Stock (other than (x) treasury stock and (y) any shares of stock purchased as part of the Two-Step Permitted Acquisition effected in accordance with the relevant requirements of this Agreement until (in the case of this clause (y)) the first two occur of (i) the occurrence of the subsequent merger or compulsory share acquisition effected as part of the respective Two-Step Permitted Acquisition or
(ii) the date which occurs 135 days after the consummation of the first step of the respective Two-Step Permitted Acquisition) owned by the Canadian Parent and its Subsidiaries shall not exceed $25,000,000. Without limiting the foregoing requirements, the Canadian Parent shall take all action necessary so that at all times on and after the Escrow Release Date, all capital stock of Wallace owned by the Canadian Parent and its Subsidiaries does not constitute Margin Stock. So long as the covenants contained in the two preceding sentences are complied with, all Margin Stock at any time owned by the Canadian Parent and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first two sentences of this Section 8.16, if at any time the fair market value of all Margin Stock (other than (x) treasury stock and (y) any shares of stock purchased as part of the Two-Step Permitted Acquisition effected in accordance with the relevant requirements of this Agreement until (in the case of this clause (y)) the first two occur of (i) the occurrence of the subsequent merger or compulsory share acquisition effected as part of the respective Two-Step Permitted Acquisition or (ii) the date which occurs 135 days after the consummation of the first step of the respective Two-Step Permitted Acquisition) owned by the Canadian Parent and its Subsidiaries exceeds $25,000,000, then (x) all Margin Stock owned by the Credit Parties shall be pledged, and delivered for pledge, pursuant to the Pledge Agreements and (y) the Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required to be made, and subsequent Credit Events shall only be permitted, in compliance with the applicable provisions of the Margin Regulations.

            8.17 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

            8.18 Conduct of Business. (a) In addition to the requirements of
Section 9.13, but subject to the provisions of following clause (d) of this
Section 8.18, the Credit Agreement Parties shall take all actions so that, at all times from and after the Escrow Release Date, all of the assets (whether owned directly or indirectly) of the Canadian Parent and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries of the Canadian Parent (other than the Borrower) or other U.S. Persons (other than the Borrower) and all or substantially all of the business of the Canadian Parent and its Subsidiaries conducted in the United States, in each case, are owned or conducted, as the case may be, by the Borrower and one or more Wholly-Owned Domestic Subsidiaries of the Borrower which are Qualified U.S. Obligors (and which are not direct or indirect Subsidiaries of any Subsidiary of the Borrower which is a Foreign Subsidiary), provided that, if a Foreign Subsidiary (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition, and such Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the Canadian Parent shall have a reasonable period of time (not to exceed 90 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiary or other U.S. Persons so acquired and held by it) of the respective Foreign Subsidiary to the Borrower and/or one or more of its Wholly-Owned Domestic Subsidiaries which are Qualified U.S. Obligors (other than Finance Corp.), provided further, that, in the case of the preceding proviso, the respective transfer shall not be required to be made if the management of the Canadian Parent in good faith determines that (i) such transfer would give rise to adverse tax consequences to the Canadian Parent and its Subsidiaries, (ii) such transfer would give rise to any breach or violation of law or contract (in which case, the Canadian Parent and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist, and until such time shall (x) use good faith efforts to remove such legal or contractual impediments and (y) use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Wholly-Owned Domestic Subsidiaries of the Borrower which are Qualified U.S. Obligors (other than Finance Corp.)) or (iii) it would not be in the interest of the Canadian Parent and its Subsidiaries (from an operational standpoint) to effect such transfer in the manner set forth above in this
Section 8.18(a).

            (b) In addition to the foregoing requirements, but subject to the provisions of following clause (d) of this Section 8.18, the Credit Agreement Parties shall take all actions so that, at all times from and after the Escrow Release Date, all of the assets of the Canadian Parent and its Subsidiaries located within Canada, all Equity Interests in all Canadian Subsidiaries or Persons located in Canada and all or substantially all of the business of the Canadian Parent and its Subsidiaries conducted in Canada, in each case are owned or conducted, as the case may be, by the Canadian Parent and/or one or more Wholly-Owned Canadian Subsidiaries of the Canadian Parent (which are not Subsidiaries of the Borrower) which are Qualified Canadian Obligors, provided that if a Canadian Subsidiary (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition, and such Canadian Subsidiary has (either directly or through one or more Subsidiaries) assets or operations in Canada, the Canadian Parent shall have a reasonable period of time (not to exceed 90 days) to effect the transfer of such Canadian assets and operations (including all Equity Interests in any Canadian Subsidiaries or other Persons located in Canada held by it) of the respective Canadian Subsidiary to the Canadian Parent or one or more of its Wholly-Owned Canadian Subsidiaries which are Qualified Canadian Obligors, provided further, that, in the case of preceding proviso, the respective transfer shall not be required to be made if the management of the Canadian Parent in good faith determines that (i) such transfer would give rise to adverse tax consequences to the Canadian Parent and its Subsidiaries, (ii) such transfer would give rise to any breach or violation of law or contract (in which case, the Canadian Parent and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist, and until such time shall (x) use good faith efforts to remove such legal or contractual impediments and (y) use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in Canada, are made within the Canadian Parent or one or more of its Wholly-Owned Canadian Subsidiaries (which are not Subsidiaries of the Borrower or any of its Subsidiaries) which are Qualified Canadian Obligors) or (iii) it would not be in the interest of the Canadian Parent and its Subsidiaries (from an operational standpoint) to effect such transfer in the manner set forth above in this Section 8.18(b).

            (c) In addition to the foregoing requirements, but subject to the following provisions of clause (d) of this Section 8.18, the Credit Agreement Parties shall take all actions so that, at all times from and after the Escrow Release Date, (i) all the assets of the Canadian Parent and its Subsidiaries located within all Non-Qualified Jurisdictions, (ii) all Equity Interests in all Persons organized under any Non-Qualified Jurisdiction and (iii) all or substantially all of the business of the Canadian Parent and its Subsidiaries conducted in all Non-Qualified Jurisdictions (other than, in the case of the preceding clauses (i), (ii) and (iii), those assets, Equity Interests or businesses that are owned or conducted by the Borrower and its Subsidiaries on the Escrow Release Date), in each case are owned or conducted, as the case may be, by one or more Wholly-Owned Foreign Subsidiaries of the Canadian Parent organized under any Non-U.S Qualified Jurisdiction (and which are not direct or indirect Subsidiaries of the Borrower), provided that if a Canadian Subsidiary or Domestic Subsidiary (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition, and such Subsidiary has (either directly or through one or more Subsidiaries) assets or operations as described above in Non-Qualified Jurisdictions, the Canadian Parent shall have a reasonable period of time (not to exceed 90 days) to effect the transfer of such assets and operations (including all Equity Interests in any Subsidiaries or other Persons organized in Non-Qualified Jurisdictions held by it) of the respective Subsidiary to the one or more Wholly-Owned Foreign Subsidiaries of the Canadian Parent organized in a Non-Qualified Jurisdiction, as described above, provided further, that, in the case of the preceding proviso, the respective transfer shall not be required to be made if the management of the Canadian Parent in good faith determines that (x) such transfer would give rise to adverse tax consequences to the Canadian Parent and its Subsidiaries, (y) such transfer would give rise to any breach or violation of law or contract (in which case, the Canadian Parent and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist, and until such time shall (I) use good faith efforts to remove such legal or contractual impediments and (II) use good faith efforts so that any growth in the assets or operations of the entity so acquired to the extent located in Non-Qualified Jurisdictions, are made in one or more Wholly-Owned Foreign Subsidiaries meeting the other requirements contained in this clause (c) (without regard to this proviso or the immediately preceding proviso) or (z) it would not be in the interest of the Canadian Parent and its Subsidiaries (from an operational standpoint) to effect such transfer in the manner set forth above in this Section 8.18(c).

            (d) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.18 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Sections 9.05(vii) and 9.11(b), provided that the Equity Interests owned by the Canadian Parent or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries shall be subject to the requirements of preceding clauses (a), (b) and (c) of this
Section 8.18.

            8.19 Ratings. The Borrower shall at all times maintain a senior secured financing rating (of any level) from S&P and Moody's with respect to the Loans.

            8.20 Covenants During the Escrow Period. Notwithstanding anything to the contrary contained herein, the covenants set forth in Section 8 (other than Sections 8.01(a) and (i), 8.19 and 8.20) and Section 9 (other than Section 9.10) shall not apply during the Escrow Period, provided that, during the Escrow Period, (i) the Canadian Parent will, and will cause each of their respective Subsidiaries to, comply with each of the covenants and requirements contained in
Section 7 and Section 8 of the Existing Moore Credit Agreement, which Sections, together with all definitions in the Existing Moore Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety.

            SECTION 9. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that on and after the Escrow Release Date (or, in the case of Section 9.10, on and after the Escrow Deposit Date) and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. No Credit Agreement Party will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Credit Agreement

Party or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Credit Agreement Party or any of its Subsidiaries), or assign any right to receive income or authorize the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute (except in connection with a Permitted Lien); provided, that the provisions of this Section 9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) non-consensual Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP;

            (ii) Liens in respect of property or assets of the Canadian Parent or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, landlords', repairmen's, suppliers', materialmen's, bankers' liens in respect of deposit accounts and rights of set-off to the extent not related to amounts for borrowed money and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Canadian Parent's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Canadian Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens upon assets of the Canadian Parent and its Subsidiaries in existence on the Escrow Release Date which are listed, and the property subject thereto described, in Part B of Schedule XI, but only to the respective date, if any, set forth in such Schedule XI for the removal and termination of any such Liens, plus renewals and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Canadian Parent or any of its Subsidiaries;

            (iv) Liens created pursuant to the Credit Documents;

            (v) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Canadian Parent and its Subsidiaries taken as a whole;

            (vi) Liens upon assets subject to Capitalized Lease Obligations of the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose

      Entities) to the extent permitted by Section 9.04(vii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Canadian Parent or any Subsidiary of the Canadian Parent (other than such other assets subject to Capitalized Lease Obligations owing to the same Person or group of Persons as such Capitalized Lease Obligation);

            (vii) Liens placed upon assets used in the business of the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) at the time of acquisition thereof by the Canadian Parent or any such Subsidiary or within 360 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, or Liens securing Permitted Acquired Debt, provided that (x) the aggregate outstanding principal amount of all Indebtedness (other than Permitted Acquired Debt) secured by Liens permitted by this clause (vii) shall not at any time exceed the amount permitted by Section 9.04(vii),
      (y) the aggregate principal amount of all Permitted Acquired Debt secured by Liens permitted by this clause (vii) shall not at any time exceed the amount permitted by Section 9.04(ix), and (z) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of the Canadian Parent or such Subsidiary, except that the Indebtedness (other than Permitted Acquired Debt) secured by Liens permitted by this clause (vii) may be cross-collateralized with other Indebtedness (other than Permitted Acquired Debt) incurred pursuant to this clause (vii) by the Canadian Parent or such Subsidiary from the same Person or group of Persons;

            (viii) easements, rights-of-way, restrictions (including zoning restrictions), servitudes, encroachments, protrusions and other similar charges or encumbrances, and title deficiencies or irregularities, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Canadian Parent or any of its Subsidiaries;

            (ix) Liens arising from UCC or personal property security financing statement filings or other notices of Liens, in each case, regarding operating leases entered into by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) in the ordinary course of business;

            (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that the amount of cash and property (determined on a Fair Market Value basis) deposited or delivered to secure the respective judgment or award shall not exceed $25,000,000 at any time;

            (xi) statutory and contractual landlords' liens under leases to which the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) are a party;

            (xii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) in connection with workers' compensation, unemployment insurance, pension and other types of social security, (y) to secure the performance by the Canadian Parent and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount of deposits at any time pursuant to subclauses (y) and (z) shall not exceed $25,000,000 in the aggregate;

            (xiii) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

            (xiv) Liens (x) in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes and (y) in favor of shippers (on the goods being shipped) securing payment for goods;

            (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) in the ordinary course of business, but excluding any general inventory financing);

            (xvi) Liens upon assets of Non-U.S./Canadian Subsidiaries (other than the Designated Special Purpose Entities) securing Indebtedness permitted pursuant to Section 9.04(iii); and

            (xvii) Liens not otherwise permitted pursuant to this Section 9.01 which secure obligations permitted under this Agreement not exceeding $10,000,000 in the aggregate at any time outstanding and which apply to property and/or assets with an aggregate fair market value (as determined by the Borrower in good faith) not to exceed at any time the amount referenced above in this clause.

            In connection with the granting of Liens described above in clauses
(iii), (vi), (vii), (xvi) and (xvii) of this Section 9.01 by the Canadian Parent or any of the Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. No Credit Agreement Party will, or will permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than the liquidation of Cash Equivalents in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, furniture, fixtures, and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) property or assets purchased with Capital Expenditures made by the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) shall be permitted to the extent such Capital Expenditures are not in violation of Section 9.07;

            (ii) the Canadian Parent and each of its Subsidiaries (other than the Designated Special Purpose Entities) may (x) in the ordinary course of business, sell, lease or otherwise dispose of any property or assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and
      (y) enter into transactions permitted under Section 9.01(v);

            (iii) Investments may be made to the extent permitted by Section
      9.05;

            (iv) the Canadian Parent and each of its Subsidiaries (other than the Designated Special Purpose Entities) may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

            (v) each Subsidiary (other than the Designated Special Purpose Entities) of the Canadian Parent may make sales or transfers of inventory in the ordinary course of business;

            (vi) the Canadian Parent and its Wholly-Owned Subsidiaries (other than the Designated Special Purpose Entities) shall be permitted to make Permitted Acquisitions so long as same are effected in accordance with the requirements of Section 8.13;

            (vii) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may sell or otherwise dispose of (x) any shares of the Equity Interests of any Unrestricted Subsidiaries owned by them and (y) any Equity Interests of any Person that is not a Subsidiary of the Canadian Parent or such Subsidiary which was acquired by the Canadian Parent or such Subsidiary pursuant to an Investment permitted by Sections 9.05(vii), (x) or (xi), so long as (A) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto and (B) if any such sale is an Asset Sale, the Net Sale Proceeds therefrom are applied to repay Loans as provided in Section 4.02(c) or reinvested in Additional Assets to the extent permitted by said Section;

            (viii) so long as no Specified Default or Event of Default exists at the time of the respective transfer of assets or immediately after giving effect thereto, (1) any Wholly-Owned Foreign Subsidiary of the Canadian Parent (other than an Intercompany Finance Subsidiary) may merge or amalgamate with or into the Canadian Parent or any other Wholly-Owned Foreign Subsidiary of the Canadian Parent (other than an Intercompany Finance Subsidiary) (so long as (A) in the case of any such merger or amalgamation with or into the Canadian Parent, the Canadian Parent is the survivor of such merger, (B) in the case of any such merger involving a Qualified Canadian Obligor (other than the Canadian Parent), the survivor is a Qualified Canadian Obligor and (C) in the case of any other such merger or amalgamation involving a Subsidiary Guarantor, the survivor is a Subsidiary Guarantor), (2) any Wholly-Owned Subsidiary of the Canadian Parent (other than an Intercompany Finance Subsidiary) may be merged or amalgamated into the Borrower (so long as the Borrower is the surviving corporation of such merger) and (3) any Wholly-Owned Subsidiary of the Canadian Parent (other than an Intercompany Finance Subsidiary) may be merged or amalgamated into any Wholly-Owned Subsidiary of the Canadian Parent which is a Qualified Obligor at such time (so long as (A) the surviving company of such merger or amalgamation remains a Wholly-Owned Subsidiary of the Canadian Parent which is a Qualified Obligor and (B) in the case of any such merger or amalgamation involving a Qualified U.S. Obligor, the surviving company of such merger is a Qualified U.S. Obligor);

            (ix) sales and other transfers by (A) the sellers of Intercompany Receivables Facility Assets to any Intercompany Finance Subsidiary and purchases and acquisitions of Intercompany Receivables Facility Assets by any Intercompany Finance Subsidiary, (B) an existing Intercompany Finance Subsidiary of Intercompany Receivables Facility Assets to an Additional Intercompany Finance Subsidiary established in accordance with the definition thereof, in each case pursuant to an Intercompany Receivables Facility, shall be permitted and (C) with the approval of the Agents, any Intercompany Finance Subsidiary may merge or amalgamate with or into another Intercompany Finance Subsidiary so long as (I) the surviving Intercompany Finance Subsidiary is a Wholly-Owned Subsidiary of the Canadian Parent (but not of the Borrower) and (II) the corporate structure of the Canadian Parent and its Subsidiaries after giving effect to such merger or amalgamation is satisfactory to the Agents;

            (x) so long as no Specified Default or Event of Default exists at the time of the respective transfer of assets or immediately after giving effect thereto, (1) the Canadian Parent and any of its Subsidiaries may transfer assets to any Qualified Obligor (other than the Finance Corp.),
      (2) the Borrower and any of its Subsidiaries which is a Qualified Obligor may transfer assets to any other

      Qualified Obligor (other than Finance Corp.), (3) any Non-U.S./Canadian Subsidiary (other than an Intercompany Finance Subsidiary) may transfer assets to any other Non- U.S./Canadian Subsidiary (other than an Intercompany Finance Subsidiary), (4) Qualified Obligors (other than Finance Corp.) may transfer equipment to Non-U.S./Canadian Subsidiaries (other than an Intercompany Finance Subsidiary) to the extent that such assets are determined by management of the Canadian Parent to be redundant, as a result of the Transaction or any Permitted Acquisition, of those assets otherwise owned by such Qualified Obligors and (5) Qualified Obligors (other than the Borrower and Finance Corp.) may transfer assets (but not Equity Interests in any Person) in transfers not otherwise permitted pursuant to this Section 9.02 to Non-U.S./Canadian Subsidiaries (other than an Intercompany Receivables Subsidiaries), so long as the Fair Market Value of all assets transferred pursuant to this clause (5) after the Effective Date, when added to the aggregate principal amount of all loans and advances made pursuant to Section 9.05(v)(B)(z) (determined without regard to any write-downs or write-offs thereof, but net of any cash repayments of principal received in respect thereof) after the Effective Date and the aggregate amount of cash equity contributions made pursuant to Section 9.05(xiv)(z) (net of any cash repayments received in respect thereof) after the Effective Date, does not exceed $200,000,000;

            (xi) the Subsidiaries of the Canadian Parent (other than the Designated Special Purpose Entities) may sell or otherwise transfer and rent or lease back property so long as (A) the Fair Market Value of all such property so sold or transferred and rented or leased back pursuant to this clause (xi) in any fiscal year of the Canadian Parent does not exceed $25,000,000, (B) the consideration received by the Canadian Parent or its Subsidiaries from each sale or transfer pursuant to this clause (xi) shall be in the form of cash and (C) in the case of any Asset Sale pursuant to this clause (xi), the Net Sale Proceeds therefrom are applied to repay Loans as provided in Section 4.02(c) or reinvested in Additional Assets to the extent permitted by said Section;

            (xii) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may enter into agreements to effect acquisitions and dispositions of Equity Interests or assets so long as the respective transaction is permitted pursuant to the provisions of this
      Section 9.02; provided that the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may enter into agreements to effect acquisitions and dispositions of Equity Interests or assets in transactions not permitted by the provisions of this Section
      9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Lenders under this Agreement as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of a failure to obtain such consent, the aggregate liability of the Canadian Parent and its Subsidiaries under any such agreement shall not exceed $25,000,000;

            (xiii) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may sell or otherwise dispose of additional assets (excluding, assets sold, transferred or disposed of pursuant to an Intercompany Receivables Facility), so long as (A) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto, (B) the aggregate Net Sale Proceeds from all assets subject to sales or dispositions under this clause (xiii) in any fiscal year of the Canadian Parent shall not exceed $50,000,000, (C) each such sale or disposition shall be for Fair Market Value (other than with respect to sales or dispositions in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Canadian Parent) and either (x) at least 75% of the aggregate consideration therefor shall be in the form of cash or (y) to the extent that property other than cash accounts for more than 25% of the aggregate consideration therefor, the aggregate Fair Market Value of such property to the extent in excess of 25% of the aggregate consideration therefrom shall be deemed to constitute an Investment under Section 9.05(vii), and shall only be permitted if same can be (and are) justified as an Investment pursuant to said Section 9.05(vii), and (D) the Net Sale Proceeds from each Asset Sale effected pursuant to this Section 9.02(xiii) are applied to repay Loans as provided in Section 4.02(c) or reinvested in Additional Assets to the extent permitted by said Section;

            (xiv) the Transaction shall be permitted;

            (xv) the Peak Technologies Sale shall be permitted, so long as (x) no Default or Event of Default then exists or would result therefrom, (y) the Canadian Parent and/or its Subsidiary receives at least Fair Market Value in consideration for such sale and (z) the aggregate amount of Net Sale Proceeds, when added to all Net Sale Proceeds received from sales and dispositions of assets pursuant to Sections 9.02(xvi) and 9.02(xvii) after the Effective Date, to the extent in excess of $50,000,000, are applied and/or reinvested as (and to the extent required by) Section 4.02(c);

            (xvi) the Canadian Parent and its Subsidiaries may sell or otherwise dispose of additional assets (but not Equity Interests in any Person) determined by the management of the Canadian Parent in good faith to be redundant, as a result of the Transaction or any Permitted Acquisition, of those assets theretofore owned by the Canadian Parent and its Subsidiaries, so long as (x) no Default or Event of Default then exists or would exist after giving effect thereto, (y) each such sale or disposition is at Fair Market Value and (z) the aggregate amount of Net Sale Proceeds received by the Canadian Parent and its Subsidiaries from any such sale or disposition, when added to the Net Sale Proceeds received from sales or dispositions of assets pursuant to Sections 9.02(xv) and 9.02(xvii) after the Effective Date, to the extent in excess of $50,000,000, are applied and/or reinvested as (and to the extent required by) Section 4.02(c);

            (xvii) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may sell or otherwise dispose of assets located in a Non-Qualified Jurisdiction, or comprising all the Equity Interests owned by the Canadian Parent and its Subsidiaries in any Person (excluding any Designated Special Purpose Entity) organized under the laws of a Non-Qualified Jurisdiction and substantially all of whose assets and business and is located and conducted in one or more Non-Qualified Jurisdiction, where the management of the Canadian Parent has determined in good faith that it would be in the interests of the Canadian Parent and its Subsidiaries to exit (and no longer conduct business in) such Non-Qualified Jurisdiction, so long as (w) such assets are sold prior to the date occurring 18 months after the Initial Borrowing Date, (x) no Default or Event of Default then exists or would exist after giving effect thereto, (y) each such sale or disposition is at Fair Market Value and (z) the aggregate amount of Net Sale Proceeds received by the Canadian Parent and its Subsidiaries from any such sale or disposition, when added to the Net Sale Proceeds received from sales or dispositions of assets pursuant to Section 9.02(xv) and 9.02(xvi) after the Effective Date, to the extent in excess of $50,000,000, are applied and/or reinvested as (and to the extent required by) Section 4.02(c);

            (xviii) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may sell or otherwise dispose of additional assets (excluding assets sold, transferred or disposed of pursuant to an Intercompany Receivables Facility) pursuant to one or more Asset Sales, so long as (A) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto, (B) the aggregate Fair Market Value of all assets subject to sales or dispositions under this clause (xviii) after the Effective Date shall not exceed $150,000,000, (C) each such sale or disposition shall be for Fair Market Value and at least 75% of the aggregate consideration for each such sale or disposition shall be in the form of cash and (D) the Net Sale Proceeds from each Asset Sale effected pursuant to this Section 9.02(xviii) are applied to repay loans as provided in Section 4.02(c) or reinvested in Additional Assets to the extent permitted by said Section; and

            (xix) so long as no Default or Event of Default then exists or would result therefrom, inactive Subsidiaries of the Parent (excluding in any event the Borrower, Moore North America, Wallace and Finance Corp.) may be liquidated or dissolved from time to time, so long as (x) the Canadian Parent determines that such liquidation is not adverse to the interests of the Lenders and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents shall remain in full force and effect (to at least the same extent as in effect immediately prior to such dissolution or liquidation).

Notwithstanding anything to the contrary contained above in this Section 9.02, in no event shall the Canadian Parent or any of its Subsidiaries enter into any sale-leaseback transactions, except in accordance with Section 9.02(xi) above. To the extent the

Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to the Canadian Parent or any of its Subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall (and are hereby authorized to) take any actions deemed appropriate in order to effect the foregoing.

            9.03 Dividends. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Canadian Parent or any of its Subsidiaries, except that the following shall be permitted:

            (i) (w) the Canadian Parent may sell or issue options, rights and warrants exercisable into Canadian Parent Common Shares or Qualified Preferred Stock to its shareholders, (x) any Subsidiary of the Canadian Parent may pay Dividends to any Qualified Obligor (other than Finance Corp.) and (y) any Subsidiary of the Canadian Parent (other than an Intercompany Finance Subsidiary) may pay Dividends to its shareholders so long as the Canadian Parent or any Subsidiary of the Canadian Parent owning Equity Interests therein receives a percentage of any such Dividends which is at least equal to its percentage Equity Interest in the Subsidiary paying such Dividend and (z) each Intercompany Finance Subsidiary may pay Dividends to its shareholders so long as, contemporaneously therewith, such shareholder takes whatever actions as may be necessary to ensure that any Dividend paid (after giving effect to any required withholdings) by an Intercompany Finance Subsidiary is ultimately dividended (whether directly or indirectly) to a Qualified Obligor (other than Finance Corp.);

            (ii) the Canadian Parent may make cash payments to repurchase Canadian Parent Common Shares and/or options, warrants or rights to purchase Canadian Parent Common Shares and/or pay cash Dividends to its shareholders, so long as (x) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (y) the Total Unutilized Revolving Loan Commitment immediately after giving effect to any such repurchase and/or payment is no less than $50,000,000 and (z) the aggregate amount of cash expended by the Canadian Parent and its Subsidiaries pursuant to this clause (ii), and pursuant to clause (ii) of
      Section 9.10, shall not exceed in any fiscal year of the Canadian Parent, $40,000,000;

            (iii) the Canadian Parent may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

            (iv) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the respective payment, (x) the respective Subsidiary which is the issuer thereof may pay regularly accruing cash dividends on any outstanding Permitted Acquired Subsidiary Preferred Stock and (y) the

      Canadian Parent and/or its Subsidiaries may acquire, redeem or retire any outstanding Permitted Acquired Subsidiary Preferred Stock; and

            (v) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the respective purchase, the Canadian Parent may make additional cash purchases in respect of Canadian Parent Common Shares and/or options, warrants or rights to purchase Canadian Parent Common Shares previously held by any directors, executive officers, members of management or employees of the Canadian Parent or any of its Subsidiaries or any family members of any such individuals, after the death of the respective insured Person, with proceeds of key-man life insurance maintained by any Credit Party on such Person.

            9.04 Indebtedness. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) unsecured Indebtedness of Finance Corp. in respect of the Senior Unsecured Notes, and guarantees thereof by the Borrower and the Guarantors which must be subordinated in accordance with the subordination provisions contained in the Senior Unsecured Note Documents in the case of guarantees by Non-Qualified Obligors, so long as the aggregate principal amount thereof at any time outstanding does not exceed $503,000,000 less the amount of any repayments of principal thereof after the Escrow Deposit Date;

            (iii) Indebtedness constituting loans to Non-U.S./Canadian Subsidiaries; provided that (x) the aggregate amount of loans made to Intercompany Finance Subsidiaries (I) shall be unsecured, (II) may be guaranteed by the Canadian Parent (which guarantee shall be permitted by this clause (iii)) and (III) shall not exceed $40,000,000 at any time outstanding and (y) the aggregate principal amount of all such loans incurred after the Escrow Release Date in accordance with this clause
      (iii) shall not exceed $100,000,000 at any time outstanding;

            (iv) Existing Indebtedness (other than any such Indebtedness of Non-U.S./Canadian Subsidiaries, which must be justified under Section 9.04(iii)) shall be permitted to the extent the same is listed on Part B of Schedule III, but no refinancings or renewals thereof, except as expressly permitted on Part B of such Schedule III (or as otherwise permitted by Section 9.04(xi));

            (v) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

            (vi) Indebtedness under non-speculative Interest Rate Protection Agreements reasonably related to outstanding floating rate debt permitted under this Agreement;

            (vii) Indebtedness of the Canadian Parent and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.01(vi), and Indebtedness (other than Permitted Acquired Debt) secured by Liens permitted under Section 9.01(vii), provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations and Indebtedness permitted by this clause
      (vii) exceed $100,000,000 at any time outstanding (subject to adjustment as provided in the last sentence of this Section 9.04);

            (viii) Guaranties of the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) as a guarantor of the lessee under any lease pursuant to which the Canadian Parent or any of its Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder;

            (ix) Indebtedness constituting Permitted Acquired Debt, so long as the aggregate amount of such Permitted Acquired Debt at any time outstanding does not exceed $100,000,000 (subject to adjustment as provided in the last sentence of this Section 9.04);

            (x) Indebtedness among the Canadian Parent and its Subsidiaries to the extent permitted pursuant to Section 9.05(v) and (xv);

            (xi) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto;

            (xii) intercompany Indebtedness (i.e., between Intercompany Finance Subsidiary and one or more Qualified Obligors) which may be deemed to exist pursuant to an Intercompany Receivables Facility;

            (xiii) obligations of any Subsidiary (other than the Designated Special Purpose Entities) of the Canadian Parent incurred with respect to performance bonds and/or fidelity bonds required to be furnished by such Subsidiary in connection with contracts entered into by such Subsidiary in the ordinary course of its business;

            (xiv) Indebtedness of the Canadian Parent and/or its Subsidiaries under Other Hedging Agreements, in each case so long as the respective Other Hedging Agreement is reasonably related to revenues or payments of the Canadian Parent and/or its Subsidiaries in the respective currency subject to the Other Hedging Agreement and is entered into for non-speculative purposes; and

            (xv) so long as no Default or Event of Default is then in existence or would exist immediately after giving effect to the respective incurrence of Indebt-edness, additional Permitted Basket Indebtedness in an aggregate principal amount not to exceed $100,000,000 (subject to adjustment as provided in the last sentence of this Section 9.04) at any time outstanding; and

            (xvi) so long as no Default or Event of Default is then in existence or would exist immediately after giving effect to the respective incurrence of Indebtedness, Indebtedness consisting of Permitted Subordinated Indebtedness.

            In furtherance of the foregoing and in no way in limitation thereof, the Canadian Parent shall not permit any Unrestricted Subsidiary to incur any Indebtedness or any other obligation having any element of recourse to the Canadian Parent or any of its other Subsidiaries or to any of their respective assets or property. Notwithstanding anything to the contrary contained above,
(i) at any time while any Permitted Acquired Subsidiary Preferred Stock is outstanding, the aggregate amounts set forth in clauses (ix) and/or (xv) above (i.e., $200,000,000 in aggregate) shall be reduced by the aggregate liquidation preference of all outstanding Permitted Acquired Subsidiary Preferred Stock then outstanding, with the total reduction described above in this Section to be allocated between the amounts provided in clauses (ix) and (xv) above as may be determined from time to time by the Canadian Parent and (ii) the Canadian Parent and its Subsidiaries which are Credit Parties may not incur debt from the Canadian Parent or any of its Subsidiaries unless each of the obligor and obligee of such debt shall have executed a counterpart of (or, at the request of the Administrative Agent, a Joinder Agreement in respect of) the Intercompany Subordination Agreement.

            9.05 Investments; etc. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except that the following shall be permitted:

            (i) each of the Subsidiaries of the Canadian Parent may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

            (ii) the Canadian Parent and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that, in the event that the aggregate amount of cash and Cash Equivalents held by the Canadian Parent and its Domestic Subsidiaries (including the Borrower) and its Canadian Subsidiaries (taken together) exceeds the Maximum Cash Amount for any period of three consecutive Business Days, such excess shall be applied as a mandatory repayment of Revolving Loans and/or Swingline Loans in accordance with Section 4.02(h) (it being understood that for purposes of this Section 9.05(ii) (including the definition of "Maximum Cash Amount" as used herein), cash and Cash

      Equivalents denominated in a currency other than U.S. Dollars shall be calculated by taking the U.S. Dollar Equivalent of such cash or Cash Equivalents as determined for any such period);

            (iii) the Canadian Parent and its Subsidiaries may make loans and advances to their respective employees, officers and directors in connection with relocations, purchases by such persons of the Equity Interests of the Canadian Parent or warrants, options or similar rights to purchase the Equity Interests of the Canadian Parent and other ordinary course of business purposes, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000;

            (iv) the Canadian Parent and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(vi);

            (iv) Indebtedness consisting of (A) Intercompany Existing Indebtedness and (B) intercompany loans and advances made (w) by any Non-U.S./Canadian Subsidiary to any Qualified Obligor (other than Finance Corp.), (x) between or among Qualified Obligors (excluding Finance Corp., except to the extent amounts are loaned to it pursuant to this clause (x) as and when needed by Finance Corp. to make payments on its outstanding Indebtedness made after the Effective Date), (y) between or among Non-U.S./Canadian Subsidiaries (other than any Intercompany Finance Subsidiary), and (z) by any Qualified Obligor (other than Finance Corp.) or any Intercompany Finance Subsidiary to any Non-U.S./Canadian Subsidiary, so long as the sum of (I) the Fair Market Value of all assets transferred pursuant to Section 9.02(x)(5) after the Effective Date plus
      (II) the aggregate principal amount of all loans and advances (determined without regard to any write-downs or write-offs thereof, but net of any cash repayments of principal received in respect thereof) made after the Effective Date pursuant to this clause (z) plus (III) the aggregate amount of cash equity contributions made pursuant to Section 9.05(xiv)(z) (net of any cash received in respect thereof) does not exceed $200,000,000 (the loans and advances referred to in the preceding clauses (I) and (II) of this Section 9.05(v)(B)(z) are collectively referred to as "Intercompany Loans"), provided that (a) each obligor and obligee of any Intercompany Loan made (X) to the Borrower by the Canadian Parent or any of its Subsidiaries, (Y) to any Qualified Obligor by any Subsidiary of the Canadian Parent that is not a Qualified Obligor or (Z) to any Credit Party by a Subsidiary of the Canadian Parent that is not a Credit Party shall, in each case, be subject to the provisions of the Intercompany Subordination Agreement (which Intercompany Subordination Agreement must have been executed (including through a Joinder Agreement) by both the obligor and obligee of each such Intercompany Loan) and (b) each Intercompany Loan owed to any Qualified Obligor shall be evidenced by an intercompany note or notes satisfactory in form and substance to the Administrative Agent and shall be pledged to the Collateral Agent pursuant to the respective Pledge Agreements;

            (vi) the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may (x) establish Subsidiaries in compliance with Section 9.11 and (y) make Investments therein as otherwise provided in this Section 9.05;

            (vii) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Canadian Parent and its Wholly-Owned Subsidiaries shall be permitted to make Investments (in addition to those otherwise provided in this Section 9.05) on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (w) in the case of Investments made in any Person which is thereafter acquired pursuant to a Permitted Acquisition, then upon the consummation of the respective Permitted Acquisition the amount previously invested in such Person pursuant to this clause (vii) shall be treated as if said amount were instead used to effect a Permitted Acquisition and the Available Basket Amount shall be increased by the amount of Investments in such Person theretofore made pursuant to this clause (vii), (x) in the case of Investments in entities which do not become Credit Parties, then to the extent the Canadian Parent or one or more other Credit Parties (after the respective Investment has been made) receives (A) a cash return of capital previously invested pursuant to this clause (vii) (including, without limitation, from Net Sale Proceeds of any sale of Equity Interests (to a Person other than the Canadian Parent and its Subsidiaries) permitted by Section 9.02), then the amount of such return of capital shall, upon the Administrative Agent's receipt of a certification of the amount of the return of capital from an Authorized Representative of the Canadian Parent, apply to increase the Available Basket Amount, or (B) a cash return in excess of the amount of capital previously invested pursuant to this clause (vii) (including, without limitation, any such excess Net Sale Proceeds of any sale of Equity Interests (to a Person other than the Canadian Parent and its Subsidiaries) permitted by Section 9.02), then the net after-tax profits therefrom (in each case, so long as same will not be included in Consolidated EBITDA) shall, upon the Administrative Agent's receipt of a certification of the amount of net after-tax profits as described in this clause (B), apply to increase the Available Basket Amount, (y) except as otherwise expressly provided in the parenthetical to clause (B)(y)(1) of the proviso to the first sentence of the definition of Permitted Acquisition, the acquisition of a person which has ownership interests in one or more entities which are not Wholly-Owned Subsidiaries of such Person pursuant to a Permitted Acquisition effected in accordance with relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to this clause (vii) and the Available Basket Amount shall not be reduced as a result of the payment of consideration owing in connection with such Permitted Acquisition (although the Available Basket Amount would be reduced by the amount of any Investments required to be justified under this Section 9.05(vii) in connection with the respective Permitted Acquisition as contemplated by clause (B)(y)(1) of the proviso to the first sentence of the definition of Permitted

      Acquisition, as well as by the amount of any additional Investments made in any non-wholly-owned entity after the consummation of a Permitted Acquisition pursuant to this clause (vii)) and (z) the Available Basket Amount shall be reduced from time to time by Investments made, or deemed made, pursuant to this clause (vii) by reason of the proviso to Section 9.12(b);

            (viii) the Canadian Parent and its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.13 and the component definitions as used therein;

            (ix) the Canadian Parent and its Subsidiaries may retain cash consideration plus purchase money notes derived from asset sales permitted pursuant to Section 9.02(ii), (xiii) and (xv);

            (x) Investments existing or the Escrow Release Date shall be permitted to the extent listed on Part B of Schedule XII;

            (xi) the Canadian Parent and each of its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and/or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (xii) Investments made in accordance with the relevant requirements of Section 9.02(x);

            (xiii) the Canadian Parent and/or its Subsidiaries may enter into Other Hedging Agreements in accordance with the requirements contained in
      Section 9.04(xiv);

            (xiv) (w) each of the Canadian Parent and its Subsidiaries may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a Qualified Obligor (other than Finance Corp.), (x) each Non-U.S./Canadian Subsidiary (other than any Intercompany Finance Subsidiary) may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a Non-U.S./Canadian Subsidiary, (y) the Borrower may make cash equity contributions to Finance Corp. at the times and in an aggregate amount necessary for Finance Corp. to pay all regularly scheduled payments of interest, and other amounts (excluding principal) required to be paid in respect of the Senior Unsecured Notes or, after the issuance thereof (and so long as the respective payments may be made in accordance with all relevant subordination provisions applicable thereto), any Permitted Subordinated Indebtedness, and (z) any Qualified Obligor may make investments in any direct Wholly-Owned Subsidiary of the Person making such contribution that is a Non-U.S./Canadian Subsidiary (other than any Intercompany Finance Subsidiary) in an aggregate amount for all investments made pursuant to this clause (z) after the Effective Date (net of any cash repay-ments received in respect thereof) not to exceed, when added to the Fair Market Value of all assets transferred after the Effective Date pursuant to Section 9.02(x)(5) and the aggregate principal amount of all loans and advances made after the Effective Date pursuant to Section 9.05(v)(B)(z) (determined without regard to any write-downs or write-offs thereof, but net of any cash repayments of principal received in respect thereof), $200,000,000; and

            (xv) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto (x) the Canadian Parent may, pursuant to a transaction and structure satisfactory to the Agents, make a loan or a cash capital contribution to a Non-U.S./Canadian Subsidiary satisfactory to the Agents, so long as substantially contemporaneously therewith such Non-U.S./Canadian Subsidiary either loans or pays the cash received from such loan or cash capital contribution to a Qualified Obligor, (y) a Qualified Obligor may, pursuant to a transaction and structure satisfactory to the Agents, repay the loan or return the payment received pursuant to clause (x) of this Section 9.05(xv) to the Non-U.S./Canadian Subsidiary that had made such loan or payment, so long as substantially contemporaneously therewith such Non-U.S./Canadian Subsidiary either loans or pays the cash received from such loan or payment to the Canadian Parent (directly or indirectly through a Wholly-Owned Subsidiary of the Canadian Parent), and (z) the Canadian Parent may, pursuant to a transaction and structure satisfactory to the Agents, loan or contribute the cash received pursuant to clause (y) of this Section 9.05(xv) to an Intercompany Finance Subsidiary, so long as substantially contemporaneously therewith such Intercompany Finance Subsidiary uses such cash to either make a loan to, make cash payments to, or purchase assets from, a Qualified Obligor to the extent otherwise permitted by this Agreement.

            9.06 Transactions with Affiliates and Unrestricted Subsidiaries. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of such Credit Agreement Party or any of its Subsidiaries or any of its Unrestricted Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would reasonably be obtained by such Credit Agreement Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) Dividends may be paid to the extent provided in Section 9.03;

            (ii) Investments may be made to the extent permitted by Section
      9.05;

            (iii) loans may be made and other transactions entered into between the Canadian Parent and its Subsidiaries, or between such Subsidiaries, shall be permitted to the extent expressly permitted by Sections 9.02 or 9.04;

            (iv) customary fees may be paid to directors of the Canadian Parent and its Subsidiaries, and expenses incurred by such directors may be reimbursed, in each case, by the Canadian Parent and its Subsidiaries;

            (v) the Canadian Parent and its Subsidiaries may (x) enter into and perform employment and severance arrangements with respect to the procurement of services with their respective officers and employees, (y) suffer to exist and perform employment and severance agreements in existence on the Escrow Release Date and (z) pay relocation expenses or make relocation loans in the ordinary course of business, in each case to their respective officers and employees;

            (vi) Qualified Obligors (other than Finance Corp.) and Intercompany Receivables Subsidiaries may enter into the transactions contemplated by the Intercompany Receivables Documents;

            (vii) the Canadian Parent may sell or issue (x) Canadian Parent Common Shares and options, rights and warrants exercisable therefor and
      (y) Qualified Preferred Stock, in each case, to its Affiliates (other than its Subsidiaries);

            (viii) the Canadian Parent and its Subsidiaries may make payments owing by them to each other in accordance with the provisions of any intercompany Tax Sharing Agreement amongst them;

            (ix) the Borrower and any of its Subsidiaries may pay fees (including management, acquisition and other consulting fees) to any Qualified Obligor (other than Finance Corp.);

            (x) so long as no Default or Event of Default then exists or would exist after giving effect to any payment contemplated by this clause (x), the Canadian Parent may pay a monitoring fee to Greenwich Street Capital Partners II, L.P. in an aggregate amount not to exceed $500,000 in any fiscal year of the Canadian Parent; and

            (xi) the Transaction shall be permitted;

provided that, any transaction (other than as described in clauses (i) through (xi), inclusive, above) between and among the aforementioned parties with a value in excess of (A) $5,000,000 shall only be permitted if a majority of the disinterested directors of the Canadian Parent approve the transaction and (B) $50,000,000 shall only be permitted if the parties thereto provide a fairness opinion from a Person, and in form and substance, reasonably satisfactory to the Agents.

            9.07 Capital Expenditures. (a) The Canadian Parent will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the fiscal year of the Canadian Parent ending December 31, 2003, the Canadian

Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may make Capital Expenditures in an aggregate amount not to exceed $125,000,000 and (ii) during each fiscal year of the Canadian Parent ending thereafter, the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may make capital expenditures in an aggregate amount not to exceed 3.5% of Consolidated Net Sales for such fiscal year. As a sub-limit, and in addition to the requirements contained in the immediately preceding sentence, it is agreed that in no event shall the Capital Expenditures made by the Canadian Parent and its Subsidiaries during any fiscal quarter pursuant to this Section 9.07(a) exceed an amount equal to 5% of Consolidated Net Sales for such fiscal quarter.

            (b) To the extent that the amount of Capital Expenditures made by the Canadian Parent and its Subsidiaries pursuant to preceding clause (a) during any fiscal year of the Canadian Parent (beginning with its fiscal year ended December 31, 2003) is less than the aggregate amount permitted for such fiscal year pursuant to clause (i) or (ii), as the case may be, of the first sentence of Section 9.07(a) (such amount, the "Annual Permitted CapEx Amount"), then the lesser of (x) such unused amount and (y) 40% of such Annual Permitted CapEx Amount may be carried forward and utilized by the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) to make Capital Expenditures (in addition to those permitted pursuant to the preceding clause (a)) in the immediately succeeding fiscal year of the Canadian Parent.

            (c) In addition to the Capital Expenditures permitted pursuant to the preceding clauses (a) and (b), the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may effect Permitted Transactions in accordance with the relevant requirements of this Agreement and any part of such Permitted Transactions that would constitute a Capital Expenditure shall be permitted and shall not be included in the determining compliance with the provisions of this Section 9.07.

            (d) In addition to the Capital Expenditures permitted pursuant to the preceding clauses (a), (b) and (c), the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) may make Capital Expenditures with the amount of Net Sale Proceeds received by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) from any Asset Sale so long as such Net Sale Proceeds are reinvested within 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to repay Loans pursuant to Section 4.02(c).

            (e) In addition to the Capital Expenditures permitted pursuant to the preceding clauses (a), (b), (c) and (d), the Canadian Parent or any of its Subsidiaries may make Capital Expenditures with the amount of Net Recovery Event Proceeds received by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) from any Recovery Event so long as such Net Recovery Event Proceeds are used to replace or restore (or reimburse amounts theretofore expended in connection with the replacement or restoration of) any similarly situated properties or assets in respect of which such Net Recovery Event Proceeds relate, following such Recovery Event and prior to 360 days (subject to a six month extension for contractual commitments that are not completed during such 360-day period) following the date of receipt of such Net Recovery Event Proceeds from such Recovery Event, but only to the extent that such Net Recovery Event Proceeds are not otherwise required to be applied to repay Loans pursuant to Section 4.02.

            (f) Notwithstanding the foregoing, the Canadian Parent and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Capital Expenditures).

            9.08 Consolidated Interest Coverage Ratio. The Canadian Parent will not permit the Consolidated Interest Coverage Ratio for any Test Period ending during a period described below to be less than the ratio set forth below opposite such period (provided that, in the event that the Merger is consummated on or after May 1, 2003, the first Test Period in respect of which this covenant shall be tested shall be the Test Period ended closest to September 30, 2003):

                                                               Minimum Consolidated
            Period                                             Interest Coverage Ratio
            ------                                             -----------------------
            Initial Borrowing Date to and including the
              last day of the fiscal quarter of the
              Canadian Parent ending closest to
              December 31, 2004                                      3.50:1.00

            Thereafter, to and including the last day of
              the fiscal quarter of the Canadian Parent
              ending closest to December 31, 2005                    3.75:1.00

            Thereafter                                               4.00:1.00

            9.09 Maximum Leverage Ratio. The Canadian Parent will not permit any of the Total Leverage Ratio, the Senior Leverage Ratio or the Senior Secured Leverage Ratio to be greater than, at any time during any period set forth below, the respective ratio set forth below opposite such period under the heading "Maximum Total Leverage Ratio", "Maximum Senior Leverage Ratio" or "Maximum Senior Secured Leverage Ratio", as the case may be:

                                           Maximum Total      Maximum Senior     Maximum Senior
Period                                     Leverage Ratio     Leverage Ratio     Secured Leverage Ratio
------                                     --------------     --------------     ----------------------
June 30, 2003 or, if later, the Escrow
  Release Date to and including the
  day before the last day of the
  Canadian Parent's fiscal quarter
  ending closest to March 31, 2005            4.00:1.00          3.50:1.00             2.50:1.00

The last day of the Canadian Parent's
  fiscal quarter ending closest to
  March 31, 2005 to and including
  the day before the last day of the
  Canadian Parent's fiscal quarter
  ending closest to March 31, 2006            3.75:1.00          3.25:1.00             2.25:1.00

Thereafter                                    3.50:1.00          3.00:1.00             2.00:1.00

            9.10 Limitation on Modifications of and Payments on Indebtedness and Preferred Stock; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements. The Canadian Parent will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Senior Unsecured Note Documents or, after the incurrence or issuance thereof, any Permitted Acquired Debt, Permitted Subordinated Indebtedness, Qualified Preferred Stock or Permitted Acquired Subsidiary Preferred Stock, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, or security agreement or certificate of designation) relating thereto, other than any amendments or modifications to the Senior Unsecured Note Documents, any Permitted Acquired Debt, Permitted Subordinated Indebtedness, Qualified Preferred Stock or Permitted Acquired Subsidiary Preferred Stock which (A) do not make any material term or condition thereof more restrictive than the previously existing terms and conditions with respect thereto, (B) do not in any way adversely affect the interests of the Lenders and (C) do not increase the interest or dividend rates applicable thereunder, reduce the maturity date thereunder or change any pay-in-kind mechanics or requirements or any subordination provision thereof (or subordination requirements applicable thereto) from those in effect immediately prior to such amendment or modification, (ii) make (or give any notice in respect of) any voluntary or optional payment or make (or permit or give (or permit to be given) any notice in respect of) any prepayment on or redemption, repurchase or acquisition for value of any of the Senior Unsecured Notes, or, after the incurrence or issuance thereof, any Permitted Subordinated Indebtedness, Qualified Preferred Stock or Permitted Acquired Subsidiary Preferred Stock, provided that, so long as no Default or Event of Default then exists or would exist after giving to any payment pursuant to this proviso, cash payments may be made in respect of any outstanding Indebtedness otherwise described above in this clause (ii) so long as the aggregate amount of cash expended by the Canadian Parent and its Subsidiaries pursuant to this proviso, when added to the aggregate amount of cash expended by the Canadian Parent and its Subsidiaries pursuant to clause (ii) of Section 9.03, shall not exceed, in any fiscal year of the Canadian Parent, $40,000,000, (iii) amend or modify, or permit the amendment or modification of, any provision of any Intercompany Receivables Facility Documents, except for amendments and modifications which do not in any way adversely affect the interests of the Lenders, or (iv) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificate of designation relating to Qualified Preferred Stock), by-laws, partnership agreement, certificate of limited partnership, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) as the case may be, or any agreement entered into by it, with respect to its capital stock or other equity interest, other than any amendments, modifications or changes pursuant to this clause (iv) and any such new agreements pursuant to this clause (iv) which do not in any way adversely affect the interests of the Lenders.

            9.11 Limitation on Creation or Acquisition of Subsidiaries and Unrestricted Subsidiaries. (a) Except as provided in Section 9.11(b) below, Canadian Parent will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Escrow Release Date any Subsidiary (other than a Shell Corporation, so long as it remains a Shell Corporation) or Unrestricted Subsidiary, provided that the Canadian Parent and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (x) in the case of all such newly established or created Wholly-Owned Subsidiaries (I) subject to Sections 8.11(d) and 8.15, the Equity Interests of each such new Wholly-Owned Subsidiary are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and, if such Equity Interests constitute certificated securities, the certificates representing such Equity Interests, together with stock powers or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors and (II) to the extent such new Wholly-Owned Subsidiary is required in accordance with the applicable provisions of Section 8.11 to become a Subsidiary Guarantor, (A) such new Wholly-Owned Subsidiary executes and delivers counterparts of the U.S. Subsidiaries Guaranty (and/or in the case of a Foreign Subsidiary, such additional or alternative guaranties as may be determined necessary or appropriate by the Agents in accordance with the criteria described in Section 5.02(l)) and, in each case unless the Agents otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such other Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Escrow Release Date (determined in accordance with the criteria described in Sections 5.02(l) through 5.02(q), inclusive), and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5.02 if such new Wholly-Owned Subsidiary had been a Credit Party on the Escrow Release Date and (B) such new Wholly-Owned Subsidiary, to the extent requested by the Agents or the Required Lenders, takes all other actions required pursuant to Section
8.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents), and (y) in the case of newly established or created Unrestricted Subsidiaries,
(I) all of the Equity Interests of such new Unrestricted Subsidiary shall be pledged in accordance with the preceding clause (x)(I) of this Section 9.11 and
(II) such Unrestricted Subsidiary shall, at the request of the Agents, become a party to a Tax Sharing Agreement in form and substance satisfactory to the Administrative Agent.

            (b) In addition to Subsidiaries of the Canadian Parent created pursuant to preceding clause (a), the Canadian Parent and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly-Owned Subsidiaries after the Escrow Release Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 9.05(vii), provided that (x) all of the Equity Interests of each such Non-Wholly-Owned Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements, and (y) any actions required to be taken pursuant to Section 8.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said Section 8.11.

            9.12 Limitation on Issuance of Capital Stock. (a) The Canadian Parent shall not issue (i) any Preferred Stock (other than Qualified Preferred Stock and Mandatorily Convertible Preferred Stock issued pursuant to clauses (c) and (d), respectively, below) or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Required Lenders in their sole discretion.

            (b) No Subsidiary of the Canadian Parent shall issue, or permit any of its Subsidiaries to issue, any of its Equity Interests (including by way of sales of treasury stock) or any options, rights or warrants to purchase, or securities convertible into, its Equity Interests, except (i) for transfers and replacements of then outstanding shares of its Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Canadian Parent or any of its Subsidiaries in any class of the Equity Interests of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Escrow Release Date pursuant to Section 9.11 may issue its Equity Interests to the Canadian Parent, or such Subsidiary of the Canadian Parent which is to own such Equity Interests in accordance with the requirements of Section 9.11 and
(v) any Subsidiary of the Canadian Parent which is not a Qualified Obligor may issue Equity Interests (in addition to those issuances contemplated in preceding clauses (i) through (iv), and which may result in such Person ceasing to be a Subsidiary) to Persons other than the Canadian Parent and its Subsidiaries; provided that, unless all amounts theretofore invested in such Subsidiary by the Canadian Parent and its other Subsidiaries have been invested after the Initial Borrowing Date and have been justified as Investments pursuant to Section 9.05(vii), then (x) on the date of the first issuance of Equity Interests by the Subsidiary described above in this clause (v), the aggregate Fair Market Value of all Equity Interests of the Canadian Parent and its other Subsidiaries in such Person at the time of such issuance pursuant to this clause (v) shall be deemed to constitute an Investment pursuant to Section 9.05(vii), and shall only be permitted if the Available Basket Amount is sufficient to justify same and is reduced by the amount of the deemed Investment pursuant to this clause (v), and
(y) all subsequent Investments by the Canadian Parent and its Subsidiaries in any Person which issues Equity Interest pursuant to this clause (v) shall be required to be made pursuant to, and in accordance with Section 9.05 (vii).

            (c) The Canadian Parent may issue Qualified Preferred Stock so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issue of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 97% of the liquidation preference thereof at the time of issuance.

            (d) The Canadian Parent or the Borrower may issue Mandatorily Convertible Preferred Stock so long as no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto.

            (e) Any Subsidiary of the Canadian Parent acquired pursuant to a Permitted Acquisition may have, and continue to have, outstanding Permitted Acquired Subsidiary Preferred Stock, so long as the aggregate amount (determined on the basis of the liquidation preference of each issue of outstanding Permitted Acquired Subsidiary Preferred Stock) of all outstanding Permitted Acquired Subsidiary Preferred Stock at any time outstanding does not exceed $50,000,000 and so long as (x) the requirements of Section 8.13 are met with respect to such Permitted Acquisition and (y) no violation of Section 9.04 occurs, in each case, as a result of the assumption of any Permitted Acquired Subsidiary Preferred Stock.

            9.13 Business. (a) The Canadian Parent will not, and will not permit any of Subsidiaries (other than an Intercompany Finance Subsidiary, which shall be subject to Section 9.15) to, engage (directly or indirectly) in any business other than a Related Business.

            (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Finance Corp. will not engage in any business or own any significant assets or have any material liabilities other than those liabilities which it is responsible for under this Agreement, the Senior Unsecured Note Documents and the other Documents to which it is a party, provided that Finance Corp. may be liable for Indebtedness incurred by it after the Initial Borrowing Date in accordance with the provisions of Section 9.04, and may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

            9.14 Limitation on Certain Restrictions on Subsidiaries. (a) The Canadian Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (x) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Canadian Parent or any of its Subsidiaries or pay any Indebtedness owed to the Canadian Parent or any of its Subsidiaries, (y) make loans or advances to the Canadian Parent or any of its Subsidiaries or (z) transfer any of its properties or assets to the Canadian Parent or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness, (iv) the provisions contained in the Senior Unsecured Note Documents (or any other Indebtedness which are not more restrictive than the provisions contained in the Senior Unsecured Note Documents), (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Canadian Parent or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement entered into by the Canadian Parent or any of its Subsidiaries in the ordinary course of business, (vii) restrictions imposed by any holder of a Permitted Lien on the transferability of any asset subject to such Permitted Lien, (viii) restrictions on Intercompany Receivables Subsidiaries, and with respect to Intercompany Receivables Facility Assets, set forth in the respective Intercompany Receivables Facility Documents and (ix) any Subsidiary which is the issuer of Permitted Acquired Debt or Permitted Acquired Subsidiary Preferred Stock may be subject to the restrictions contained therein (so long as same were not made worse, from the perspective of the Canadian Parent, than the restrictions as in effect immediately prior to the acquisition of the respective Subsidiary pursuant to a Permitted Acquisition).

            (b) The Canadian Parent will not permit any Unrestricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction whatsoever on the operations of the Canadian Parent and/or its Subsidiaries.

            9.15 Limitation on Intercompany Receivables Subsidiaries and Intercompany Receivables Facilities. No Intercompany Finance Subsidiary shall engage in any business activities other than the purchase and acquisition of Intercompany Receivables Facility Assets (and receiving collections therefrom and investing same in Cash Equivalents) pursuant to the respective Intercompany Receivables Facility and in accordance with the respective Intercompany Receivables Facility Documents, and any business activities reasonably incidental thereto, as well as incurring Indebtedness permitted pursuant to clause (iii)(x) of Section 9.04 and extending loans and advances to the Canadian Parent and its Subsidiaries to the extent permitted by Section 9.05, and incurring loans and advances from the Canadian Parent and its Subsidiaries to the extent permitted by Sections 9.04 and 9.05. Except as contemplated above in this Section 9.15, no Intercompany Finance Subsidiary shall have any assets or liabilities, except assets and liabilities reasonably incidental to the foregoing activities, and shall in no event purchase any receivables from an Unrestricted Subsidiary.

            9.16 Change of Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. No Qualified U.S. Obligor or Qualified Canadian Obligor shall change (i) its legal name, (ii) in the case of any Qualified U.S. Obligor, (A) its type of organization, (B) its status as a registered organization (in the case of a registered organization),
(C) its jurisdiction of organization, (D) its location, or (E) its organizational identification number (if any), and (iii) in the case of any Qualified Canadian Obligor, the address of its chief executive office, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and so long as same do not involve (x) a registered organization ceasing to constitute the same or (y) the Borrower or any Guarantor located in the United States changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if
(I) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Schedule X (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule X which shall correct all information contained therein for the Borrower or the respective Guarantor, and
(II) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            9.17 Senior Unsecured Note Documents. Unless the Required Lenders otherwise agree, the Credit Agreement Parties will not at any time permit any Indebtedness other than the Indebtedness incurred under this Agreement, to be justified as outstanding under clause (a) of Section 4.09 of the Senior Unsecured Note Indenture.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to
Section 10.05, for three or more Business Days after the receipt by such Borrower of notice of the respective Drawing by the Administrative Agent or the Issuing Lender or (iii) default, and such default shall continue unremedied for three or more Business Days (or five or more Business Days, in the case of the payment of Fees), in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Agreement Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(e)(i), 8.08, 8.12, 8.13, 8.14, 8.20 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Lender; or

            10.04 Default Under Other Agreements. (i) The Canadian Parent or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations or any Intercompany Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations or any Intercompany Loans) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Canadian Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $15,000,000; or

            10.05 Bankruptcy, etc. The Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or shall consent to the filing of any petition against it under any such law; or an involuntary case is commenced against the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries), or the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and, in the event that such case or proceeding has not been commenced by, or with the agreement of, the Canadian parent or any of its Subsidiaries, such order has not been vacated, stayed or discharged for a period of 60 days; or the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian, receiver, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Canadian Parent or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is reasonably likely to have a trustee appointed to administer such Plan under Section 4042 of ERISA, any Plan or Multiemployer Plan is, shall have been terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by the Canadian Parent or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, the Canadian Parent or any Subsidiary of the Canadian Parent or any ERISA Affiliate has incurred a liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code, the Canadian Parent or any Subsidiary of the Canadian Parent has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or pursuant to any Foreign Pension Plan or a Termination Event has occurred with respect to a Foreign Pension Plan;
(b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate will have a Material Adverse Effect; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than cash to the extent not consisting of cash on deposit in a deposit account subject to a control agreement executed in favor of the Collateral Agent for the benefit of the Secured Creditors), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

            10.08 Guarantees. At any time after the execution and delivery thereof any Guarantee or any material provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guarantee, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guarantee; or

            10.09 Judgments. One or more judgments or decrees shall be entered against the Canadian Parent or any of its Subsidiaries involving in the aggregate for the Canadian Parent and its Subsidiaries a liability to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $15,000,000; or

            10.10 Escrow Agreement Event of Default. (x) The Canadian Parent, the Borrower or Moore North America shall fail to pay when due any amounts owing by them pursuant to the terms and conditions of the Escrow Agreement, which default continues unremedied for three or more Business Days after the respective payment was due in accordance with the requirements of the Escrow Agreement or (y) at any time prior to the Escrow Release Date, the Escrow Agreement or any material provision thereof shall cease to be in full force or effect as to any of the Canadian Parent, the Borrower or Moore North America, or the Canadian Parent, the Borrower or Moore North America or any person acting by or on behalf of any of them shall deny or disaffirm the Canadian Parent's, the Borrower's or Moore North America's obligations under the Escrow Agreement, or any of the Canadian Parent, the Borrower or Moore North America shall default in the performance or observance of any material term, covenant or agreement on its part (other than those expressly covered in the preceding clause (x), which shall be subject to such clause) to be performed or observed pursuant to the Escrow Agreement and any such default continues unremedied for five or more Business Days after the Canadian Parent, the Borrower or Moore North America receives notice thereof from the Administrative Agent or the Escrow Agent; or

            10.11 Mandatorily Convertible Preferred Stock. Any Mandatorily Convertible Preferred Stock shall fail to convert to common Equity Interests of the Canadian Parent on or prior to ten Business Days following the issuance thereof.

            10.12 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Canadian Parent, Finance Corp., Moore North America, Wallace or the Borrower, the result of which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any B Term Loan Commitment Commission, any RL Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Agreement Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the

Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held for the benefit of the Lenders pursuant to Section 4.02 to repay outstanding Obligations.

SECTION 11.       Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Assets" shall mean (i) any property (other than cash, Cash Equivalents and securities) to be owned by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) and used by the Canadian Parent or such Subsidiary in a Related Business and (ii) any Equity Interests of a Person that is or becomes a Subsidiary of the Canadian Parent upon or as a result of the acquisition of such Equity Interests by the Canadian Parent or any of its Subsidiaries (other than the Designated Special Purpose Entities) from any Person other than the Canadian Parent or an Affiliate of the Canadian Parent; provided, however, that in the case of this clause (ii),
(x) such Person being acquired is primarily engaged in a Related Business and
(y) in connection with the acquisition of any such Person, the requirements of Sections 8.13 and 9.11 have been or are satisfied.

            "Additional Intercompany Finance Subsidiary" shall mean any Wholly-Owned Subsidiary of the Canadian Parent (but not of the Borrower) established after the Effective Date and organized under the laws of a jurisdiction satisfactory to the Agents, which Subsidiary is established to perform the same or substantially similar functions as the Initial Intercompany Finance Subsidiary and, in any event, is subject to the terms and conditions set forth in the applicable Additional Intercompany Receivables Facility Documents.

            "Additional Intercompany Receivables Facility" shall mean a receivables facility established in accordance with the respective Additional Intercompany Receivables Facility Documents. For the avoidance of doubt, it is understood and agreed that no financing under an Additional Intercompany Receivables Facility shall be provided by any Person other than an Additional Intercompany Finance Subsidiary.

            "Additional Intercompany Receivables Facility Documents" shall mean the respective documentation governing any Additional Intercompany Receivables Facility, which documentation shall provide for the sale of Intercompany Receivables Facility Assets to an Additional Intercompany Finance Subsidiary and shall be in form and substance satisfactory to the Agents.

            "Additional Mortgage" shall have the meaning provided in Section 8.11(a).

            "Additional Mortgaged Property" shall have the meaning provided in
Section 8.11(a).

            "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11, 8.15 and/or 9.11, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

            "Adjusted Consolidated EBITDA" shall mean, for any period, Consolidated EBITDA (after giving effect to the Transaction, but (I) without giving effect to the adjustments (x) set forth in clauses (ii) and (iii) inclusive, of the definition of Consolidated EBITDA or (y) set forth in clause
(B) to the proviso to the definition of Consolidated Net Income) and (II) without regard to the last sentence of the definition of Consolidated EBITDA, as adjusted (without duplication of adjustments) by adding thereto (i) factually supportable and identifiable cost savings and expenses reasonably satisfactory to the Agents in an aggregate amount not to exceed $15,000,000 and (ii) to the extent same reduced Consolidated EBITDA for the relevant period, (w) one-time restructuring charges of the Canadian Parent and its Subsidiaries (prior to giving effect to the Transaction) and the Wallace Entities, (x) employee retention bonuses paid to employees of the Wallace Entities in an aggregate amount not to exceed $3,000,000, (y) litigation settlement costs of the Wallace Entities not to exceed $7,600,000 and (z) any other identified one-time costs of the Canadian Parent, Wallace and their respective Subsidiaries as disclosed in the Canadian Parent's or the Wallace's 10-K or 10-Q for the relevant period; provided that the one-time costs attributable to the Canadian Parent and its Subsidiaries (and not to the Wallace Entities) and added to Consolidated EBITDA pursuant to the preceding clause (ii) shall not exceed $17,000,000 in the aggregate.

            "Administrative Agent" shall mean Citi, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, (x) subject to following clause (y), an Affiliate of the Canadian Parent shall include any Person known to the Canadian Parent that directly or indirectly owns more than 10% of any class of Equity Interests of the Canadian Parent and any officer or director of the Canadian Parent or any such Person and (y) any commercial bank, investment bank, investment company or similar financial institution holding Equity Interests of the Canadian Parent for the account of its customers shall not constitute an Affiliate of the Canadian Parent or its Subsidiaries as a result of such holdings for the account of its customers. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean, except as otherwise provided in Section 12, any or all of the Syndication Agent, the Administrative Agent, the Joint Lead Arrangers and the Joint Book Running Managers.

            "Aggregate Consideration" shall mean, in respect of any Permitted Acquisition, the sum of (i) the aggregate amount of cash and Cash Equivalents being paid in connection therewith, (ii) the aggregate principal amount of Indebtedness if any, being furnished as consideration or assumed in connection therewith and (iii) the Fair Market Value of all other consideration being paid by the Canadian Parent and/or its Subsidiaries in connection therewith.

            "Aggregate RL Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding from the Lenders, (ii) the aggregate amount of all Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Swingline Loans then outstanding.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

            "Agreement Currency" shall have the meaning provided in Section
14.10.

            "Annual Permitted CapEx Amount" shall have the meaning provided in
Section 9.07(a).

            "Applicable Margin" shall mean a percentage equal to (i) in the case of B Term Loans maintained as (x) Base Rate Loans, 2.00%, and (y) Eurodollar Loans, 3.00%, (ii) initially in the case of Revolving Loans maintained as (x) Base Rate Loans, 1.50% and (y) Eurodollar Loans, 2.50% and (iii) initially in the case of Swingline Loans, 1.50%. Notwithstanding the foregoing, from and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a different margin in respect of Revolving Loans and Swingline Loans than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin for Revolving Loans and Swingline Loans shall be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                           Applicable Margin for             Applicable Margin for
             Total                            Revolving Loans                   Revolving Loans
            Leverage                      Maintained as Base Rate           Maintained as Eurodollar
             Ratio                       Loans and Swingline Loans                   Loans
-------------------------------          -------------------------          ------------------------
Greater than 2.50:1.00                             1.50%                             2.50%

Greater than 2.00:1.00 but less                    1.25%                             2.25%
than or equal to 2.50:1.00

Greater than 1.50:1.00 but less                    1.00%                             2.00%
than or equal to 2.00:1.00

Less than or equal to 1.50:1.00                    0.75%                             1.75%

The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Canadian Parent by an Authorized Representative of the Canadian Parent to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Canadian Parent (or 90 days in the case of the fourth fiscal quarter of the Canadian Parent), which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins in respect of Revolving Loans and Swingline Loans which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences); provided that at the time of the consummation of (x) any Permitted Acquisition (including at the time of each step thereof in the case of a Two-Step Permitted Acquisition) pursuant to which the Aggregate Consideration to be paid by the Canadian Parent and its Subsidiaries in respect of such Permitted Acquisition equals or exceeds $50,000,000, (y) any issuance of Indebtedness generating gross cash proceeds equal to or greater than $50,000,000 or (z) any issuance of Qualified Preferred Stock the aggregate liquidation preference of which equals or exceeds $50,000,000, an Authorized Representative of the Canadian Parent shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro Forma Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition is consummated or such Indebtedness or Qualified Preferred Stock is incurred or issued for which financial statements have been made available (or were required to be made available) pursuant to
Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins in respect of Revolving Loans and Swingline Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition (or the next step of a Two-Step Permitted Acquisition) is consummated or Indebtedness or Qualified Preferred Stock as described above is incurred or issued or (z) the date which is 45 days following the last day of the Test Period (or 90 days in the case of a Test Period ending on the last day of the fourth fiscal quarter of the Canadian Parent) in which the previous

Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to Applicable Margins in respect of Revolving Loans and Swingline Loans other than those set forth opposite the Total Leverage Ratio "Greater than 2.50:1.00" above (and thus commencing a new Start Date), the Applicable Margins in respect of Revolving Loans and Swingline Loans shall be those described opposite the Total Leverage Ratio "Greater than 2.50:1.00" above. Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Margins in respect of Revolving Loans and Swingline Loans shall be those set forth opposite the Total Leverage Ratio "Greater than 2.50:1.00" above at all times during which there shall exist any Default or Event of Default and (y) for the period from the Escrow Deposit Date to the date of delivery of the certificate and financial statements referred to above this definition in respect of the end of the first full fiscal quarter ending six months after the Escrow Release Date, the Applicable Margins in respect of Revolving Loans and Swingline Loans shall be as set forth in clause (ii) of the first sentence of this definition.

            "Asset Sale" shall mean (i) any sale or transfer of a Mortgaged Property pursuant to Section 9.02(xi) and (ii) any other sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Canadian Parent or any of its Subsidiaries to any Person other than the Canadian Parent or any of its Subsidiaries, including any disposition by means of merger, consolidation or similar transaction and any disposition of Equity Interests of other Persons the Net Sale Proceeds of which (in the case of this clause (ii) only) exceeds $5,000,000.

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

            "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and each Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of the Canadian Parent and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Canadian Parent.

            "Available Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $100,000,000, plus (ii) an amount equal to the Consolidated Cumulative 25% Net Income Amount on such date (it being understood that the Available Basket Amount shall be reduced if the Consolidated Cumulative 25% Net Income Amount is negative) minus (iii) the aggregate amount of Investments made or deemed made (including pursuant to clause (B)(y)(1) of the proviso to the first sentence of the definition of Permitted Acquisition and (y)
Section 9.12(b)) pursuant to Section 9.05(vii) after the Effective Date, minus
(iv) the aggregate amount of Capital

Expenditures made pursuant to Section 9.07(f) after the Effective Date plus (v) the amount of any increase to the Available Basket Amount made after the Effective Date in accordance with the provisions of Section 9.05(vii).

            "B Term Loan" shall have the meaning provided in Section 1.01(a).

            "B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I directly below the column entitled "B Term Loan Commitment," as the same may be (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 13.04(b).

            "B Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "B Term Loan Lender" shall mean each Lender with a B Term Loan Commitment (or, if the Initial Borrowing Date does not occur, which had a B Term Loan Commitment prior to the termination of the Total B Term Loan Commitment) or with outstanding B Term Loans.

            "B Term Loan Maturity Date" shall mean March 15, 2010.

            "B Term Loan Percentage" of any B Term Loan Lender at any time (x) prior to the termination of the Total B Term Loan Commitment, a fraction (expressed as a percentage) the numerator of which is the B Term Loan Commitment of such B Term Loan Lender and the denominator of which is the Total B Term Loan Commitment or (y) after the Total B Term Loan Commitment has terminated, (i) if the Initial Borrowing Date has occurred, a fraction (expressed as a percentage) the numerator of which is the outstanding principal of B Term Loans of such B Term Loan Lender and the denominator of which is the aggregate principal amount of all outstanding B Term Loans or (ii) if the Initial Borrowing Date has not occurred, the percentage for each B Term Loan Lender determined as provided in clause (x) above, based on the B Term Loan Commitments of the various B Term Loan Lenders as in effect immediately before the termination of the Total B Term Loan Commitment.

            "B Term Loan Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

            "B Term Note" shall have the meaning provided in Section 1.05(a).

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate at such time.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrower Common Stock" shall have the meaning provided in Section 7.14(c).

            "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders (or from the Swingline Lender, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except a Saturday, a Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

            "Calculation Period" shall have the meaning provided in Section
8.13.

            "Canadian Dollars" shall mean freely transferable lawful money of Canada.

            "Canadian GAAP" shall have the meaning provided in Section 13.07(a).

            "Canadian Obligor" shall mean the Canadian Parent and each Canadian Subsidiary which is a Subsidiary Guarantor.

            "Canadian Parent" shall have the meaning provided in the first paragraph of this Agreement.

            "Canadian Parent Common Shares" shall have the meaning provided in
Section 7.14(a).

            "Canadian Parent Guaranty" shall mean the guaranty of the Canadian Parent pursuant to Section 14 of this Agreement.

            "Canadian Security Agreement" shall have the meaning provided in
Section 5.02(o).

            "Canadian Subsidiary" shall mean each Subsidiary of the Canadian Parent organized and existing under the laws of Canada (or any province thereof).

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with GAAP.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the government of the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the respective government is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 (or the foreign currency equivalent thereof) and having a long-term unsecured debt rating of at least "A" or the equivalent thereof by S&P of at least "A2" or the equivalent thereof by Moody's, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business. Furthermore, with respect to Foreign Subsidiaries of the Canadian Parent which are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include short-term investments made in accordance with normal and customary investment practices for cash management of such Foreign Subsidiaries of the Canadian Parent.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

            "Change of Control" shall mean (i) at any time a "Change of Control" under, and as defined in, the Senior Unsecured Note Documents, any Permitted Subordinated Indebtedness or any Qualified Preferred Stock, in each case to the extent then outstanding, shall have occurred; or (ii) at any time and for any reason whatsoever (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the Escrow Deposit
Date) is or becomes the "beneficial
owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the outstanding Voting Stock of the Canadian Parent or (b) the Board of Directors of the Canadian Parent shall cease to consist of a majority of Continuing Directors or (c) the Canadian Parent shall cease to directly own 100% on a fully diluted basis of the outstanding Equity Interests of the Borrower or (d) the Borrower shall cease to directly own 100% on a fully diluted basis of the outstanding Equity Interests of (I) Moore North America (unless merged with or into the Borrower) or (II) at any time after the Initial Borrowing Date, Wallace (unless merged with or into, or contributed to, the Borrower, Moore North America or another direct Wholly-Owned Subsidiary of the Borrower or Moore North America).

            "Citi" shall mean Citicorp North America, Inc., in its individual capacity.

            "Citigroup Parties" shall have the meaning provided in Section 13.19(c).

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Co-Documentation Agent" shall mean any or all of Bank One, NA, Fleet National Bank and The Bank of Nova Scotia, each in its capacity as such hereunder.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

            "Committed Financing" shall mean and include, at any time, (i) the Total Unutilized Revolving Loan Commitment under this Agreement at such time and
(ii) other financings (including debt, Qualified Preferred Stock and common stock issuances by the Canadian Parent) permitted under this Agreement, as then in effect, for which a binding commitment to provide same, extending for at least 135 days, is then in place, which commitment, and the terms and conditions and issuer thereof, shall be reasonably satisfactory to the Administrative Agent.

            "Communications" shall have the meaning provided in Section
13.19(a).

            "Company" shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

            "Consolidated Cumulative Net Income Period" shall mean each period consisting of a fiscal quarter of the Canadian Parent beginning and ending after the Initial Borrowing Date and for which the related financial statements required to be delivered pursuant to Section 8.01(a) or (b), as the case may be, of this Agreement have theretofore been delivered.

            "Consolidated Cumulative 25% Net Income Amount" shall mean, at any date, an amount equal to the product of (A) the remainder of (i) Consolidated Net Income for all Consolidated Cumulative Net Income Periods ending after the Initial Borrowing Date and prior to such date of determination (determined on a cumulative basis) for which Consolidated Net Income was a positive amount, minus
(ii) Consolidated Net Income (expressed as a positive number) for all Consolidated Cumulative Net Income Periods ending after the Initial Borrowing Date and prior to such date of determination (determined on a cumulative basis) for which Consolidated Net Income was a negative amount, multiplied by (B) (i) in the event that the amount set forth in the preceding clause (A) is a positive amount, 25% or (ii) in the event that the amount set forth in the preceding clause (A) is a negative amount, 100%.

            "Consolidated Debt" shall mean all Indebtedness of the Canadian Parent and its Subsidiaries determined on a consolidated basis, with respect to borrowed money or other obligations of such Persons which would appear on the balance sheet of such Persons as indebtedness (including unreimbursed drawings under Letters of Credit and current maturities of long-term Indebtedness, but excluding other consolidated current liabilities and the amount available to be drawn under letters of credit issued for the account of such Persons (other than unreimbursed drawings)), provided that in determining Consolidated Debt, (i) obligations arising under Synthetic Leases shall be included in determining Consolidated Debt and (ii) any Preferred Stock of the Canadian Parent or any of its Subsidiaries (including, without limitation, any Permitted Acquired Subsidiary Preferred Stock (but excluding any Qualified Preferred Stock and any Manditorily Convertible Preferred Stock (so long as same has not been, and will not be, outstanding for more than 10 Business Days) then outstanding) shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt.

            "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income of the Canadian Parent and its Subsidiaries, determined on a consolidated basis, before Consolidated Interest Expense (to the extent amounts included in Consolidated Interest Expense have been deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated

Net Income, adjusted by adding thereto (without duplication (x) of the items described below or (y) of amounts added back to Consolidated Net Income pursuant to clause (B) of the proviso to the definition thereof) (i) the amount of all amortization and depreciation and, without duplication, other non-cash expenses, but only to the extent that no future cash payments will be made (or be required to be made) in a future period in respect of such other non-cash expenses, in each case that were deducted in arriving at Consolidated Net Income for such period, (ii) employee retention bonuses paid to the employees of the Wallace Entities on or after January 1, 2003 and on or prior to the one year anniversary of the Escrow Release Date in an aggregate amount not to exceed $3,000,000, to the extent deducted (and not already added back pursuant to the definition of Consolidated Net Income) in determining Consolidated Net Income for such period,
(iii) any identified one-time costs (other than restructuring costs referred to in the following clause (iv) or clause (B) of the proviso to the definition of Consolidated Net Income) of the Canadian Parent and its Subsidiaries (including the Wallace Entities) as disclosed in the Canadian Parent's or Wallace's 10-K or 10-Q for the relevant period to the extent incurred as a result of the Merger and on or prior to the one year anniversary of the Escrow Release Date in an aggregate amount not to exceed $8,000,000, to the extent deducted (and not already added back pursuant to the definition of Consolidated Net Income) in determining Consolidated Net Income for such period, (iv) to the extent deducted in any determination of Consolidated EBITDA (directly or through reductions to Consolidated Net Income), the aggregate amount of all Dividends paid as permitted pursuant to Section 9.03(ii) during such period, to the extent (and only to the extent) such Dividends were paid as a spread payment in connection with a cashless exercise of options by a director, employee or other person referred to in said section (i.e., a payment equal to the spread of the fair market value of Canadian Parent Common Shares which may be purchased with such options over the aggregate exercise price of such options), and (v) premiums paid by the Canadian Parent or any of its Subsidiaries in connection with the repurchase or retirement of any Indebtedness, to the extent deducted in determining Consolidated Net Income for such period. Notwithstanding the forgoing, or anything to the contrary required by GAAP, in the case of any Test Period ending prior to the last day of the Canadian Parent's fifth fiscal quarter ending after the Escrow Release Date, Consolidated EBITDA (including for purposes of Sections 9.08 and 9.09 and the definition of Applicable Margin) shall be made (to the extent the relevant Test Period includes any fiscal quarters described below) in accordance with the following: (i) Consolidated EBITDA for the fiscal quarter of the Canadian Parent ended closest to September 30, 2002 shall be deemed to be $94,353,000, (ii) Consolidated EBITDA for the fiscal quarter of the Canadian Parent ended closest to December 31, 2002 shall be deemed to be $106,999,000, (iii) Consolidated EBITDA for the fiscal quarter of the Canadian Parent ended closest to March 31, 2003 shall be deemed to be the sum of (x) actual Consolidated EBITDA of the Canadian Parent and its Subsidiaries for the fiscal quarter of the Canadian Parent ending March 31, 2003 plus (y) actual Consolidated EBITDA of Wallace and its Subsidiaries for the fiscal quarter of Wallace ended January 31, 2003, (iv) Consolidated EBITDA for the fiscal quarter of the Canadian Parent ending June 30, 2003 shall be deemed to be (I) in the event that the fiscal quarter of the Canadian Parent ending June 30, 2003 ends on or prior to the Escrow Release Date, the sum of (x) actual Consolidated EBITDA of the Canadian Parent and its Subsidiaries for the fiscal quarter of the Canadian Parent ending June 30, 2003 plus (y) actual Consolidated EBITDA of Wallace and its Subsidiaries for the fiscal quarter of Wallace ending April 30, 2003 and (II) in the event that the fiscal quarter of the Canadian Parent ending June 30, 2003 ends after the Escrow Release Date, the sum of (x) actual Consolidated EBITDA of the Canadian Parent and its Subsidiaries for the fiscal quarter of the Canadian Parent ending June 30, 2003 plus (y) actual Consolidated EBITDA of Wallace and its Subsidiaries for the fiscal quarter of Wallace last ended for which financial statements have been prepared by the accountants of Wallace prior to the Merger multiplied by a fraction, the numerator of which is the number of days occurring in the fiscal quarter of the Canadian Parent ending June 30, 2003 and prior to the Escrow Release Date, and the denominator of which is the number of days in the fiscal quarter of the Canadian Parent ending June 30, 2003, and (v) in the event that the Escrow Release Date occurs after June 30, 2003, Consolidated EBITDA for the fiscal quarter of the Canadian Parent ending September 30, 2003 shall be deemed to be the sum of (x) actual Consolidated EBITDA of the Canadian Parent and its Subsidiaries for the fiscal quarter of the Canadian Parent ending September 30, 2003 plus (y) actual Consolidated EBITDA of Wallace and its Subsidiaries for the fiscal quarter of Wallace last ended for which financial statements have been prepared by the accountants of Wallace prior to the Merger multiplied by a fraction, the numerator of which is the number of days occurring in the fiscal quarter of the Canadian Parent ending September 30, 2003 and prior to the Escrow Release Date, and the denominator of which is the number of days in the fiscal quarter of the Canadian Parent ending September 30, 2003; provided that, for any calculations expressly required to be made on a Pro Forma Basis, the amounts set forth in this sentence shall be subject to adjustments for Permitted Acquisitions and Asset Sales made after the Escrow Release Date to the extent set forth in the definition of "Pro Forma Basis".

            "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Canadian Parent and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of the Canadian Parent and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, (ii) the "deemed interest expense" (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (vii) of the definition of Indebtedness contained herein for such period, and (iii) the product of (x) the amount of all Dividend requirements (whether or not declared or paid) on Preferred Stock (including Permitted Acquired Subsidiary Preferred Stock, but excluding Qualified Preferred Stock if cash Dividends are not being paid with respect thereto) of the Canadian Parent and its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the Canadian Parent as reflected in the audited consolidated financial statements of the Canadian Parent for its most recently completed fiscal year, which amounts described in this clause (iii) shall be treated as interest expense of the Canadian Parent and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of the Canadian Parent and its Subsidiaries for such period; provided that, with respect to any Preferred Stock included pursuant to preceding clause (iii)(x), if the dividends accrued thereon are fully deductible for all relevant tax purposes, then the fraction used for such issue of Preferred Stock pursuant to preceding clause (iii)(y) shall instead be 1.0. Notwithstanding the foregoing, or anything to the contrary required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Escrow Release Date, Consolidated Interest Expense shall be the sum of (x) actual Consolidated Interest Expense (determined as provided above) for the period from the Escrow Release Date to the last day of such Test Period and (y) an amount equal to $59,657,000 multiplied by a fraction the numerator of which is 365 minus the number of days from the Escrow Release Date until the last day of such Test Period and the denominator of which is 365 (representing the assumed Consolidated Interest Expense for the portion of the Test Period occurring prior to the Escrow Release
Date); provided that, for any calculations expressly required to be made on a Pro Forma Basis, the amount set forth in this sentence shall be subject to adjustments for events occurring after the Escrow Release Date to the extent set forth in the definition of "Pro Forma Basis".

            "Consolidated Net Income" shall mean, for any period, the net after tax income of the Canadian Parent and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and non-cash foreign exchange adjustments; provided that (A) the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which any Person or Persons other than the Canadian Parent and its Wholly-Owned Subsidiaries has an equity interest or interests, to the extent of such equity interests held by Persons other than the Canadian Parent and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, and (B) restructuring charges incurred by the Canadian Parent and its Subsidiaries after the Initial Borrowing Date which otherwise reduce Consolidated Net Income (determined as provided above) for such period shall be added back in determining Consolidated Net Income for such period, provided that, Consolidated Net Income for each period during or after which any such restructuring charge is taken shall be further adjusted by subtracting therefrom all payments made (in the case of any payment, taking the amount of such payment made in cash or Cash Equivalents, as well as the Fair Market Value of any payment made other than in cash or Cash Equivalents; except that in the case of any payment made through the issuance of a promissory note, the respective payment shall be added back as, and to the extent that, payments are actually made in respect of such promissory note) during the respective period for which Consolidated Net Income is being determined in respect of restructuring charges added back (whether in such period or any prior period) pursuant to clause (B) above, provided, further, that (x) in the case of restructuring charges taken within the first 18 months after the Initial Borrowing Date relating to the Merger, the first $85,000,000 of payments in respect thereof shall not be deducted in determining Consolidated Net Income as otherwise required by the immediately preceding proviso and (y) in the case of restructuring charges relating to any Permitted Acquisition, the first payments relating thereto, up to the maximum for any Permitted Acquisition of the lesser of $20,000,000 or 7.5% of the Aggregate Consideration paid for such Permitted Acquisition, shall not be deducted in determining Consolidated Net Income as otherwise required by the immediately preceding proviso.

            "Consolidated Net Sales" shall mean amount set forth opposite the line item entitled "Net Sales" (or the equivalent thereof) appearing on the consolidated statements of income or operations delivered pursuant to Section 8.01(b) in respect of each fiscal year (or, in the case of determinations being made pursuant to the last sentence of Section 9.07(a), as appearing on the consolidated statements of income or operations delivered pursuant to Section 8.01(a) or (b), as the case may be, in respect of the fiscal quarter being tested (appropriately adjusted to back out the results for the first three quarters in the case of financial statements delivered pursuant to Section 8.01(b)) of the Canadian Parent.

            "Consolidated Senior Debt" at any time shall mean Consolidated Debt less all amounts representing Permitted Subordinated Indebtedness included therein.

            "Consolidated Senior Secured Debt" at any time shall mean Consolidated Debt less all amounts included therein representing (x) Permitted Subordinated Indebtedness and (y) unsecured Indebtedness (it being understood that any Indebtedness secured by a Lien on any asset or assets of the Canadian Parent or any of its Subsidiaries shall constitute secured debt, even if the aggregate amount of such Indebtedness exceeds the value of the assets serving as security therefor).

            "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Guaranty shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Canadian Parent on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Canadian Parent is recommended by a majority of the then Continuing Directors.

            "Control Agreement" shall mean a Control Agreement Regarding Deposit Accounts substantially in the form of Annex G to the U.S. Security Agreement.

            "Credit Agreement Party" shall mean the Canadian Parent and the Borrower.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Subsidiaries Guaranty, each Security Document, the Intercompany Subordination Agreement, the Escrow Agreement, the Securities Account Control Agreement and, after the execution and delivery thereof, any other guaranties, pledge agreements, security documents and other agreements executed pursuant to
Section 8.11, 8.15 and 9.11.

            "Credit Event" shall mean the making of any Loan, the issuance of any Letter of Credit and/or the release of the funds held in the Escrow Account on the Escrow Release Date.

            "Credit Party" shall mean (x) prior to the Escrow Release Date, the Credit Agreement Parties, and (y) on and after the Escrow Release Date, the Credit Agreement Parties and each Subsidiary Guarantor.

            "DBSI" shall mean Deutsche Bank Securities Inc., in its individual capacity.

            "Deadline" shall have the meaning provided in the Escrow Agreement.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Deposit Accounts" shall have the meaning provided in the U.S. Security Agreement.

            "Designated Special Purpose Entities" shall mean each Intercompany Finance Subsidiary and Finance Corp.

            "Dissolving Entities" shall mean, collectively, (i) Peak Technologies Canada Limited, a corporation governed by the laws of Ontario, Canada, and (ii) Quality Color Press Inc., a corporation governed by the laws of Alberta, Canada.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than distributions or dividends of common stock or warrants, rights or options to purchase common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any class of Equity Interests outstanding on or after the Effective Date (or any options, rights or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Equity Interests of such Person outstanding on or after the Effective Date (or any options, or rights or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made during any period by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments have reduced Consolidated EBITDA during the respective period.

            "Documents" shall mean and include (i) the Credit Documents, (ii) the Merger Documents, (iii) the Senior Unsecured Note Documents and (iv) the Refinancing Documents.

            "Domestic Subsidiary" shall mean a Subsidiary which is not a Foreign Subsidiary.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities
Act).

            "End Date" shall have the meaning provided in the definition of Applicable Margin.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, orders, notices of noncompliance or violation, investigations or proceedings pursuant to or under any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, for the purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" means any applicable federal, state, provincial, foreign, municipal, or local statute, law, rule, regulation, by-law, ordinance, code, guideline, binding and enforceable guidance and rule of common law, now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Canadian Parent or any of its Subsidiaries, relating to the environment, employee health and safety (as it relates to Hazardous Materials) or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Industrial Site Recovery Act, N.J. Stat. Am. Section 13:1K- et seq.; and any state and local or foreign counterparts or equivalents (including, without limitation, the Canadian Environmental Protection Act, S.C. 1999, C. 23, the Fisheries Act, R.S.C. 1985, C.F.-14, the Environmental Protection Act, R.S.O. 1990, E:19, the Ontario Water Resources Act, R.S.O. 1990, C.O. 40, the Technical Standards and Safety Act, S.O. 2000, C. 16, the Environmental Act C.C.S.M., C.E. 125, and the Environmental Quality Act, R.S.Q. 1977, C.Q. 2), in each case as amended from time to time. Notwithstanding the foregoing definition of "Environmental Law", for purposes of the representations and warranties contained in Section 7.19, "Environmental Law" shall only mean any Environmental Law in effect as of the date such representations and warranties are made or are deemed to be made.

            "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Canadian Parent or any Subsidiary of the Canadian Parent would be deemed to be a "single employer" within the meaning of
Section 414(b), (c) (or solely for purposes of Section 412 of the Code) (m) of the Code.

            "Escrow Account" shall have the meaning provided in the Escrow Agreement.

            "Escrow Agent" shall mean Citicorp North America, Inc., acting in its capacity as Escrow Agent pursuant to the Escrow Agreement.

            "Escrow Agreement" shall have the meaning provided in Section
5.01(b).

            "Escrow Deposit Date" shall have the meaning provided in Section
1.14.

            "Escrow Period" shall mean the period beginning on the Escrow Deposit Date through, but not including, the Escrow Release Date.

            "Escrow Period Indebtedness" shall mean all Existing Indebtedness set forth on Part A of Schedule III.

            "Escrow Release Date" shall mean the date on which (x) each of the conditions set forth in Section 5.02 is satisfied and (y) the proceeds held in the Escrow Account are released to the Borrower in accordance with Section 3(a) thereof.

            "Escrow Termination Date" shall mean the date of the occurrence of the Deadline, if same occurs before the Escrow Release Date.

            "Escrow Transaction" shall mean, collectively, (i) the entering into of this Agreement and the Escrow Agreement, the deposit of the funds into the Escrow Account in accordance with Section 1.14 and the Escrow Agreement and the occurrence of the Escrow Deposit Date, (ii) the issuance of the Senior Unsecured Notes on the Escrow Deposit Date and the deposit of the proceeds thereof into the relevant escrow account and (iii) the payment of fees and expenses in connection with the foregoing.

            "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Citibank, N.A. for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Citibank, N.A. with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any Excess Cash Flow Payment Period, the remainder of (a) the sum (without duplication) of (i) the "net cash provided by operating activities" as shown on the Canadian Parent's "Consolidated Statement of Cash Flows" as delivered with its financial statements for the relevant Excess Cash Flow Payment Period pursuant to Section 8.01(b) and (ii) any return of capital in respect of Investments made, or deemed made, by the Canadian Parent and its Subsidiaries in Persons that are not Subsidiaries of the Canadian Parent pursuant to Section 9.05(vii), minus (b) the sum of (i) the amount of Capital Expenditures made by the Canadian Parent and its Subsidiaries on a consolidated basis during such period to the extent otherwise permitted under this Agreement (other than Capital Expenditures to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Canadian Parent and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Canadian Parent and its Subsidiaries (excluding (1) repayments made pursuant to the Refinancing, (2) repayments with proceeds of asset sales or insurance, (3) payments with the proceeds of Indebtedness or equity and (4) payments of Loans or other Obligations, provided that repayment of Loans shall be deducted in determining Excess Cash Flow if such payments were
(x) required as a result of a B Term Loan Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such repayment)) during such period, (iii) the amount of all Dividends paid during such period pursuant to Section 9.03(ii), (iv) Investments made by the Canadian Parent and its Subsidiaries in Persons that are not Subsidiaries of the Canadian Parent pursuant to Section 9.05(vii) and (v) without duplication of amounts deducted in the preceding clauses (b)(i), (ii), (iii) and (iv), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness.

            "Excess Cash Flow Payment Date" shall mean with respect to each fiscal year of the Canadian Parent, any one date on or after the delivery of the financial statements by the Canadian Parent required pursuant to Section 8.01(b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(d) setting forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period), but in no event shall the Excess Cash Flow Payment Date in respect of any fiscal year of the Borrower occur after March 31 of the immediately succeeding fiscal year.

            "Excess Cash Flow Payment Period" shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Canadian Parent (beginning with the fiscal year of the Parent ending on December 31, 2004).

            "Excess Cash Flow Prepayment Percentage" shall mean, at any date of determination, 50%, provided that so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio for the Test Period then most recently ended (as established pursuant to the officer's certificate last delivered (or required to be delivered) pursuant to Section 8.01(d)) is less than or equal to 2.0:1.0, the Excess Cash Flow Prepayment Percentage shall instead be 0%.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" shall mean and include all Third Party Existing Indebtedness and all Intercompany Existing Indebtedness.

            "Existing Indebtedness Agreements" shall mean all agreements evidencing or relating to any Existing Indebtedness of the Canadian Parent or any of its Subsidiaries (including the Wallace Entities) after giving effect to the Transaction.

            "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(d).

            "Existing Moore Credit Agreement" shall mean that certain Credit Agreement, dated August 2, 2002, among the Borrower, certain financial institutions from time to time party thereto, and Citicorp USA, Inc., as administrative agent, as such Credit Agreement is in effect on the Effective Date and without giving effect to any amendments, modifications, supplements or terminations thereof or thereto after the Effective Date (including, without limitation, any such amendments, modifications or supplements to the defined terms used therein) unless, and to the extent, the Required Lenders specifically agree that the respective change will be given effect to for purposes of this Agreement.

            "Existing Wallace Credit Agreement" means the $500,000,000 Credit Agreement dated as of October 31, 1997, among Wallace, Bank of America National Trust and Savings Association, as Administrative Agent, and the other financial institutions party thereto, as amended, modified or supplemented from time to time prior to the Escrow Release Date.

            "Existing Wallace Senior Unsecured Notes" shall mean, collectively,
(i) Wallace's 6.92% Senior Notes due January 15, 2006 in an aggregate principal amount of $65,000,000 and (ii) Wallace's 7.26% Senior Notes due January 15, 2009 in an aggregate principal amount of $135,000,000, in each case issued pursuant to that certain Indenture, dated as of January 15, 1999, between Wallace and The Bank of New York, as Trustee, as amended, modified or supplemented from time to time prior to the Escrow Release Date.

            "Facing Fee" shall have the meaning provided in Section 3.01(d).

            "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the management of the Canadian Parent or the Subsidiary of the Canadian Parent selling such asset.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Finance Corp." shall mean Moore North America Finance Inc., a Delaware corporation, a direct, Wholly-Owned Subsidiary of the Borrower and an indirect, Wholly-Owned Subsidiary of the Canadian Parent.

            "Foreign Credit Party" shall mean the Canadian Parent and each Foreign Subsidiary of the Canadian Parent which is a Credit Party, in each case for so long as such Persons remain organized under the laws of a jurisdiction other than the United States and the States thereof and the District of Columbia.

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Canadian Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Canadian Parent or any of its Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, but is subject to the PBA.

            "Foreign Pledge Agreement" shall have the meaning provided in
Section 5.02(m).

            "Foreign Subsidiaries Guaranty" shall have the meaning provided in
Section 5.02(l).

            "Foreign Subsidiary" shall mean each Subsidiary that is incorporated under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

            "Foreign Subsidiary Guarantor" shall mean each Foreign Subsidiary of the Canadian Parent which executes and delivers a Subsidiaries Guaranty.

            "Foreign Unrestricted Subsidiary" shall mean each Unrestricted Subsidiary that is incorporated under the laws of any jurisdiction other than the United States, any State or territory thereof, the United States Virgin Islands or Puerto Rico.

            "GAAP" or "Generally Accepted Accounting Principles" shall mean Canadian GAAP, provided that historical financial statements of Wallace and its Subsidiaries for periods ended prior to the Escrow Release Date shall be prepared in accordance with U.S. GAAP.

            "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

            "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to each Lender, each Issuing Lender, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Canadian Parent, the Borrower or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement entered into by the Canadian Parent or any of its Subsidiaries with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participate in such Interest Rate Protection Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guaranties" shall mean and include each of (i) the Canadian Parent Guaranty and (ii) each Subsidiaries Guaranty.

            "Guarantors" shall mean and include the Canadian Parent and each Subsidiary Guarantor.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable and require abatement, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances included as "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," "waste," "deleterious substance," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, to the extent exposure is prohibited, limited or regulated under Environmental Laws.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required by GAAP to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) obligations arising under Synthetic Leases and (viii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement.

            "Indebtedness to be Refinanced" shall mean and include all Indebtedness of the Canadian Parent and its Subsidiaries (including the Wallace Entities) outstanding immediately before the consummation of the Merger that is to be repaid or refinanced pursuant to the Refinancing on the Escrow Release Date and is listed on Schedule XIII, including, without limitation, (i) the Indebtedness existing under the Existing Moore Credit Agreement immediately prior to the Escrow Release Date, (ii) the Indebtedness existing under the Existing Wallace Credit Agreement immediately prior to the Escrow Release Date,
(iii) the Indebtedness existing under the Existing Wallace Senior Unsecured Notes immediately prior to the Escrow Release Date and (iv) any such other Indebtedness which is not permitted to remain outstanding after the Escrow Release Date pursuant to Section 5.02(i) or 9.04.

            "Individual RL Exposure" of any Lender shall mean the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding from such Lender, (II) the sum of such Lender's (and its respective Affiliates') L/C Participation Percentage in each then outstanding Letter of Credit and any Unpaid Drawings relating thereto and (III) such Lender's RL Percentage of the aggregate principal amount of all Swingline Loans.


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

            "Initial Borrowing Date" shall mean the date of incurrence of B Term Loans pursuant to Section 1.01(a), which shall coincide with the Escrow Release Date.

            "Initial Intercompany Finance Subsidiary" shall mean Moore Group Services BVBA, a Company organized under the laws of Belgium.

            "Initial Intercompany Receivables Facility" shall mean the receivables facility in effect on the Effective Date, pursuant to which Qualified U.S. Obligors (other than Finance Corp.) from time to time sell or otherwise transfer accounts receivable and related assets to the Initial Intercompany Finance Subsidiary, as more fully set forth in the Initial Intercompany Receivables Facility Documents. For the avoidance of doubt, it is understood and agreed that no financing under the Initial Intercompany Receivables Facility shall be provided by any Person other than the Initial Intercompany Finance Subsidiary.

            "Initial Intercompany Receivables Facility Documents" shall have the meaning provided in Section 5.01(l).

            "Insignificant Subsidiary" shall mean a Subsidiary of the Canadian Parent (excluding the Borrower, Moore North America, Finance Corp. and Wallace) which has assets of not greater than $15,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of the Canadian Parent with respect to an event described under Section 10.05 that has occurred and is continuing, would have assets of not greater than $15,000,000.

            "Intercompany Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Intercompany Finance Subsidiary" shall mean, collectively, the Initial Intercompany Finance Subsidiary and any Additional Intercompany Finance Subsidiary.

            "Intercompany Loans" shall have the meaning provided in Section 9.05(v).

            "Intercompany Receivables Facility" shall mean, collectively, the Initial Intercompany Receivables Facility and any Additional Intercompany Receivables Facility.

            "Intercompany Receivables Facility Assets" shall mean accounts receivable (whether now existing or arising in the future) of any of the Qualified U.S. Obligors (other than Finance Corp.) which are transferred to an Intercompany Finance Subsidiary pursuant to an Intercompany Receivables Facility, and any assets directly related thereto, including, without limitation, (i) all collateral given by the respective account debtor or on its behalf (but not by the Canadian Parent or any of its Subsidiaries) securing such accounts receivable, (ii) all contracts and all guarantees (but not by the Canadian Parent or any of its Subsidiaries) or other obligations directly related to such accounts receivable, (iii) other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (which may include amounts, which do not constitute proceeds of any account receivable included in such Intercompany Receivables Facility, paid by an account receivable obligor which are credited to a bank account established under the respective Intercompany Receivables Facility, so long as such amounts, upon identification by the servicer under Intercompany Receivables Facility as not constituting proceeds of an account receivable included in the Intercompany Receivables Facility, may be released from any Lien granted under Intercompany Receivables Facility), and (iv) proceeds of all of the foregoing.

            "Intercompany Receivables Facility Documents" shall mean, collectively, the Initial Intercompany Receivables Facility Documents and any Additional Intercompany Receivables Facility Documents.

            "Intercompany Subordination Agreement" shall have the meaning provided in Section 5.02(q).

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Lender" shall mean Citi, BNP Paribas, Deutsche Bank AG, New York Branch, and any Lender (which, for purposes of this definition, also shall include (x) any RL Lender (who was a RL Lender on the Initial Borrowing Date) which has issued an Existing Letter of Credit that will remain outstanding after the Initial Borrowing Date solely for the purposes of such Existing Letters of Credit and (y) any banking affiliate of any Lender which has agreed to issue Letters of Credit under this Agreement) which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. It is understood and agreed that any Issuing Lender (other than the Administrative Agent) may at any time resign from the performance of its obligations as an Issuing Lender for the purpose of issuing future Letters of Credit but, in any event, shall maintain all of its rights as an Issuing Lender with respect to any Letters of Credit issued by it prior to the effective date of such resignation.

            "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit O (appropriately completed).

            "Joint Book Running Manager" shall mean any or all of DBSI, SSBI and MSSF, each in its capacity as such hereunder.

            "Joint Lead Arranger" shall mean either or both of DBSI and SSBI, each in its capacity as such hereunder.

            "L/C Participation Percentages" shall have the meaning provided in
Section 2.04(a).

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Canadian Parent or any of its Subsidiaries incurred in the ordinary course of business with respect to contractual obligations (including with respect to lottery contracts), environmental responsibilities, employee benefit obligations, insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Canadian Parent or any of its Subsidiaries as are permitted to remain outstanding hereunder without giving rise to any violation of this Agreement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 and/or 13.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) required to be made available by it in accordance with the terms of this Agreement or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2 in circumstances which would be contrary to the terms of this Agreement.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the amount of all Unpaid Drawings at such time.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute (to the extent such filing of any financing statement or similar statement of notice has been authorized or made with the consent of the respective debtor), and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each B Term Loan, each Revolving Loan and each Swingline Loan.

            "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Mandatorily Convertible Preferred Stock" shall mean Preferred Stock issued by the Parent or the Borrower, the express terms of which shall provide that such Preferred Stock will mandatorily convert into common Equity Interests of the Canadian Parent within 10 Business Days of the issuance thereof (it being understood that there shall be no covenants, mandatory repayments or mandatory redemptions relating to such Preferred Stock).

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

            "Margin Regulations" shall mean, collectively, Regulation T, Regulation U and Regulation X.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean any effect or change that, individually or in the aggregate with such other effects or changes, is, or could reasonably be expected to be, material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets or liabilities of (A) the Canadian Parent and its Subsidiaries (including the Wallace Entities) taken as a whole or (B) in the case of any condition to be satisfied, or any representation or warranty to be made, as of the Escrow Deposit Date or the Escrow Release Date, as the case may be, (x) the Wallace Entities taken as a whole or (y) the Canadian Parent and its Subsidiaries (including the Wallace Entities) taken as a whole.

            "Maturity Date" shall mean the maturity date applicable to the respective Tranche of Loans, i.e., the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date.

            "Maximum Cash Amount", at any time, shall mean the sum of (i) $50,000,000 plus (ii) the amount of "bank indebtedness" listed as a current liability on the Canadian Parent and its Subsidiaries' consolidated balance sheet last delivered to the Lenders pursuant to Sections 8.01(a) or 8.01(b) (expressed as a positive number), to the extent that such "bank indebtedness" consists of checks written by the Canadian Parent and/or its Subsidiaries, but not yet cashed by the payee in respect thereof (it being understood that (x) the amount set forth in the preceding clause (ii) shall be deemed to be the lesser of (I) $65,000,000 and (II) the actual amount of such "bank indebtedness" and (y) the amount set forth in the preceding clause (ii) shall exclude all Loans and the current portion of all long-term indebtedness).

            "Maximum Swingline Amount" shall mean $25,000,000.

            "Merger" shall mean the acquisition of the Wallace Entities pursuant to the merger consummated in accordance with the terms of the Merger Agreement and shall include, without limitation, the issuance by the Canadian Parent of
1.05 shares (as merger consideration) of Canadian Parent Common Shares to the existing shareholders of Wallace in respect of each share of common stock of Wallace owned by shareholders of Wallace on the date of the Merger.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of January 16, 2003, among Canadian Parent, Merger Sub and Wallace, as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, including the Disclosure Schedules to such Merger Agreement.

            "Merger Documents" shall mean the Merger Agreement and all other material agreements, documents and instruments related to the Merger.

            "Merger Sub" shall mean M-W Acquisition, Inc., a Delaware Corporation and a direct, Wholly-Owned Subsidiary of the Canadian Parent.

            "Minimum Borrowing Amount" shall mean (i) in the case of B Term Loans, $5,000,000 and (ii) in the case of Revolving Loans and Swingline Loans, $1,000,000.

            "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereof.

            "Moore North America" shall mean Moore North America, Inc., a Delaware corporation.

            "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage), together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

            "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

            "Mortgage Threshold Amount" shall mean (x) in the case of any Real Property located in the United States (or any state or territory thereof), $4,000,000 and (y) located outside the United States (and any State or territory thereof), $2,250,000.

            "Mortgaged Property" shall mean any Real Property owned or leased by a Credit Party which is encumbered (or required to be encumbered) by a Mortgage.

            "MSSF" shall Morgan Stanley Senior Funding, Inc., in its individual capacity.

            "Multiemployer Plan" shall mean (i) any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the Canadian Parent or a Subsidiary of the Canadian Parent or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Canadian Parent, a Subsidiary of the Canadian Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), the Canadian Parent, any Subsidiary of the Canadian Parent or any ERISA Affiliate could currently incur any liability under such plan.

            "Net Cash Proceeds" shall mean the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and legal, advisory, accounting, investment banking and other fees and expenses associated therewith) received from any such event.

            "Net Recovery Event Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

            "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from any sale of assets, net of (i) transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory, accounting, investment banking and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 180 days after, the date of such sale,
(iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness which is secured by the respective assets which were sold, and (iv) the estimated marginal increase in income taxes which will be payable by the Canadian Parent's consolidated group with respect to the fiscal year (for U.S. federal income tax purposes) in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which the Canadian Parent determines in good faith should be reserved for post-closing adjustments (to the extent the Canadian Parent delivers to the

Lenders a certificate signed by an Authorized Representative as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments paid by the Canadian Parent or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Canadian Parent and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

            "Non-Credit Party" shall mean each Subsidiary of the Canadian Parent which is not a Subsidiary Guarantor.

            "Non-Defaulting Lender", "Non-Defaulting B Term Loan Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender, B Term Loan Lender or RL Lender, as the case may be, other than a Defaulting Lender.

            "Non-Qualified Jurisdiction" at any time shall mean each jurisdiction which is not at such time a Qualified Jurisdiction.

            "Non-Qualified Obligors" shall mean each Subsidiary Guarantor which is not a Qualified Obligor.

            "Non-U.S./Canadian Subsidiary" shall mean each Subsidiary of the Canadian Parent organized under the laws of a jurisdiction other than the United States (and the States thereof) or Canada (and the Provinces thereof).

            "Non-Wholly-Owned Subsidiaries" shall mean each Subsidiary of the Canadian Parent which is not a Wholly-Owned Subsidiary of the Canadian Parent.

            "Note" shall mean each B Term Note, each Revolving Note and each Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section
1.03.

            "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 2 Penns Way, Suite 100, New Castle, DE 19720, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Agents, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreement" shall mean any obligations of any Person pursuant to any foreign exchange contract, currency swap agreement, commodity hedg-ing agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries or Affiliates against fluctuations in currency or commodity values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 2 Penns Way, Suite 100, New Castle, DE 19720, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBA" shall mean the Pension Benefits Act (Ontario) as amended and replaced from time-to-time, and the applicable acts, statues, laws or regulations of any other applicable jurisdiction regulating or governing a Foreign Pension Plan.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Peak Technologies Sale" shall mean the sale by the Canadian Parent and/or a Subsidiary of the Canadian Parent of all or substantially all of the assets or Equity Interests consisting of Peak Technologies, Inc. and its Subsidiaries.

            "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of the Canadian Parent acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in a manner adverse to the Lenders in contemplation thereof), so long as
(x) the Canadian Parent and its Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Indebtedness and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition).

            "Permitted Acquired Subsidiary Preferred Stock" shall mean any Preferred Stock of any Subsidiary of the Canadian Parent acquired pursuant to a Permitted Acquisition, which Preferred Stock existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in a manner adverse to the Lenders in contemplation thereof), so long as (x) the Canadian Parent and its Subsidiaries (other than the Subsidiary being so acquired) have no obligation with respect to any such Preferred Stock, (y) such Preferred Stock does not have ordinary voting rights for the election of directors and (z) such Preferred Stock is not secured.

            "Permitted Acquisition" shall mean the acquisition by the Canadian Parent or any Wholly-Owned Subsidiary of the Canadian Parent (other than the Designated Special Purpose Entities) of assets constituting all or a substantial part of, or an entire, business, division or product line of any Person not already a Subsidiary of the Canadian

Parent, or of 100% of the Equity Interests of any such Person (in each case, together with any related assets used in the business, division or product line of the Person so acquired), which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Canadian Parent, provided that (A) the assets acquired, or the business of the Person whose Equity Interests are acquired, shall be in a Related Business, (B) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no Equity Interests of any other Person unless (x) such Person owns 100% of the Equity Interests of such other Person, (y)(1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries (or, to the extent such Person or its Wholly-Owned Subsidiaries own less than 80% of the consolidated assets of each Person and its Subsidiaries, the Fair Market Value of the consolidated assets not owned by such Person of its Wholly-Owned Subsidiaries in excess of 20% of such consolidated assets shall be justified as an Investment under Section 9.05(vii)) and (2) any Non Wholly-Owned Subsidiary of such Person was a Non Wholly-Owned Subsidiary of such Person prior to the date of such Permitted Acquisition of such Person or (z) such capital stock constitutes a de minimis holding of such Person in such other Person for investment purposes and (C) in the case of a Two-Step Permitted Acquisition, any such Two-Step Permitted Acquisition shall have been approved by the board of directors of the Person to be acquired (or whose assets are to be acquired) pursuant to such Two-Step Permitted Acquisition. Notwithstanding anything to the contrary contained above, (x) the requirements contained above and in Section
8.13 that 100% of the Equity Interests of a Person be acquired pursuant to a Permitted Acquisition shall be deemed modified to the extent that the respective Person to be acquired has outstanding Permitted Acquired Subsidiary Preferred Stock which will remain outstanding after giving affect to the respective Permitted Acquisition, in each case so long as the amount of Permitted Acquired Subsidiary Preferred Stock at any time outstanding complies with the applicable requirements of Section 9.12(e), and no violation of Section 9.04 or any other provision of this Agreement shall occur as a result of the assumption of the Permitted Acquired Subsidiary Preferred Stock pursuant to the respective Permitted Acquisition and (y) any acquisition shall be a Permitted Acquisition only if all requirements of Sections 8.13 and 9.02(vi) applicable to Permitted Acquisitions are met with respect thereto. Notwithstanding anything to the contrary contained above, (x) a Permitted Acquisition of 100% of the capital stock of a Person may be effected by means of a two-step transaction (i.e., by way of consummation of stock purchases pursuant to a tender offer, followed by a subsequent merger or compulsory share acquisition), but only so long as such acquisition is effected by means of a Two-Step Permitted Acquisition (complying with all requirements of the definition thereof) and, in any event, all requirements set forth above in this definition of Permitted Acquisition shall in any event be satisfied, except that the requirement of 100% ownership of capital stock of the Target need not be satisfied until the earlier to occur of the consummation of the subsequent merger or compulsory share acquisition referenced in the definition of Two-Step Permitted Acquisition or the date which occurs 135 days after the consummation of the first step of the Two-Step Permitted Acquisition, (y) the requirements contained above, in the definition of Two-Step Permitted Acquisition and in Section 8.13 that 100% of the capital stock of a Person be acquired pursuant to a Permitted Acquisition shall be deemed modified to the extent that the respective Person to be acquired has outstanding Permitted Acquired Subsidiary Preferred Stock which will remain outstanding after giving effect to the respective Permitted Acquisition, in each case so long as the amount of Permitted Acquired Subsidiary Preferred Stock at any time outstanding complies with the applicable requirements of Section 9.12(e), and no violation of Section 9.04 or any other provision of this Agreement shall occur as a result of the assumption of the Permitted Acquired Subsidiary Preferred Stock pursuant to the respective Permitted Acquisition and (z) any acquisition shall be a Permitted Acquisition only if all requirements of Sections 8.13 and 9.02(vi) applicable to Permitted Acquisitions are met with respect thereto.

            "Permitted Basket Indebtedness" shall mean unsecured Indebtedness incurred by the Borrower and/or any Guarantor (other than the Designated Special Purpose Entities).

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the respective mortgage title insurance policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Canadian Parent and its Subsidiaries (other than the Designated Special Purpose Entities) issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Third Party Existing Indebtedness or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or
(ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates in respect of such refinancing or renewal), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

            "Permitted Subordinated Indebtedness" shall mean any general unsecured subordinated Indebtedness for borrowed money incurred by Canadian Parent or Finance Corp. (and which may be guaranteed on a subordinated basis by any Credit Party) after the Escrow Release Date, all of the terms and conditions of which (including, without limitation, maturities, interest rates, amortizations, defaults, remedies, voting rights, subordination provisions, required redemptions and required offers to purchase), and the documentation therefor, shall be in form and substance reasonably satisfactory to the

Agents, provided, that in any event, (i) no such Indebtedness shall be secured by any asset of the Canadian Parent or any of its Subsidiaries, (ii) all obligations of all Credit Parties thereunder must be subordinated at least to the same extent as are the subordinated guaranties provided by Non-Qualified Obligors under the Senior Unsecured Notes, (iii) no such Indebtedness shall have any maturity or required repayment (other than as a result of change of control or asset sale provisions which are in no event more restrictive than those contained in the Senior Unsecured Note Indenture) prior to 90 days after the maturity date of the Senior Unsecured Notes and (iv) the covenants and defaults applicable to any such Indebtedness shall be no more restrictive than the covenants and defaults contained in the Senior Unsecured Note Indenture. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by the Canadian Parent that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

            "Permitted Transaction" shall mean (i) any Permitted Acquisition effected in accordance with the requirements of Sections 8.13 and 9.02 and (ii) Investments made pursuant to, and in accordance with the terms of, Section 9.05(vii).

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean (i) any single-employer plan, as defined in
Section 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute to by), the Canadian Parent or a Subsidiary of the Canadian Parent or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the Canadian Parent, a Subsidiary of the Canadian Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), the Canadian Parent, any Subsidiary of the Canadian Parent or any ERISA Affiliate could currently incur any liability under such plan.

            "Platform" shall have the meaning provided in Section 13.19(b).

            "Pledge Agreement Collateral" shall mean all collateral pledged pursuant to the U.S. Pledge Agreement and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements or Additional Security Documents.

            "Pledge Agreements" shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

            "Post-Closing Period" shall have the meaning provided in Section 8.13(a).

            "Preferred Stock", as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

            "Prime Lending Rate" shall mean the base rate which Citibank, N.A. announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Citibank, N.A. may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the assumption, incurrence or issuance of any Indebtedness or Preferred Stock (other than normal fluctuations in working capital Indebtedness), after the first day of the relevant Calculation Period as if such Indebtedness had been incurred or Preferred Stock issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than normal fluctuations in working capital indebtedness), or Preferred Stock after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) the consummation of any Asset Sale after the first day of the relevant Calculation Period as if such Asset Sale had been consummated on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated (it being understood that, if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, pro forma effect shall only be given to that portion of the respective Permitted Acquisition which has actually been consummated, except as expressly required pursuant to Section 8.13 for purposes of showing the effects, on a Pro Forma Basis, both before and after giving effect to the second step of the respective Two-Step Permitted Acquisition) as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

            (i) all Indebtedness and Preferred Stock (x) (other than normal fluctuations in working capital Indebtedness) assumed, incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or Preferred Stock or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than normal fluctuations in working capital Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

            (ii) all Indebtedness or Preferred Stock assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or dividends at (x) the rate applicable thereto, in the case of fixed rate indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest or dividend expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

            (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition (in the case of any Two-Step Permitted Acquisition, to the extent same has theretofore been consummated, except as otherwise expressly required in making calculations pursuant to Section 8.13) and any Asset Sale for the periods described above, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

            "Pro Forma Financials" shall mean the pro forma consolidated financial statements of the Canadian Parent and its Subsidiaries (after giving effect to the Transaction and any other significant transactions in the case of said pro forma financial statements) meeting the requirements of Regulation S-X under the Securities Act for registration statements (as if such a registration statement for a debt issuance of the Borrower, guaranteed by the Canadian Parent, became effective on the Escrow Release Date) on Form S-1 as at and for the fiscal year of the Canadian Parent ended December 31, 2002, which Pro Forma Financials were delivered to the Agents and the Lenders prior to the Escrow Deposit Date.

            "Projections" shall mean the projections contained in the Confidential Information Memorandum, dated February 2003, which were prepared by or on behalf of the Canadian Parent and the Borrower in connection with the Transaction and delivered to the Agents and the Lenders prior to the Escrow Deposit Date; provided that, in the case of any representation made on or after the Escrow Release Date, the "Projections" shall include any updates delivered in accordance with Section 5.02(t)(iii).

            "Qualified Canadian Obligor" shall mean each of the Canadian Parent and each Subsidiary Guarantor which is a Wholly-Owned Subsidiary of the Canadian Parent organized under the laws of Canada (or any province thereof).

            "Qualified Jurisdiction" shall mean and include the United States and Canada, in each case including any states, provinces, territories or other similar local units therein.

            "Qualified Obligor" shall mean and include each Qualified U.S. Obligor and each Qualified Canadian Obligor.

            "Qualified Preferred Stock" shall mean any Preferred Stock of the Canadian Parent, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Canadian Parent or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the maturity date of the Senior Unsecured Notes.

            "Qualified U.S. Obligors" shall mean the Borrower, Finance Corp. and each other Subsidiary Guarantor which is a Wholly-Owned Subsidiary of the Borrower organized under the laws of the United States (or any State thereof) or the District of Columbia.

            "Quarterly Payment Date" shall mean the fifth day of each of January, April, July and October, occurring after the Effective Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Canadian Parent or any of its Subsidiaries of any insurance or condemnation proceeds in excess of $2,500,000 payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Canadian Parent or any of its Subsidiaries, (whether under any policy of insurance required to be maintained under Section 8.03 or otherwise) and (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Canadian Parent or any of its Subsidiaries.

            "Refinancing" shall have the meaning provided in Section 5.02(i).

            "Refinancing Documents" shall mean all material documents (including, without limitation, UCC termination statements and payoff letters, in each case relating to the Refinancing) entered into in connection with the Refinancing pursuant to the requirements of Section 5.02(i).

            "Register" shall have the meaning provided in Section 13.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Related Business" shall mean any business that is the same as or related, ancillary or complementary to the business of the Canadian Parent or any of its Subsidiaries (other than an Intercompany Finance Subsidiary) on the Effective Date or any reasonable extension, development or expansion of the business, including businesses acquired pursuant to the Merger.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived by statute, under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Reporting Company" shall mean a company required to file Form 10-K Reports and Form 10-Q Reports under the Exchange Act.

            "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose Commitments as of any date of determination (or after the termination thereof, outstanding Individual RL Exposures) represent greater than 50% of the sum of (i) all outstanding B Term Loans of Non-Defaulting Lenders and (ii) Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total Individual RL Exposures of all Non-Defaulting Lenders at such time).

            "Restricted Subsidiaries" shall mean, (x) all of the Subsidiaries of the Canadian Parent and its Subsidiaries in existence on the Effective Date and
(y) any Subsidiary (other than an Unrestricted Subsidiary) that is created, established or acquired after the Effective Date.

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loan" shall have the meaning provided in Section 1.01(b).

            "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be (x) terminated pursuant to Sections 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

            "Revolving Loan Maturity Date" shall mean March 14, 2008.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Commitment Commission" shall have the meaning provided in
Section 3.01(b).

            "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained above, if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor.

            "SEC" shall have the meaning provided in Section 8.01(f).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

            "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

            "Securities Account Control Agreement" shall mean the Securities Account Control Agreement substantially in the form of Exhibit I to the Escrow Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Agreement Collateral" shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

            "Security Agreements" shall mean the U.S. Security Agreement and each Canadian Security Agreement.

            "Security Documents" shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Canadian Security Agreement, each Foreign Pledge Agreement, each Control Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

            "Senior Leverage Ratio" shall mean on any date of determination the ratio of (i) Consolidated Senior Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period; provided that
(x) if one or more Permitted Acquisitions is effected during the respective Test Period, Consolidated EBITDA shall, for the purposes of this definition only, be calculated on a Pro Forma Basis (but only giving effect to adjustments described in clause (iii) of the definition of Pro Forma Basis) after giving effect to such Permitted Acquisition and (y) if one or more Asset Sales is effected during the respective Test Period, Consolidated EBITDA shall, for purposes of this definition only, be calculated on a Pro Forma Basis after giving effect to such Asset Sales.

            "Senior Secured Leverage Ratio" shall mean on any date of determination the ratio of (i) Consolidated Senior Secured Debt on such date to
(ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period; provided that (x) if one or more Permitted Acquisitions is effected during the respective Test Period, Consolidated EBITDA shall, for the purposes of this definition only, be calculated on a Pro Forma Basis (but only giving effect to adjustments described in clause (iii) of the definition of Pro Forma Basis) after giving effect to such Permitted Acquisition and (y) if one or more Asset Sales is effected during the respective Test Period, Consolidated EBITDA shall, for purposes of this definition only, be calculated on a Pro Forma Basis after giving effect to such Asset Sales.

            "Senior Unsecured Note Documents" shall mean the Senior Unsecured Notes, the Senior Unsecured Note Indenture and all other material documents executed and delivered with respect to the Senior Unsecured Notes or the Senior Unsecured Note Indenture, as in effect on the Escrow Deposit Date and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

            "Senior Unsecured Note Indenture" shall mean the Senior Unsecured
Note Indenture, dated as of March 14, 2003, between Finance Corp. and Bank One, N.A., as Trustee, as in effect on the Escrow Deposit Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "Senior Unsecured Notes" shall mean Finance Corp.'s 7 1/8% Senior Unsecured Notes due 2011, issued pursuant to the Senior Unsecured Note Indenture, as in effect on the Escrow Deposit Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

            "Shell Corporation" shall mean, subject to the provisions of Section 8.11(e), any corporation established to effect a Permitted Acquisition which has not yet occurred, so long as the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $500,000, it being understood that at the time of the consummation of the respective Permitted Acquisition or at such time as the assets of any corporation which was a Shell Corporation exceed $500,000, such corporation shall cease to be a Shell Corporation.

            "Solvent Entity" shall have the meaning provided in Section 7.05(d).

            "Specified Default" shall mean any Default under either of Sections
10.01 or 10.05.

            "SSBI" shall mean Salomon Smith Barney Inc., in its individual capacity.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall have the meaning provided in the definition of Applicable Margin.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

            "Subsidiaries Guaranty" shall mean and include each U.S. Subsidiaries Guaranty, each Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any subsidiary of the Canadian Parent pursuant to any of Sections 5.02(l), 8.11 and/or 9.11.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.16 through 7.19, inclusive, and the definitions of Unrestricted Subsidiary and Wholly-Owned Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Canadian Parent or any of its other Subsidiaries for purposes of this Agreement. Unless otherwise qualified (including the preceding sentence), all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Canadian Parent.

            "Subsidiary Guarantor" shall mean each Subsidiary of the Canadian Parent which executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranties in accordance with the terms and provisions thereof.

            "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Lender" shall mean Citi.

            "Swingline Loan" shall have the meaning provided in Section 1.01(c).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall mean DBSI, in its capacity as such hereunder.

            "Syndication Date" shall mean that date upon which the Agents determine (and notify the Borrower and the Lenders) that the primary syndication of the Loans and Commitments (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

            "Synthetic Lease" shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether rent, personal or mixed), (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

            "Target" shall have the meaning provided such term in the definition of Two-Step Permitted Acquisition.

            "Tax Sharing Agreements" shall mean any tax sharing or tax allocation agreements entered into by the Canadian Parent or any of its Subsidiaries.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Termination Event" shall mean: (a) the cessation in whole or in part by the Canadian Parent or any one of its Subsidiaries of its participation in a Foreign Pension Plan during a plan year; (b) the filing of a notice of intent to terminate or wind up (in whole or in part) a Foreign Pension Plan or the treatment of a Foreign Pension Plan amendment as such a termination or wind up; (c) the institution of any proceedings or action by a governmental authority or any other Person to terminate, wind up (in whole or in part) or have a trustee appointed to administer a Foreign Pension Plan; (d) any determination that a wind up (in whole or in part) or termination of any Foreign Pension Plan has occurred or will occur; (e) the Canadian Parent or any one of its Subsidiaries is required in any 12-month period to make any payment in addition to its minimum regular monthly contribution amounts from time to time required in accordance with periodic valuations of the Foreign Pension Plans (inclusive of current service payments) in excess of $650,000 in respect of any unfunded liability or solvency deficiency in respect of any Foreign Pension Plan in respect thereof; or (f) any other event which is reasonably likely to give rise to any Lien in favor of any Person (except in respect of the regular monthly contribution amount not overdue) in respect of any Foreign Pension Plan.

            "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

            "Third Party Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Lenders.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

            "Total Leverage Ratio" shall mean on any date of determination the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period; provided that (x) if one or more Permitted Acquisitions is effected during the respective Test Period, Consolidated EBITDA shall, for the purposes of this definition only, be calculated on a Pro Forma Basis (but only giving effect to adjustments described in clause (iii) of the definition of Pro Forma Basis) after giving effect to such Permitted Acquisition and (y) if one or more Asset Sales is effected during the respective Test Period, Consolidated EBITDA shall, for purposes of this definition only, be calculated on a Pro Forma Basis after giving effect to such Asset Sales.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the Aggregate RL Exposure at such time.

            "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being three separate Tranches (i.e., B Term Loans, Revolving Loans and Swingline Loans).

            "Transaction" shall mean, collectively, (i) the consummation of the Merger, (ii) the consummation of the Refinancing, (iii) the entering into of the Credit Documents (other than this Agreement and the Escrow Agreement) and the occurrence of the Credit Events hereunder on the Escrow Release Date, (iv) the release of the proceeds of the Senior Unsecured Notes from the relevant escrow account on the Escrow Release Date and (v) the payment of fees and expenses in connection and in accordance with the foregoing.

            "Two-Step Permitted Acquisition" shall mean the acquisition by the Canadian Parent or any Wholly-Owned Subsidiary of the Canadian Parent of 100% of the capital stock of any Person (a "Target") not already a Subsidiary of the Canadian Parent by way of (x) a tender offer for the capital stock of such Target and (y) a subsequent merger of the Target with and into a Wholly-Owned Subsidiary of the Canadian Parent or a subsequent compulsory acquisition of all remaining outstanding shares of capital stock of the Target; provided that (i) any such Two-Step Permitted Acquisition shall be effected in accordance with clauses (A) and (B) of the proviso to the definition of Permitted Acquisition,
(ii) the subsequent merger or compulsory share acquisition to be effected as part of such Two-Step Permitted Acquisition shall be consummated as soon as practicable after the consummation of the tender offer portion thereof but in any event within 135 days thereafter, (iii) upon the consummation of the tender offer portion of any such Two-Step Permitted Acquisition, the Canadian Parent or its respective Wholly-Owned Subsidiary shall have acquired sufficient shares of the outstanding capital stock of the respective Target to effect (without any vote by any other stockholders of Target) the subsequent merger (as a result of which the Target shall become a Wholly-Owned Subsidiary of the Canadian Parent) or compulsory share acquisition within 135 days after the consummation of said tender offer and (iv) prior to the consummation of the tender offer portion of any Two-Step Permitted Acquisition, the Canadian Parent or its respective Subsidiary shall have available to it sufficient Committed Financing to effect such Two-Step Permitted Acquisition (and to make all payments owing in connection with both steps thereof). Notwithstanding anything to the contrary contained above, Permitted Acquired Subsidiary Preferred Stock may be acquired pursuant to a Two-Step Permitted Acquisition (and remain outstanding thereafter) to the extent contemplated by clause (y) of the last sentence of the definition of Permitted Acquisition.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unrestricted Subsidiary" shall mean any Subsidiary of the Canadian Parent that is acquired or created after the Escrow Release Date and designated by the Canadian Parent as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, provided that the Canadian Parent shall only be permitted to so designate a new Unrestricted Subsidiary after the Escrow Release Date and so long as (x) no Default or Event of Default exists or would result therefrom and (y) all of the provisions of Section 9.11 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Canadian Parent, the Borrower or any of their respective Subsidiaries) solely through Investments as permitted by, and in compliance with, Section 9.05(vii), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to Section 9.05(vii), provided that at the time of the initial Investment in such Subsidiary (i) the Canadian Parent or the Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent and (ii) such entity shall have entered into tax sharing arrangements on a basis which is satisfactory to the Administrative Agent. Additionally, the Canadian Parent shall not designate any Subsidiary created or acquired pursuant to a Permitted Acquisition as an Unrestricted Subsidiary.

            "Unutilized Revolving Loan Commitment" with respect to any RL Lender, at any time, shall mean such RL Lender's Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such RL Lender and (ii) such RL Lender's L/C Participation Percentage of the Stated Amount of each Letter of Credit and any Unpaid Drawings relating thereto.

            "Updated Schedules" shall have the meaning provided in Section 5.02(w).

            "U.S. Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of any foreign currency, as applicable, involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.


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

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "U.S. GAAP" shall mean generally accepted accounting principles from time to time in effect in the United States.

            "U.S. Lender" shall have the meaning provided in Section 4.04(b).

            "U.S. Pledge Agreement" shall have the meaning provided in Section 5.02(m).

            "U.S. Security Agreement" shall have the meaning provided in Section 5.02(n).

            "U.S. Subsidiaries Guaranty" shall have the meaning provided in
Section 5.02(l).

            "U.S. Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Canadian Parent that is also a Subsidiary Guarantor.

            "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

            "Wallace" shall mean Wallace Computer Services, Inc., a Delaware corporation.

            "Wallace Entities" shall mean Wallace and its Subsidiaries (immediately prior to giving effect to the Transaction).

            "Wholly-Owned Canadian Subsidiary" shall mean each Wholly-Owned Subsidiary of the Canadian Parent organized under the laws of Canada or any province or territory thereof.

            "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Foreign Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Domestic Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; provided that (x) a Person which would constitute a Wholly-Owned Subsidiary but for the existence of Permitted Acquired Subsidiary Preferred Stock of


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such Person which remains outstanding shall be a Wholly-Owned Subsidiary, (y)
for purposes of this definition, any Mandatorily Convertible Preferred Stock issued by the Borrower shall be deemed to constitute common Equity Interests of the Canadian Parent, so long as same are in fact converted into such common Equity Interests of the Canadian Parent within 10 Business Days after the issuance of such Mandatorily Convertible Preferred Stock and (z) other than in the definition of Wholly-Owned Unrestricted Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary. Unless otherwise qualified, all references to a "Wholly-Owned Subsidiary" or to "Wholly-Owned Subsidiaries" in this Credit Agreement shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of the Canadian Parent.

            "Wholly-Owned Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary which is an Unrestricted Subsidiary.

            SECTION 12. The Agents.

            12.01 Appointment. Each of the Lenders hereby designates Citi as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Citi in its capacity as Collateral Agent pursuant to the Security Documents and as Escrow Agent pursuant to the Escrow Agreement) and to act as specified herein and in the other Credit Documents. Each of the Lenders and the Issuing Lenders hereby designates DBSI as Syndication Agent to act as specified herein and in the other Credit Documents. Each of the Lenders and the Issuing Lenders hereby designate DBSI and SSBI as Joint Lead Arrangers to act as specified herein and in the other Credit Documents. Each of the Lenders and the Issuing Lenders hereby designates DBSI, SSBI and MSSF as Joint Book Running Managers to act as specified herein and in the other Credit Documents. Each of the Lenders and the Issuing Lenders hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            12.02 Nature of Duties. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent, any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender, each Issuing Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of the Canadian Parent and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Canadian Parent and each of its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of their respective affiliates nor any of their respective officers, directors, agents, or employees shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Canadian Parent or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the financial condition of the Canadian Parent or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; no Agent shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender nor any holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed, in the absence of gross negligence or willful misconduct, to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties).

            12.06 Indemnification. To the extent that any Agent is not reimbursed and indemnified by the Credit Agreement Parties, each Lender will reimburse and indemnify such Agent, in proportion to its "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent.

            12.07 The Agents in their Individual Capacity. With respect to its obligation to make Loans, or issue or participate in any Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Lenders and the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender, the Swingline Lender and the Collateral Agent, in which case upon the effectiveness of such resignation in accordance with this Section 12.09 the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit, make any additional Swingline Loans hereunder or discharge any duties of the "Collateral Agent" under the Security Documents and (y) shall maintain all of its rights as an Issuing Lender, the Swingline Lender and the Collateral Agent, as the case may be, with respect to any Letters of Credit issued by it, Swingline Loans made by it, or actions taken (or omitted to be taken) by it under the Security Documents, in each case prior to the effective date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder (who must also agree, unless the resigning Administrative Agent otherwise consents (or another Person is appointed as Collateral Agent in a manner consistent with the requirements of this clause (b)), to act as Collateral Agent) who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) the Borrowers' acceptance of a successor Administrative Agent pursuant to this paragraph (b) shall not be unreasonably withheld and (ii) so long as a Specified Default or Event of Default exists at such time such successor Administrative Agent shall not be required to be reasonably acceptable to the Credit Agreement Parties).

            (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Credit Agreement Parties (which consent shall not be unreasonably withheld or delayed but shall not be required at any time when a Specified Default or an Event of Default exists and is continuing), shall then appoint a successor Administrative Agent (which successor Administrative Agent shall be required, unless the resigning Administrative Agent otherwise consents (or another Person is appointed as Collateral Agent in a manner consistent with the requirements of this clause (c)), to also act as Collateral Agent) who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided in clause (b) above.

            (e) Notwithstanding anything to the contrary contained in this
Section 12.09, the Administrative Agent's resignation as Collateral Agent as contemplated in clause (a) above shall not become effective until a successor Administrative Agent appointed in accordance with the provisions of clause (b) or (c) above has agreed to act as "Collateral Agent" under the Credit Documents or another Person has been appointed as Collateral Agent in accordance with the provisions of clause (b) or (c).

            (f) Each of the other Agents may resign from the performance of all of their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Administrative

Agent. Such resignation shall take effect at the end of such five Business Day period after the respective notice is given to the Administrative Agent.

            (g) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

            12.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

            (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby (other than those arising from indemnities for which no claim has been made), (ii) constituting property being sold or disposed of (to Persons other than the Canadian Parent and its Subsidiaries) upon the sale thereof in compliance with Section 9.02 or (iii) if approved, authorized or ratified in writing by the Required Lenders (unless such release is required to be approved by all of the Lenders hereunder). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 12.10.

            (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days' (or such shorter period as is acceptable to the Collateral Agent) prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Canadian Parent or any of its Subsidiaries in respect of) all interests retained by the Canadian Parent or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

            (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or any of its Subsidiaries or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

            12.11 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Canadian Parent, any Subsidiary of the Canadian Parent, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document, (ii) the information provided to the Administrative Agent by the Borrower under Section
8.01 and (iii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

            12.12 The Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers and Joint Book Running Managers. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers and Joint Book Running Managers are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that (x) the Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers and Joint Book Running Managers shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as provided for under Sections 12.06 and 13.01 and (y) the Agents shall have all approval rights specifically provided in this Agreement. Without limitation of the foregoing, none of the Syndication Agent, Co-Documentation Agents, Joint Lead Arrangers or Joint Book Running Managers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

            12.13 Appointment of Quebec Security Agent. (a) For greater certainty, and without limiting the powers of the Administrative Agent or the Collateral Agent under the Credit Documents, each Credit Agreement Party and the Secured Creditors hereby acknowledge that the Administrative Agent shall be the holder of an irrevocable power of attorney of the creditors within the meaning of Article 2692 of the Civil Code of Quebec for purposes of holding any hypothec granted by the Borrower, the Canadian Parent, any other Credit Party or any other person pursuant to the transactions contemplated herein on its property, securing payment of bonds or other titles of indebtedness issued by the Borrower, the Canadian Parent, or such other Credit Party or any other person pursuant to the transactions contemplated herein. The execution of any such hypothec by the Administrative Agent or the Collateral Agent for the benefit of any of the Secured Creditors, prior to the date hereof, is hereby ratified and confirmed by the Secured Creditors. Notwithstanding the provisions of Section 32 of an Act respecting the special powers of legal persons (Quebec), the Administrative Agent may acquire and be the holder of any such bonds or other titles of indebtedness.

            (b) Each future Secured Party, by becoming a party to this Agreement, ratifies and confirms the appointment of the Administrative Agent pursuant to this Section 12.13(b). Any party to whom the rights and obligations of an Interest Rate Protection Agreement are assigned by any Secured Party by agreeing to such assignment is deemed to have ratified and confirmed the appointment of the Administrative Agent pursuant to Section 12.13(a).

            (c) Each Secured Party confirms their understanding that, if they are or become party to any Interest Rate Protection Agreement, they will need to ensure that language substantially similar to Section 12.13(a) is included in any agreement assigning such Interest Rate Protection Agreement to confirm the grant to the Administrative Agent of an irrevocable power of attorney of the creditors within the meaning of Article 2692 of the Civil Code of Quebec for purposes of holding any hypothec granted by the Borrower, the Canadian Parent, any other Credit Party or any other person pursuant to the transactions contemplated herein.

            SECTION 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Credit Agreement Parties jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket fees and expenses of each Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP, counsel to the Agents, and other local and foreign counsel, if any, and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses), and of each Agent in connection with its syndication efforts with respect to this Agreement and each Agent and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Agents and, following and during the continuation of an Event of Default in connection with the enforcement of this Agreement and the other Credit Documents, counsel for each of the Lenders); (ii) pay and hold each of the Agents and each of the Lenders harmless from and against any and all present and future stamp, court, excise and other similar documentary taxes, changes or similar levies with respect to the foregoing matters and save each of the Agents and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, advisors, trustees, investment advisors and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Lender, any Credit Party or any third Person or otherwise)) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual, alleged or threatened Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased, managed, controlled, used or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or arrangement for disposal of Hazardous Materials by the Canadian Parent, its Subsidiaries or their respective predecessors at any location, whether or not owned, leased, managed, controlled, used or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to any Credit Party, any of its Subsidiaries, its operations or any Real Property owned, leased, managed, controlled, used or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other reasonably necessary consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment) of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Party or such Subsidiary to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Agreement Party, at the address specified opposite its signature below; if to any Lender, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Credit Agreement Party and the Agents shall not be effective until received by such Credit Agreement Party and such Agent.

            13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided further, that, although any Lender may transfer participations, assign participations or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined and paid as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (and, in the case of assignments of B Term Loan Commitments after the Escrow Deposit Date, its related rights under the Escrow Agreement) (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) and/or a fund that is managed by any Lender or any affiliate of any Lender and/or any entity that warehouses loans and other debt obligations for a fund that invests in loans, which fund is managed or advised by any Lender or any Affiliate of any Lender shall be treated as an affiliate of such other Lender for the purposes of this sub-clause
(x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (iv) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Swingline Lender and each Issuing Lender that has issued a Letter of Credit then outstanding under this Agreement shall be required in connection with any assignment of the Total Revolving Loan Commitment pursuant to this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and subject to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes or occurrences of the types described in said Sections after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

            13.05 No Waiver Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent, the Issuing Lender or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Agreement Party or any other Credit Party and any Agent, the Collateral Agent, the Issuing Lender or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, the Collateral Agent, the Issuing Lender or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent, the Issuing Lender or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in Canada as from time to time in effect ("Canadian GAAP") consistently applied by the Canadian Parent through the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Canadian Parent to the Lenders) provided that (i) if there is any change occurring after the date hereof in Canadian GAAP or the application thereof from that used to prepare the historical financial statements of the Canadian Parent delivered to the Lenders pursuant to Section 7.05(a), then the Borrower may notify the Administrative Agent, or the Administrative Agent or Required Lenders may notify the Borrower, that the requesting party requests an amendment to one or more of the provisions to this Agreement to eliminate the effects of such changes, in which case the parties hereto shall negotiate in good faith to agree upon and approve the requested amendment (and shall use commercially reasonable efforts to agree thereon within 90 days) and, unless and until such amendment is executed and delivered in accordance with the requirements of this Agreement, then this Agreement and all computations and all definitions (including accounting terms) used in determining the Applicable Margins, Excess Cash Flow and compliance with Sections 4 and 9 shall use Canadian GAAP as used to prepare the historical financial statements with the Canadian Parent delivered to the Lenders pursuant to Section 7.05(a) until the respective amendment has been adopted, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9 (excluding Sections 9.08 and 9.09), any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of exchange rates (as quoted by a source satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as quoted by a source satisfactory to the Administrative Agent) as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time) and (iv) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the Canadian Parent and its Restricted Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

            (b) All computations of interest, B Term Loan Commitment Commission, RL Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, B Term Loan Commitment Commission, RL Commitment Commission or Fees are payable. For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF THE PROPERTY OF THE CANADIAN PARENT AND ITS SUBSIDIARIES, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, AND THE BORROWER HEREBY ACCEPTS SUCH DESIGNATION, APPOINTMENT AND EMPOWERMENT FOR ITSELF AND EACH OTHER CREDIT PARTY. EACH CREDIT AGREEMENT PARTY HEREBY FURTHER

IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT AGREEMENT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT AGREEMENT PARTY. EACH CREDIT AGREEMENT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT AGREEMENT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW UNTIL ANOTHER ADDRESS IS PROVIDED TO THE ADMINISTRATIVE AGENT IN WRITING IN ACCORDANCE WITH SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE IF IN CONFORMITY WITH THE FOREGOING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT AGREEMENT PARTY IN ANY OTHER JURISDICTION.

            (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the Credit Agreement Parties and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Canadian Parent may be released from, any Subsidiaries Guaranty and the Security Documents (in connection with permitted sales or dispositions of Equity Interests in the respective Subsidiary Guarantor or Subsidiary Guarantors being released) in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the written consent of each Lender (other than a Defaulting Lender) (with Obligations being directly adversely affected in the case of following clause
(i) and in the case of the following clause (v), to the extent that any such Lender would receive a payment or prepayment of Loans, a payment of obligations under Section 2.04(d) or a commitment reduction that (in any case) is less than its pro rata portion provided for in this Agreement, in each case as a result of any such amendment, modification or waiver referred to in the following clause
(v))), (i) extend, waive or postpone the final scheduled maturity of any Loan or Note or extend, waive or postpone the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend, waive or postpone the time of payment of interest or fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the B Term Loans and the Revolving Loan Commitments on the Effective
Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of B Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) amend, modify or waive any provision in this Agreement to the extent providing for payments or prepayments of Loans, payments of obligations under Section 2.04(d) or reductions in Commitments, in each case, to be applied pro rata among the Lenders of a given Tranche entitled to such payments or prepayments of Loans, payments of obligations under Section 2.04 or reductions in Commitments (it being understood that the provision of additional extensions of credit pursuant to this Agreement, or the waiver of any mandatory commitment reduction or any mandatory prepayment of Loans by Required Lenders and/or the Majority Lenders, as the case may be, shall not constitute an amendment, modification or waiver for purposes of this clause (v)), (vi) release the Canadian Parent from its obligations under the Canadian Parent Guaranty, or release Moore North America, Wallace or Finance Corp. from its Obligations under the U.S. Subsidiaries Guaranty or (vii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) without the consent of the Majority Lenders of each Tranche, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional Obligations and Tranches may be included in the determination of the Majority Lenders on substantially the same basis as the Obligations and Tranches are included on the Effective
Date), (2) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (3) without the consent of the Majority Lenders of the B Term Loans, reduce the amount of, or extend the date of, any B Term Loan Scheduled Repayment (it being understood that no such consent of the Majority Lenders of the B Term Loans shall be required in connection with any increase in the B Term Loan Scheduled Repayments), (4) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (5) without the consent of the respective Issuing Lender or Issuing Lenders, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (6) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans (including, without limitation, the obligations of the other Lenders to fund

Mandatory Borrowings), (7) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (8) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent and (9) amend, modify or waive any condition precedent set forth in Section 6A or 6B with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit, without the written consent of the Majority Lenders holding Revolving Loan Commitments. In addition, in furtherance of clause (9) of the immediately preceding sentence,
(i) any amendment or modification to, or waiver of, any of Sections 9.07, 9.08 or 9.09 (or any of the financial definitions contained therein) or (ii) any amendment or modification to, or waiver of, any provision of this Agreement or any other Credit Document at a time when any Default or Event of Default has occurred and is continuing (to the extent such amendment, waiver or modification would have the effect of eliminating any such Default or Event of Default), shall not be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 6A or 6B to the making of any Revolving Loan or any Swingline Loan, or any issuance of any Letter of Credit, as the case may be, have been satisfied, unless the Majority Lenders holding Revolving Loan Commitments shall have consented to such amendment, modification or waiver.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay each Tranche of outstanding Loans of such Lender, in accordance with Sections 3.02(b) and/or 4.01(ii), provided that, unless the Commitments that are terminated, and the Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06, 13.01 and 13.16 shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans.


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            13.14 Domicile of Loans. Each Lender may transfer and carry its
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10, 2.06 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Lender agrees that it will not disclose without the prior written consent of the Canadian Parent (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.15 to the same extent as such Lender) any information with respect to the Canadian Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (including the National Association of Insurance Commissioners), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, after giving, where permitted and practicable, notice and opportunity to respond to the Canadian Parent, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Agent or the Collateral Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided, that such prospective transferee or participant agrees to provisions substantially the same as those contained in this Section 13.15.

            (b) Each Credit Party hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Canadian Parent or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Canadian Parent and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

            (c) No Agent or Lender provides accounting, tax or legal advice. Notwithstanding Section 13.15(a), each Credit Agreement Party and each Agent and Lender hereby agree and acknowledge that each Credit Agreement Party, each Agent, each Lender and each of their respective directors, officers, employees, agents, representatives and advisors are, and have been from the commencement of discussions with respect to the Transaction, permitted to disclose to any and all Persons the tax treatment and tax structure (within the meaning of Sections 6011 and 6111 of the Code and the regulations promulgated thereunder), subject to applicable U.S. federal and state securities laws, of the Transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are or have been delivered to any Credit Agreement Party, any Agent or any Lender related to such tax treatment and tax structure, without imposing any limitation of any kind. This authorization has been effective without limitation of any kind from the commencement of our discussions.

            13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Concurrently with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Credit Agreement Parties jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16, provided that the Borrower shall not have any obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.

            13.17 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions.
(a) The parties hereto acknowledge and agree that the provisions of the various Security Documents that will be executed and delivered by the Credit Parties on and after the Escrow Release Date require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than a Qualified Jurisdiction or a jurisdiction where an Intercompany Finance Subsidiary is organized, it is acknowledged that, as of the Escrow Deposit Date, it is not contemplated that any actions will be required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Credit Agreement Parties hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.17, all such actions shall be taken in accordance with the provisions of this
Section 13.17 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions and jurisdictions in which any Intercompany Finance Subsidiary is organized) not required to be taken in accordance with the provisions of this Section 13.17, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.17 or pursuant to Section 8.11.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Agents may determine, in their reasonable discretion, to waive the requirement that a Non-U.S./Canadian Subsidiary that is a Foreign Credit Party execute a Pledge Agreement on the Escrow Release Date, provided that, if the Agents so determine, the Agents and Lenders shall retain the right for the Administrative Agent or the Required Lenders to request the execution and delivery of a Pledge Agreement in the manner, and within the time periods, set forth in Section 8.11 as if such Non-U.S./Canadian Subsidiary was a new Subsidiary Guarantor for purposes of said Section.

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            13.18 Limitation on Additional Amounts, etc. Notwithstanding
anything to the contrary contained in Sections 1.10, 1.11 and 1.12 of this Agreement, unless a Lender gives notice to the Canadian Parent or the Borrower within six months after the later of (x) the date the Lender incurs the respective loss, expense or liability or (y) the date such Lender has actual knowledge of its incurrence of the respective loss, expense or liability, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Sections 1.10, 1.11 or 1.12, as the case may be to the extent the loss, expense or liability is incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Sections 1.10, 1.11 or 1.12, as the case may be. This Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10,
1.11 and 1.12.

            13.19 Website Provisions. (a) Each Credit Agreement Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, any other Credit Document and any other agreement relating thereto including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of the type of Borrowing or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor,
(iii) provides notice of any Default, Specified Default or Event of Default under the Agreement or (iv) is required to be delivered to satisfy a condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a form acceptable to the Administrative Agent to oploanswebadmin@ssmb.com. In addition, each Credit Agreement Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent.

            (b) Each Credit Agreement Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on "e-Disclosure" (the "Platform"), the Administrative Agent's internet delivery system that is part of SSB Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each Credit Agreement Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

            (c) THE COMMUNICATIONS AND THE PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE". THE CITIGROUP PARTIES DO NOT

WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS OR THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WRRANTY OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE CITIGROUP PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL CITIGROUP INC. OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "CITIGROUP PARTIES') HAVE ANY LIABILITY TO ANY CREDIT AGREEMENT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT AGREEMENT PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY CITIGROUP PARTY RESULTED PRIMARILY FROM SUCH CITIGROUP PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement, and any other Credit Document and any other agreements relating thereto. Nothing in this Section 13.19 shall prejudice the right of this Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement or any other agreement relating thereto in any other manner specified in this Agreement, any other Credit Document or other agreement.

            13.20 Dissolving Entities. Notwithstanding anything to the contrary contained in this Agreement, the Dissolving Entities shall be permitted to dissolve at any time after the Effective Date and shall not be required to enter into any of the Credit Documents, so long as on the Effective Date and thereafter neither Dissolving Entity maintains any assets (other than contracts which are not transferable or assignable by their terms), or acquires any assets or liabilities except, in each case, in connection with, and directly related to, the dissolution of such Dissolving Entities.

            SECTION 14. Canadian Parent Guaranty.

            14.01 The Canadian Parent Guaranty. (a) In order to induce each Agent, the Collateral Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and in recognition of the direct benefits to be received by the Canadian Parent from the proceeds of the Loans, the issuance of the

Letters of Credit and the entering into of such Interest Rate Protection Agreements, the Canadian Parent hereby agrees with the Guaranteed Creditors as follows: the Canadian Parent hereby, unconditionally and irrevocably guarantees the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any or all of the Guaranteed Obligations becomes due and payable hereunder, the Canadian Parent unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Canadian Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Canadian Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Canadian Parent, notwithstanding any revocation of this Canadian Parent Guaranty or any other instrument evidencing any liability of the Borrower, and the Canadian Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            (b) The Canadian Parent Indemnity. It is the intent of this Section
14.01 that the Guaranteed Creditors be fully indemnified for the complete payment and performance of all of the Guaranteed Obligations. If for any reason the Guaranteed Creditors cannot obtain full payment or performance of all of the Guaranteed Obligations from the Borrower or under this Canadian Parent Guaranty, Canadian Parent agrees as a separate covenant, distinct from the guarantee given in Section 14.01(a), to fully indemnify the Guaranteed Creditors for all losses, costs, damages, expenses, claims and liabilities which the Guaranteed Creditors may at any time suffer or incur in connection with any failure of the Borrower to duly and punctually pay or perform the Guaranteed Obligations.

            The obligations of the Canadian Parent in respect of the indemnity in this Section 14.01(b) are primary obligations, and the Canadian Parent acknowledges and agrees that the effectiveness and validity of this indemnity is not to be affected by the validity or effectiveness of any other part of this Agreement.

            14.02 Bankruptcy. Additionally, the Canadian Parent unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in U.S. Dollars.

            14.03 Nature of Liability. The liability of the Canadian Parent hereunder is primary, exclusive and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Canadian Parent, any other guarantor or by any other party, and the liability of the Canadian Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Canadian Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05.

            14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Canadian Parent Guaranty, and this Canadian Parent Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of the Canadian Parent hereunder are independent of the obligations of any other guarantor, any other Person or the Borrower, and a separate action or actions may be brought and prosecuted against the Canadian Parent whether or not action is brought against any other guarantor, any other Person or the Borrower and whether or not any other guarantor, any other Person or the Borrower be joined in any such action or actions. Each Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Canadian Parent.

            14.05 Authorization. The Canadian Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing the Canadian Parent's respective liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Canadian Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, increased or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

            (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement, or any of such other instruments or agreements; and/or

            (h) take any other action which could, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Canadian Parent from its liabilities under this Canadian Parent Guaranty.

            14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Canadian Parent or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            14.07 Subordination. Any indebtedness of the Borrower now or hereafter owing to the Canadian Parent is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Canadian Parent shall be collected, enforced and received by the Canadian Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the

Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Canadian Parent under the other provisions of this Canadian Parent Guaranty. Prior to the transfer by the Canadian Parent of any note or negotiable instrument evidencing such indebtedness of the Borrower to the Canadian Parent, the Canadian Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Canadian Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Canadian Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            14.08 Waiver. (a) The Canadian Parent waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Canadian Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Canadian Parent hereunder except to the extent the Guaranteed Obligations have been paid. The Canadian Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Canadian Parent against the Borrower or any other party or any security.

            (b) The Canadian Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Canadian Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Canadian Parent assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Canadian Parent assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise the Canadian Parent of information known to them regarding such circumstances or risks.

            (c) Until such time as the Guaranteed Obligations have been paid in full in cash, the Canadian Parent hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Canadian Parent Guaranty.

            14.09 Enforcement. The Guaranteed Creditors agree that this Canadian Parent Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders, and no Guaranteed Creditor shall have any right individually to seek to enforce or to enforce this Canadian Parent Guaranty or to realize upon the security to be granted by the Security Documents; it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Guaranteed Creditors upon the terms of this Canadian Parent Guaranty and the Security Documents.

            14.10 Judgment Currency. To the extent permitted by applicable law, if any judgment or order is rendered and expressed in a currency other than U.S. Dollars (the "Agreement Currency") (i) for the payment of any amount owing by the Canadian Parent in respect of this Agreement or this Canadian Parent Guaranty, or (ii) in respect of a judgment or order of another court for the payment of any amount described in the preceding clause (i), the Guaranteed Creditors, after recovery in full of the aggregate amount to which the Guaranteed Creditors are entitled pursuant to the judgment or order, will be entitled to receive immediately from the Canadian Parent the amount of any shortfall in the Agreement Currency received by the Guaranteed Creditors as a consequence of sums paid in such other currency and will refund promptly to the Canadian Parent any excess of the Agreement Currency received by the Guaranteed Creditors as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Agreement Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which the Guaranteed Creditors are able, acting in a reasonable manner and in good faith in converting the currency received into the Agreement Currency, to purchase the Agreement Currency with the amount of the currency of the judgment or order actually received by the Guaranteed Creditors. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Agreement Currency. Any amount due from the Canadian Parent under the provisions of this
Section 14.10 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Guaranteed Obligations.

            14.11 Criminal Rate of Interest. Notwithstanding any provision contained in this Agreement, the Canadian Parent shall not be obliged to make any payments of interest or other amounts payable to any Guaranteed Creditor hereunder in excess of the amount or rate which would result in the receipt by such Guaranteed Creditor of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

                                *       *       *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


One Canterbury Green                    MOORE HOLDINGS U.S.A. INC.,
Stamford, CT 06901                        as the Borrower
Tel: (203) 406-3700
Fax: (203) 406-3856
Attention: General Counsel              By: /s/ Thomas J. Quinlan
                                           -----------------------------------
                                           Name:
                                           Title:




c/o Moore Executive Offices             MOORE CORPORATION LIMITED,
One Canterbury Green                      as a Guarantor
Stamford, CT 06901
Tel: (203) 406-3700
Fax: (203) 406-3856                     By:/s/ Thomas J. Quinlan
Attention: General Counsel                 -----------------------------------
                                           Name:
                                           Title:

                                        SIGNATURE PAGE TO THE CREDIT AGREEMENT,
                                        DATED AS OF MARCH 14, 2003, AMONG MOORE
                                        HOLDINGS U.S.A. INC., A DELAWARE
                                        CORPORATION, MOORE CORPORATION LIMITED,
                                        A CORPORATION INCORPORATED UNDER THE
                                        CANADA BUSINESS CORPORATIONS ACT, THE
                                        LENDERS FROM TIME TO TIME PARTY HERETO,
                                        BANK ONE, NA, FLEET NATIONAL BANK AND
                                        THE BANK OF NOVA SCOTIA, AS
                                        CO-DOCUMENTATION AGENTS, CITICORP NORTH
                                        AMERICA, INC., AS ADMINISTRATIVE AGENT,
                                        AND DEUTSCHE BANK SECURITIES INC., AS
                                        SYNDICATION AGENT

                                        NAME OF INSTITUTION:

                                        ______________________________________


                                        By:___________________________________
                                           Name:
                                           Title: